As filed with the Securities and Exchange Commission on
                                    July 20, 2005 Commission File No. 333-124817


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         STRIKEFORCE TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)



        New Jersey                     541511                   22-3827597
------------------------------ ----------------------------- -------------------
 (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)

                                   Mark L. Kay
                           1090 King Georges Post Road
                           Suite 108, Edison, NJ 08837
                                 (732) 661-9641
          (Address and telephone number of principal executive offices) (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                   Copies to:

                            Richard A. Friedman, Esq.
                              Eric A. Pinero, Esq.
                      Sichenzia Ross Friedman Ference, LLP
                     1065 Avenue of the Americas, 21st Floor
                               New York, NY 10018
                               Tel:(212) 930-9700
                               Fax:(212) 930-9725

    Approximate  date of proposed sale to public: From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE


                                                                                    Proposed
                                                                                    Maximum
                                                                                    Offering
                                                                                    Price                Proposed Maximum
   Title of Each Class of                      Amount to be          Per Share      Aggregate               Amount of
 Securities to be Registered                   Registered              (1)          Offering Price       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Shares, $.0001 par value  (2)             15,340,972            0.72         $11,045,500            $1,300.06
Common Shares, $.0001 par value  (3)             12,644,842            0.72         $ 9,104,286            $1,071.87
---------------------------------------------------------------------------------------------------------------------------
      Total                                      27,985,814                         $20,149,786            $2,371.93*
---------------------------------------------------------------------------------------------------------------------------
*Previously paid.

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.

(2) Represents (i) shares of common stock underlying secured convertible debentures issued pursuant to the December 2004 and April 2005 Securities Purchase Agreements; and (ii) 150,000 shares of common stock, par value $.0001 per share, that was issued to Highgate House Funds, Ltd. pursuant to the April 2005 Securities Purchase Agreement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured debentures; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured debentures. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured debentures to account for market fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(3) Represents the number of prior outstanding shares of common stock to be registered held by existing shareholders of our Company. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.72.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


          PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED July 20, 2005

                         STRIKEFORCE TECHNOLOGIES, INC.

                        27,985,814 Shares of Common Stock

This prospectus relates to the sale of 27,985,814 shares of our common stock, including up to 15,190,972 shares of common stock underlying secured convertible debentures in the aggregate amount of $1,750,000, including an aggregate of $1,000,000 principal amount secured debentures issued to Cornell Capital Partners, LP and an aggregate of $750,000 principal amount secured debentures issued to Highgate House Funds, Ltd. An additional 150,000 shares of common stock was issued to Highgate House Funds, Ltd. in April 2005 with respect to the Financing Shares, as defined herein the Selling Stockholder Table on page 19. The secured convertible debentures are convertible into our common stock at the lower of 120% of the average closing bid price at which the stock is first listed for quotation on the Over-the-Counter Bulletin Board or 80% of the lowest closing bid price during the five days preceding the conversion date. In addition, this prospectus also relates to the sale of 12,644,842 shares of our common stock held by our existing Shareholders with respect to the Holders Shares, as defined in the Selling Stockholder Table on page 16. This is the initial registration of shares of our common stock. The selling stockholders may sell shares from time to time at $.72 per share. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

We  will  not  receive  any  proceeds   from  any  sales  made  by  the  selling
stockholders. We have paid the expenses of preparing this prospectus and the related registration expenses.

The Securities offered hereby involve a high degree of risk.

                     See "Risk Factors" beginning on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS


                                                                      Page
                                                                      ----
Prospectus Summary..................................................... 4
Description of Securities Being Registered............................. 5
Risk Factors........................................................... 7
Use Of Proceeds........................................................ 16
Determination of Offering Price........................................ 16
Selling Shareholders................................................... 16
Plan Of Distribution................................................... 22
Directors, Executive Officers and Control Persons...................... 24
Security Ownership Of Certain Beneficial Owners
   And Management...................................................... 26
Description Of Securities.............................................. 27
Management's Discussion and Analysis of
   Financial Condition and Results of Operations....................... 27
Recent Accounting Pronouncements....................................... 33
Business............................................................... 41
Description of Property................................................ 46
Certain Relationships And Related Transactions......................... 47
Market for Common Equity and Related
   Stockholder Matters................................................. 50
Executive Compensation................................................. 52
Change in and Disagreements with Accountants
   On Accounting & Financial Matters................................... 53
Indemnification of Directors and Officers.............................. 54
Where You Can Find More Information.................................... 54
Legal Matters.......................................................... 54
Experts................................................................ 54
Index To Financial Statements.......................................... F-1


You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

StrikeForce Technologies, Inc. ("StrikeForce" or "SFT") is a corporation that was organized under the laws of the State of New Jersey on August 24, 2001. On December 10, 2002, memorialized on September 11, 2003, we acquired all of the intellectual property of NetLabs.com, Inc., including the rights to develop and sell their principal products.

We are a development stage business and have had nominal revenues since our formation. There is currently no public market for our common stock. Subsequent to this offering, we hope to have our common stock approved for quotation on the Over-The-Counter Bulletin Board.

We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the three month period ended March 31, 2005, we incurred a net loss of $932,366. As of March 31, 2005, we had an accumulated deficit of $4,936,603. For the year ended December 31, 2004 and the year ended December 31, 2003 we incurred net losses of $2,993,529 and $800,717, respectively. As of December 31, 2004, we had an accumulated deficit of $4,004,237. These conditions raise substantial doubt about our ability to continue as a going concern and our public accounting firm has qualified its opinion as to our financial statements for this reason. We are likely to continue to incur such losses in the foreseeable future and to require additional funding in order to sustain our operations.

Our executive offices are located at 1090 King Georges Post Road, Suite 108, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 16 employees. Our Company's website is www.sftnj.com.

Our Products

StrikeForce is a software development and services company. We own and are seeking to commercially exploit various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. Our principal product, ProtectID(TM), is a proprietary authentication technology that is intended to eliminate unauthorized access to computer networks at a reasonable cost to our customers. We are seeking to develop a market for our suite of products in the eCommerce, corporate and government area's. Our products are the subject of various pending patent applications.

o ProtectID(TM) is an authentication platform that uses "Out-of-Band" procedures to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone, PDA or multiple computer secure sessions, biometric identification or encrypted devices such as tokens or smartcards. The authentication procedure separates authentication information such as usernames and passwords or biometric information, which are then provided to the network's host server on separate channels.

o VerifyID(TM) is a software application that verifies the identity of an end user or applicant by asking a series of questions based on publicly available information, e.g., prior addresses or motor vehicles that are unlikely to be known by anyone other than the "true" user.

o TrustedID(TM) is a development-stage software application intended to provide greater security by validating the authenticity of any computer trying to log-in to an enterprise network or web service using a unique device "ID" that is machine specific. TrustedID(TM) also protects networks from malware/spyware and further secures, by personal firewall, end user data being secretly transmitted to spyware servers.

o GuardedID(TM) creates a 128 bit encrypted separate pathway for information delivery from a keyboard to a targeted application at a local computer, preventing the use of spyware/malware being used to collect user information.

o ResetID(TM) provides user authenticated "Out-of-Band" remote technology to reset user credentials through a self-service method. ResetID(TM) provides a secure means of resetting a user's password into Active Directory and LDAP databases. This product solves the problem of numerous calls to a help desk to reset ones password.

A number of the above products include software and hardware that we contractually license from other vendors. We also distribute and resell related technology software and hardware products. These products include Panasonic's Iris Cameras, as well as additional authentication and telecommunication software and hardware devices.

                               Prospectus Summary

This prospectus relates to the offering of shares by multiple selling shareholders. Our existing shareholders may offer for resale an aggregate of 12,644,842 shares of our common stock through open market transactions or privately negotiated transactions. In addition, shares of our common stock are to be issued in connection with the conversion of a $1,750,000 aggregate value of secured convertible debentures, including (i) an aggregate of $1,000,000 principal amount secured debentures issued to Cornell Capital Partners, LP, (ii) an aggregate of $750,000 principal amount secured debentures issued to Highgate House Funds, Ltd., and (iii) 150,000 shares of our common stock issued to Highgate House Funds, Ltd.

Common stock outstanding before the offering................    17,288,855 shares.

Common stock outstanding before the offering,
to be registered............................................    12,644,842 shares.

Common stock to be issued in connection with the
secured convertible debentures..............................    3,038,194 assuming full conversion of the $1,750,000 secured debentures  into  shares of common  stock at  $0.576,  or 80 percent of the  estimated  market price of $0.72.  Under the terms of the secured convertible debentures,  we have agreed to register five times this estimated  amount, or a total of
                                                                15,190,972 shares.

Common stock issued at time of closing with
Highgate House Funds, Ltd. on April 27, 2005................    150,000 shares of common stock.


Common Stock to be outstanding after the offering...........    Up to 17,438,855*



Risk Factors................................................    See "Risk Factors,"  beginning on p.7  for a description of
                                                                certain   factors  you  should  consider  before  making  an
                                                                investment in our common stock.

Use of proceeds.............................................    We will not  receive  any  proceeds
                                                                from  the  sale  of the  shares  of
                                                                common  stock  hereunder.

Forward-Looking Statements............................          This prospectus contains forward-looking  statements that
                                                                address,  among other things, our strategy to develop our
                                                                business, projected capital expenditures,  liquidity, and
                                                                our  development  of  additional  revenue  sources.   The
                                                                forward-looking  statements  are  based  on  our  current
                                                                expectations and are subject to risks,  uncertainties and
                                                                assumptions.  We base these forward-looking statements on
                                                                information  currently  available to us, and we assume no
                                                                obligation to update them.  Our actual results may differ
                                                                materially   from  the  results   anticipated   in  these
                                                                forward-looking statements, due to various factors.

* The information regarding common stock outstanding assumes the issuance of 8,680,555 shares of common stock upon the full conversion of the Cornell secured convertible debentures and the utilization of the 8,680,555 shares of common stock required to be registered under the terms of our agreement with Cornell, as well as the issuance of 6,660,417 shares upon the full conversion of the Highgate secured convertible debentures including the 150,000 shares of common stock priced at $.0001 a share and the full utilization of the 6,660,417 shares required to be registered under the terms of our Securities Purchase Agreement with Highgate. An additional 2,000,000 shares of common stock, par value $.0001 per share, will be held in reserve at the transfer agent and not registered.
Such additional shares of common stock shall be issued to Highgate upon conversion of accrued interest and liquidated damages, if necessary, pursuant to the terms of the Securities Purchase Agreement.

                   DESCRIPTION OF SECURITIES BEING REGISTERED

SHARES UNDERLYING SECURED CONVERTIBLE DEBENTURES ISSUED IN MAY 2005 AND DECEMBER 2004

May 2005 Securities Purchase Agreement

On April 27, 2005, we entered into a Securities Purchase Agreement with Highgate House Funds, Ltd. ("Highgate") pursuant to which we sold a principal amount $750,000 7% secured convertible debentures, and the 150,000 shares of our common stock, par value $.0001 per share. We received $375,000 from Highgate on the date of the first closing, April 27, 2005, and we held a second closing on May 10, 2005 in which we received the remaining $375,000 in funds from Highgate. We issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Pursuant to the terms of the Securities Purchase Agreement, we are prohibited from utilizing the funds which we received from Highgate in a manner which would deviate from the uses specified in the Securities Purchase Agreement. In accordance with the use of proceeds, the funds received from Highgate are to be used to:

     o    cover our current monthly burn rate during the filing period,
     o    hire one to two additional junior sales persons and interns,
     o purchase related technology equipment in order to meet our current and potential client requirements,
     o cover our working capital requirements dedicated to increasing the sales and revenues of our Company.
     o cover monthly payments for our public relations and investor relations firms and our Washington D.C. lobby group
     o    stress testing our software,
     o    purchase strategic cold call listings,
     o pay for costs relating to our SEC filing obligations, financial audits, quarterly reviews and legal expenses incurred during filing period, and
     o cover expenses associated with marketing events, trade shows, travel and entertainment.

Furthermore, we are prohibited from using the proceeds to repay any indebtedness of any of our insiders.

The secured debentures bear simple interest at a rate of 7% per annum and expire 2 years after the date of issuance. The secured debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In addition, we have the right to redeem the secured debentures, at any time prior to its maturity, upon 3 business days prior written notice to the holder. In the event that we redeem the secured debentures within 180 days after the date of issuance, the redemption price shall be 110% of the remaining balance of the secured debentures plus accrued interest. After 180 days the secured debentures may be redeemed at 120% of the remaining balance of the secured debentures plus accrued interest.

In addition, we have entered into an Investor Registration Rights Agreement with Highgate dated as of April 27, 2005 pursuant to which we have agreed to file a registration statement no later than 30 calendar days after the closing date registering the 150,000 shares issued to Highgate and 500% of the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures.


We entered into an Escrow Shares Escrow Agreement with Highgate and Gottbetter & Partners, LLP, as escrow agent, pursuant to which we issued 6,510,000 shares of our common stock issuable upon conversion of the secured debentures to be held in escrow until such time as Highgate converts all or a portion of the secured debentures.

In addition, we entered into a Security Agreement with Highgate dated as of April 27, 2005 pursuant to which we granted Highgate a secured interest in all of our assets. Such secured interest shall be second in priority to the secured interest which we granted to Cornell Capital Partners, L.P. on December 20, 2004, as further described below. The Security Agreement contains certain negative covenants that will remain in effect until our repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with such agreement, we may not, without Highgate's written consent, directly or indirectly:

     o permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property,

     o assign, pledge or in any way transfer or encumber Highgate's right to receive any income or other distribution from any part of the pledged property, o enter into any sale-leaseback financing respecting any part of the pledged property,

     o materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;

     o declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or

     o    make  any  payments  in  respect  of  any  pension,   profit  sharing,
          retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate.

In addition, we may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business.

Further, we may not:

     o make any loan, advance or extension of credit to any person other than in the normal course of our business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business.

December 2004 Securities Purchase Agreement

On December 20, 2004, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell") for the sale of $1,000,000 in secured convertible debentures, of which $500,000 was received by us on December 22, 2004 and $500,000 was received by us on January 25, 2005. The secured debentures issued pursuant to the December 2004 Securities Purchase Agreement bear interest at 8% and mature three years from the date of issuance. The secured debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest weighted average price of the common stock during the five days preceding the conversion date.

On April 27, 2005, we entered into an amendment to the secured debentures with Cornell. Pursuant to said amendment, we revised the conversion price of the secured debentures to an amount equal to the lesser of: (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price of the common stock during the five days preceding the conversion date. In addition, the amended secured debenture was issued to Cornell in a principal amount of $1,024,876, representing $1,000,000 of the original principal amount of the secured debentures issued to Cornell on December 20, 2004, plus $24,876 in accrued interest from the date of original issuance to April 27, 2005.

On December 20, 2004 we also entered into an Investor Registration Rights Agreement with Cornell under which we agreed to file a registration statement no later than 45 days from December 20, 2004. On April 27, 2005 we entered into an amendment and consent with Cornell pursuant to which we agreed to file a registration statement no later than 30 calendar days after the closing date of the amendment and consent, registering the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing the SB2. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures. Under the amendment and consent, Cornell also agreed to permit us to register 500% of the shares of common stock issuable upon conversion of the Highgate secured debenture and the 150,000 shares of common stock issued to Highgate on April 27, 2005, on the same registration statement which we are filing covering the share of common stock issuable upon conversion of the Cornell secured debenture.

In addition, we entered into a Security Agreement with Cornell dated as of December 20, 2004 pursuant to which we granted Cornell a secured interest in all of our assets. Such secured interest shall be first in priority to the secured interest which we granted to Highgate on April 27, 2005, as further described above.

In this prospectus, we are registering an aggregate of 15,190,972 shares of common stock underlying the secured debentures issued in April 2005, January 2005 and December 2004. We are also registering 150,000 shares of common stock issued in April 2005 to Highgate. An additional 2,000,000 shares of common stock, par value $.0001 per share, will be held in reserve at the transfer agent and not registered. Such additional shares of common stock shall be issued to Highgate upon conversion of accrued interest and liquidated damages, if necessary, pursuant to the terms of the Securities Purchase Agreement.

Sample Conversion Calculation Of The Secured Convertible Debentures

The number of shares of common stock issuable upon conversion of the secured debentures is determined by dividing that portion of the principal of the secured debentures to be converted and interest, if any, by the conversion price. For example, assuming conversion of $200,000 of secured debentures on May 10, 2005, and a conversion price of $0.576 (80 percent of $0.72), the number of shares issuable upon conversion would be:

$200,000/$.576 = 347,222 shares

ADDITIONAL SHARES BEING REGISTERED In addition to the Cornell Capital Partners, LP and Highgate House Funds, Ltd secured convertible debentures, we are registering an additional 12,644,842 shares of common stock that may be sold by certain of our existing shareholders, including:


     o 5,533,126 shares that were issued in connection with the purchase of the intellectual property of NetLabs.com, Inc.;

     o    2,923,968   shares  that  were  issued  in  connection   with  private
          placements of our common stock; and

     o 4,187,748 shares of common stock that were issued to certain of our officers, directors, employees and consultants in consideration for services rendered.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

RISKS RELATED TO OUR APRIL 2005 AND DECEMBER 2004 SECURED DEBENTURE FINANCING AGREEMENTS

WE HAVE ISSUED SECURED CONVERTIBLE DEBENTURES THAT MAY RESTRICT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING.

We have issued three-year and two-year secured debentures that are convertible into shares of our common stock to Cornell Capital Partners, LP and Highgate House Funds, Ltd. respectively. Under the terms of the secured debentures, we are restricted in our ability to issue additional securities for so long as any portion of the principal or interest on the secured debentures remains outstanding. Specifically, we may not, without the prior consent of the holders of the secured debentures, issue any common stock or preferred stock at a discount to its fair market value or issue any derivative security, such as warrants or options, convertible into common stock at less than fair market value. We are also precluded under the terms of the secured debentures from granting any third party a security interest in our assets. Our inability, without the secured debenture holder's consent, to provide a discount on our stock or to grant a security interest could make it difficult to find parties willing to make additional investments in us or to loan us money and therefore could adversely affect our ability to raise additional funds.

SECURED CONVERTIBLE DEBENTURES ISSUED TO CORNELL CAPITAL PARTNERS, LP AND HIGHGATE HOUSE FUNDS, LTD. COULD RESULT IN A CHANGE IN CONTROL.

We have issued an aggregate of $1,750,000 in secured convertible debentures, including an aggregate of $1,000,000 principal amount secured debentures issued to Cornell Capital Partners, LP and an aggregate of $750,000 principal amount secured debentures issued to Highgate House Funds, Ltd., which are convertible into shares of our common stock at a floating discount to the market price. Although the terms of the secured debentures contain a limitation that precludes conversion when the amount of shares already owned by Cornell Capital Partners, LP and Highgate House Funds, Ltd., plus the amount of shares still outstanding to be converted, would exceed 4.99 percent, the limit may be waived by Cornell Capital Partners, LP and Highgate House Funds, Ltd., on 61 days notice to us. In addition, on the third anniversary of the date of the Cornell Capital Partners, LP and second anniversary of the date of the Highgate House Funds, Ltd. that the secured debentures were issued, any outstanding principal or interest owed on the secured debentures will be converted into stock without any applicable limitation on the number of shares that may be converted. Depending on the price of our stock, if Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. waive the 4.99 percent limitation or at the time the secured debentures comes due, either company could acquire enough shares to establish control of our Company.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE DEBENTURES THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of May 1, 2005, we had 17,438,855 shares of common stock issued and outstanding. The number of shares of common stock issuable upon conversion of the outstanding secured convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured debentures may be sold without restriction, except that donees, pledges, transferees or other successors-in-interest of Cornell Capital Partners, LP and Highgate House Funds, Ltd. will not be permitted to sell unrestricted shares pursuant to this prospectus. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue a combination of shares or deliver shares through the escrow agent upon conversion of our $1,750,000 principal amount secured convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable upon conversion of our secured convertible debentures (excluding accrued interest), based on market prices 80% below the estimated price of $0.72.

------------------- ---------------------- ------------------ --------------------- --------------------------
  .% Below market       Price Per Share      With Discount      Number of Shares      Percentage of Stock*
                                              of 20%              Issuable
------------------- ---------------------- ------------------ --------------------- --------------------------
             25%               $0.54              $0.43              4,069,767                  19.87%
------------------- ---------------------- ------------------ --------------------- --------------------------
             50%               $0.36              $0.29              6,034,483                  29.47%
------------------- ---------------------- ------------------ --------------------- --------------------------
             75%               $0.18              $0.14             12,500,000                  61.04%
------------------- ---------------------- ------------------ --------------------- --------------------------

* Based on 20,477,049 shares of common stock currently outstanding, assuming the issuance of 3,038,194 shares of common stock issuable upon conversion of the secured debentures held by selling stockholders.

The common stock to be issued in connection with the secured convertible debentures is 3,038,194, assuming full conversion of the $1,750,000 secured debentures into common stock at a conversion price equal to the lesser of $0.576, or 80 percent of the estimated market price of $0.72. Under the terms of the Investor Registration Rights Agreements, we have agreed to register five times this estimated amount, or 15,190,972 shares. We are also registering 150,000 shares of common stock issued in April 2005 to Highgate House Funds, Ltd.

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE SALES OF COMMON STOCK BY INVESTORS AFTER DELIVERY OF A CONVERSION NOTICE COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK. IN ADDITION, WE DO NOT INTEND TO DISCLOSE THE TIMING OF ANY CONVERSION NOTICES WHICH WE MAY RECEIVE FROM THE INVESTORS AND AS A RESULT, YOU WILL HAVE NO KNOWLEDGE OF WHEN THE INVESTORS ARE CONVERTING INTO SHARES OF OUR COMMON STOCK.

The secured convertible debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% percent of our market price at the time that our stock is first approved for quotation on the OTC Bulletin Board or (ii) at a 20% discount to the evaluated price of the common stock prior to the conversion. The method used to price the shares convertible under the secured debentures may be selected by Cornell Capital Partners, LP and Highgate House Funds, Ltd. While the term sheets related to the Securities Purchase Agreements with Cornell Capital Partners, LP and Highgate House Funds, Ltd. contained provisions prohibiting them from engaging in short sales, the investors may, nevertheless, engage in the sale of escrowed shares after delivering a conversion notice to us but before actual delivery of the shares. In the event that Cornell and/or Highgate were to engage in any such sales, this may create downward pressure on the price of our common stock and could result in higher levels of volatility. Further, any resulting decline in the price of our stock will result in increased dilution due to the fact that we would be required to issue greater numbers of shares upon receiving future conversion notices. In addition, not only the sale of shares issued upon conversion of secured debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

In addition, we do not intend to disclose the timing of conversion notices which we may receive from Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. As a result, you will have no knowledge of when the investors are converting. Further, you will not know that the investors have shares of our common stock that they may be imminently selling, or that the investors have sold such shares, all of which may have a depressive effect on the price of our common stock.


THE  ISSUANCE  OF SHARES OF OUR COMMON  STOCK  UPON  CONVERSION  OF THE  SECURED
CONVERTIBLE DEBENTURES MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares of our common stock upon conversion of the secured convertible debentures may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES OF OUR COMMON STOCK WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible debentures and are registering hereunder may not be adequate. If the shares of common stock we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIALLY ALL OF OUR ASSETS.

In April 2005 and December 20, 2004, we entered into Securities Purchase Agreements for the sale of an aggregate of $1,750,000 principal amount of secured convertible debentures, $1,000,000 to Cornell Capital Partners, LP with an 8% simple interest payable in three years unless sooner converted into shares of our common stock and $750,000 to Highgate House Funds, Ltd, with a 7% simple interest payable in two years from issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related secured convertible debentures, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the secured convertible debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures. If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                         RISKS RELATING TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. SHOULD WE CONTINUE TO INCUR LOSSES FOR A SIGNIFICANT AMOUNT OF TIME, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES COULD BE ADVERSELY AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

We have yet to establish any history of profitable operations as shown in our independent certified financial audit for 2004. For the three month period ended March 31, 2005, we incurred a net loss of $932,366. As of March 31, 2005, we had an accumulated deficit of $4,936,603. We have incurred annual operating losses of $800,717 for the year ended December 31, 2003 and $2,993,529 for the year ended December 31, 2004. As of December 31, 2004, we had an accumulated shareholder deficit of $4,004,237. We have financed our operations through loans from our officers, sales of our common stock in a private placement and by the corporation selling stock to investors. Our revenues have not been sufficient to sustain our operations. Our profitability will require the successful marketing and sale of our ProtectID(TM), VerifyID(TM), TrustedID(TM), GuardedID(TM) and ResetID(TM) products and services. We will require additional financing to sustain our operations, without which we may not be able to continue operations. In addition, the terms of the secured convertible debentures issued to certain of the selling stockholders require that we obtain the consent of such selling stockholders prior to our entering into subsequent financing arrangements.

No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements. This can lead to the reduction or suspension of our operations and ultimately our going out of business. Should this occur, the value of your investment in the common stock could be adversely affected, and you could even lose your entire investment.

WE WILL NEED TO RAISE ADDITIONAL FUNDS THROUGH THE PUBLIC MARKET, PRIVATE DEBT OR PRIVATE SALES OF EQUITY TO ACHIEVE OUR CURRENT BUSINESS STRATEGY OF COMPLETING AND PROFITING FROM OUR SUITE OF TECHNOLOGY PRODUCTS. OUR NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE WILL LIKELY INVOLVE THE ISSUANCE OF ADDITIONAL SHARES OF STOCK, WHICH COULD DILUTE THE VALUE OF YOUR INVESTMENT. THERE IS NO ASSURANCE, HOWEVER, THAT WE WILL BE ABLE TO RAISE ADDITIONAL MONIES IN THE FUTURE.

Our inability to raise additional working capital or to raise the required financing in a timely manner would negatively impact our ability to fund our operations, our ability to generate revenues and to otherwise execute our business plan. Should this occur, the value of your investment in the common stock could be adversely affected and you could even lose your entire investment. Therefore, you may be investing in a company that will not have the funds necessary to continue operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

OUR SECURITY AGREEMENT WITH HIGHGATE HOUSE FUNDS LTD. CONTAINS NEGATIVE COVENANTS WHICH RESTRICTS OUR ABILITY TO CREATE SECURITY INTERESTS, CHANGE MANAGEMENT, DECLARE DIVIDENDS, MAKE LOANS AND INCUR ADDITIONAL INDEBTEDNESS, WITHOUT HIGHGATE'S PRIOR WRITTEN CONSENT. SUCH RESTRICTIONS COULD IMPEDE OUR ABILITY TO OBTAIN ADDITIONAL FUNDING TO FINANCE OUR ONGOING OPERATIONS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

In connection with our Securities Purchase Agreement with Highgate House Funds Ltd., we entered into a Security Agreement with Highgate dated as of April 27, 2005 pursuant to which we granted Highgate a secured interest in all of our assets. In accordance with such agreement, we may not, without Highgate's written consent, directly or indirectly:

     o permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property;

     o materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;

     o declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof;

     o make any loan, advance or extension of credit to any person other than in the normal course of our business; or o create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000.

These restrictions could impede our ability to obtain additional funding to finance our ongoing operations, which would have a negative impact on our business and the value of your investment.

OUR PATENT APPLICATIONS FOR OUR TECHNOLOGY ARE PENDING AND THERE IS NO ASSURANCE THAT THESE APPLICATIONS WILL BE GRANTED. FAILURE TO OBTAIN THE PATENTS FOR OUR APPLICATIONS COULD PREVENT US FROM SECURING ROYALTY PAYMENTS IN THE FUTURE, IF APPROPRIATE.

We have filed four (4) patents to protect the intellectual property rights for ProtectID(TM), including the interfaces and agents. These include a pending patent relating to the ProtectID(TM) "Out-of-Band" security product for computer network applications and one application for the ProtectID(TM) Methods and Apparatus for authenticating a user via a Centralized "Out-of-Band" Authentication Platform. To date our patent applications have not been granted. We cannot be certain that these patents will be granted nor can we be certain that other companies have not filed for patent protection for this technology before us. Even if we are granted patent protection for our technology, there is no assurance that we will be in a position to enforce our patent rights. Failure to be granted patent protection for our technology could result in greater competition or in limited royalty payments. This could result in inadequate revenue and cause us to cease operations.

WE WILL FACE INTENSE COMPETITION FROM COMPETITORS THAT HAVE GREATER FINANCIAL, TECHNICAL AND MARKETING RESOURCES. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We likely will face competition from alternate security software programs and services. As is typical of a new industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. In addition, the software industry is characterized by frequent innovation. As the market for computer security products evolves, it will be necessary for us to continually enhance our existing products and develop new products. We believe that our competitors will enhance existing product lines and introduce new products. If we are unable to update our software to compete or to meet announced schedules for improvements and enhancements, it is likely that our sales will suffer and that potential customers will be lost to a competing company's product.

Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and the size of this market. Substantial marketing activities will be required to meet our revenue and profit goals. There can be no assurance we will be successful in such marketing efforts. There can be no assurance either that the market for our services will develop or become sustainable. Further, other companies may decide to provide services similar to ours. These companies may be better capitalized than us and we could face significant competition in pricing and services offered.

IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY IMPAIRED.

We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights would result in a loss of revenue and could adversely affect our operations and financial condition.

OUR INABILITY TO RETAIN OUR KEY EXECUTIVE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

Our success depends, to a critical extent, on the continued efforts and services of our Chief Executive Officer, Mark L. Kay, our Chairman of the Board & President, Robert Denn, our Chief Technical Officer Ramarao Pemmaraju, our Chief Financial Officer Mark Corrao and our Executive Vice President and Head of Marketing, George Waller. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our Company. Only one of our executive officers (CEO) has an employment agreement providing for his continued service to us. We do not currently carry a key-man life insurance policy on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.

THE INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

We plan to grow rapidly, which will place strains on our management team and other Company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to hire, train and manage the personnel necessary to implement those functions. Our staff is currently comprised of 16 people and we believe that in order for us to achieve our goals, it will be necessary to further expand our personnel, particularly in the area of sales, support services, technology and administrative support. As we grow, we also expect to increase detailed and pertinent internal and administrative controls and procedures, require further product enhancements and customization of our existing products for specific clients, as well as enter new geographic markets. We do not presently have in place the corporate infrastructure common to larger organizations. We do not, for example, have a separate human resources department or purchasing department designed for a larger organization. Some of our key personnel do not have experience managing large numbers of personnel. Substantial expansion of our organization will require the acquisition of additional information systems and equipment, a larger physical space and formal management of human resources. It will require that we expand the number of people within our organization providing additional administrative support (or consider outsourcing) and to develop and implement additional internal controls appropriate for a larger organization. Our experience to date in managing the growth of our Company has been positive, without product failures or breakdowns of internal controls.

We will devote substantial resources to our ProtectID(TM), VerifyID(TM), GuardedID(TM), TrustedID(TM) and ResetID(TM) products, focusing on our marketing, sales, administrative, operational, financial and other systems to implement our longer-term business plan and growth strategies. We also plan to grow our distribution and reseller services. This expansion will require us to significantly improve, replace and or acquire managers, operational and financial systems, procedures and controls, to improve the coordination between our various corporate functions, to manage, train, motivate and maintain a growing employee and marketing base. Our performance and profitability will depend on the ability of our officers and key employees to:

o manage our business as a cohesive enterprise;
o manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures;
o add internal capacity, facilities and third-party sourcing arrangements when needed; maintain service quality controls;
o attract, train, retain, motivate and manage effectively our employees.

The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations.

There can be no assurance that any expenditure incurred during this expansion will ever be recouped. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

OUR RESULTS OF OPERATIONS MAY HIGHLY FLUCTUATE FROM QUARTER TO QUARTER AS WE CONTINUE TO GROW, THEREFORE YOU CANNOT USE THESE RESULTS TO PREDICT HOW WE MAY PERFORM IN THE FUTURE.

As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are expected to increase. It is anticipated that as we mature, our sales and operating results will fluctuate from quarter to quarter and from year to year due to a combination of factors, including, amongst others:


         o  We Will Incur Large Expenses in Marketing Our Product
         --------------------------------------------------------

          Our products are not well-known and in order to introduce them effectively, we will have to market them aggressively. We will compete in our marketing efforts with other competitors, many of which are well-established. We think it is likely that in order to compete effectively, we may need to spend more money on marketing our products relative to our sales volume than do the more established companies. These expenses may make it more difficult for us to become a profitable company and reduce our profitability in the short term and are likely to negatively affect our net income.

         o  Product Defects or Service Quality Problems Could Affect Our Sales
         ---------------------------------------------------------------------

          Although we consider our principal products ready for commercial introduction and are actively marketing them to potential customers, we do not have significant experience with the use of our product on a large scale. We have not experienced any product defects that are material to the performance of our products, but there can be no assurance that there will not be product defects in the future. Likewise, we cannot be certain that the security provided by our products cannot be circumvented, now or in the future, although we are unaware of anyone having successfully defeating our technology. Our products are complex and may contain undetected errors or defects or may contain errors or defects in new versions that we attempt to release. Errors and defects that occur in the future could result in adverse product reviews and a loss of, or delay in, market acceptance of our products. One of our products, TrustedID(TM) is still being developed and will not be ready for commercial introduction until the second quarter of 2005, when we will release an initial version.

THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALERS NETWORK; THEREFORE, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure must also be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT US TO SECURITIES LITIGATION, THEREBY DIVERTING OUR RESOURCES, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

The market for our common stock is likely to be characterized by significant price volatility when compared to seasoned issuers, we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated (securities) class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the targets of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

As of May 1, 2005 we have 17,438,855 shares of our common stock issued and outstanding. We estimate that the Common Stock to be issued and outstanding after the offering may be as much as 17,438,855 shares. The sale in the public market of such shares of common stock may adversely affect prevailing prices of our common stock.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling security holder.

                        DETERMINATION OF OFFERING PRICE

Since our shares of our common stock are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition, prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon our actual value. The offering price bears no relationship to book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                              SELLING SHAREHOLDERS

This prospectus, as it may be amended or supplemented from time to time, is deemed to relate to the 12,644,842 shares of common stock that were previously issued and may be sold by certain of our existing shareholders (the "Holders Shares"), including:

     o 5,533,126 shares that were issued in connection with the purchase of the intellectual property of NetLabs.com, Inc.;
     o 2,923,968 shares that were issued in connection with private placements of our common stock; and
     o 4,187,748 shares of common stock that were issued to certain of our officers, directors, employees and consultants in consideration for services rendered.

The table below sets forth information concerning the resale of the Holders Shares by certain of the selling stockholders. We will not receive any proceeds from the resale of the Holders Shares by the selling stockholders. Assuming all the Holders Shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. For clarity, the Holders Shares and the Financing Shares (as defined below) are presented in two tables.

                                                     Holders Shares
-----------------------------------------------------------------------------------------------------------------
                                  Shares of Common Stock       Total Shares of Common      Shares of Common Stock
                                 Beneficially Owned Prior       Stock Offered by this     Beneficially Owned After
                                   to the Offering (1)             Prospectus (1)              the Offering (13)
-----------------------------------------------------------------------------------------------------------------
    Name                              Number    Percent         Number    Percent      Number      Percent
-----------------------------------------------------------------------------------------------------------------
    Al Rosenthal                       3,334       *             3,334                   0           0
    Alan Shoaf                       120,000       *           120,000                   0           0
    Alan Shoaf                        41,667       *            41,667                   0           0
    Alan Shoaf                        60,000       *            60,000                   0           0
    Alfredo Espinel                    3,000       *             3,000                   0           0
    Altavilla Family Trust (4)       560,000     3.21%         560,000                   0           0
    Angus Burton                      50,000       *            50,000                   0           0
    Anna Farina                        6,000       *             6,000                   0           0
    Anthony Mandrachia                45,000       *            45,000                   0           0
    Arinx Francois (9)                30,000       *            30,000                   0           0
    Auto Servicio, S.A   (7)         100,000       *           100,000                   0           0
    Barry Wolfman                     50,000       *            50,000                   0           0
    Bhavani Pemmaraju                100,000       *           100,000                   0           0
    Bill Demopolis                    25,000       *            25,000                   0           0
    Braun Eye Care, PA EPBP (8)       10,000       *            10,000                   0           0
    Calagero Farina                    4,000       *             4,000                   0           0
    Charlene M. Peca                   1,000       *             1,000                   0           0
    Christina T. Gatto                 6,944       *             6,944                   0           0
    Cosmos Robles                     27,778       *            27,778                   0           0
    Dara Herskovitz                    5,600       *             5,600                   0           0
    Dave Mehalick                     67,361       *            67,361                   0           0
    Dave Mitchell                        333       *               333                   0           0
    Dave Mitchell                      1,000       *             1,000                   0           0
    Diane Manturi                      5,600       *             5,600                   0           0
    Dr. John M. Pepe                  13,889       *            13,889                   0           0
    Dr. Ken Johnson                  124,000       *           124,000                   0           0
    Elizabeth Striano                  6,944       *             6,944                   0           0
    Ernest & Antoinette Warren         6,944       *             6,944                   0           0
    Francine Robles                   13,889       *            13,889                   0           0
    Frank Edmonton                    13,889       *            13,889                   0           0
    Frederick Ilardi                  25,000       *            25,000                   0           0
    Fritz Clarival                     6,000       *             6,000                   0           0
    Gary Kotowski                     10,000       *            10,000                   0           0
    Gene Gavin                         2,000       *             2,000                   0           0
    General Teddy Allen               25,000       *            25,000                   0           0
    George & Mary Brown               20,833       *            20,833                   0           0
    George Brown lll                   6,944       *             6,944                   0           0
    George Waller (6)              1,125,208     6.45%       1,125,208                   0           0
    Gerard Eugenio                    10,000       *            10,000                   0           0
    Gerard Eugenio                    17,361       *            17,361                   0           0
    Geraldine F. Ward                 27,778       *            27,778                   0           0
    Giuliano Farina                    1,000       *             1,000                   0           0
    Gloria Cressler                    3,125       *             3,125                   0           0

                                       17

    Gregg Ballschmieder               16,667       *            16,667                   0           0
    Guiliano Farina                    2,000       *             2,000                   0           0
    Hans Fleurival                     5,000       *             5,000                   0           0
    Hara A. Braun                      8,000       *             8,000                   0           0
    Harold Wrobel                    138,889       *           138,889                   0           0
    Hope Valenti                       1,000       *             1,000                   0           0
    Howard Medow                      55,000       *            55,000                   0           0
    Hynes Insurance Agency (9)        10,000       *            10,000                   0           0
    Ignazio Farina                     9,000       *             9,000                   0           0
    Ingensa Partners (10)             33,333       *            33,333                   0           0
    Isabel Salinas                     1,000       *             1,000                   0           0
    J. Gale Thomas                    27,778       *            27,778                   0           0
    Jack/Sadie Moskowitz              41,667       *            41,667                   0           0
    Jeff Mason                         3,000       *             3,000                   0           0
    Jeffrey Ballschmieder              6,944       *             6,944                   0           0
    Jeffrey Checchio                     100       *               100                   0           0
    Jerry Vaiana                     100,000       *           100,000                   0           0
    Joanne Delio                       1,000       *             1,000                   0           0
    John Brown                         6,944       *             6,944                   0           0
    John Delaney                       5,100       *             5,100                   0           0
    John Gawlik                       60,000       *            60,000                   0           0
    Jose Manuel Rodriguez             11,500       *            11,500                   0           0
    Joseph Spendley                   13,889       *            13,889                   0           0
    Joseph Teri                        3,000       *             3,000                   0           0
    Julie & Richard Prough            10,000       *            10,000                   0           0
    Karin Gibson                       3,000       *             3,000                   0           0
    Kathleen & Rich Yeomans            3,000       *             3,000                   0           0
    Kathleen Yeomans                   4,000       *             4,000                   0           0
    Kevin Hess                         1,389       *             1,389                   0           0
    Kevin McMahon                      3,180       *             3,180                   0           0
    Kurt Jansen                       15,000       *            15,000                   0           0
    Lawrence Sica                     10,000       *            10,000                   0           0
    Lawrence/Bonnie Anlauf           288,203       *           288,203                   0           0
    Lisa Ravioli                       1,000       *             1,000                   0           0
    Livio Belulovich                   2,000       *             2,000                   0           0
    Louis Gonzalez                     4,000       *             4,000                   0           0
    M Power, LLC (11)                350,000     2.01%         350,000                   0           0
    Majid Prey                         5,000       *             5,000                   0           0
    Marguerite Braasch                   300       *               300                   0           0
    Maria Rodriguez                   78,445       *            78,445                   0           0
    Marilou Brown Lesch                6,944       *             6,944                   0           0
    Mark Corrao                    1,308,207     7.50%       1,308,207                   0           0
    Mark Kay                         758,332     4.35%         758,332                   0           0
    Mark Museck - (Gil Rosco)          5,000       *             5,000                   0           0
    Marlin Molinaro                  120,000       *           120,000                   0           0
    Mary Difiore                       1,500       *             1,500                   0           0
    Mary Hanlon                        1,000       *             1,000                   0           0
    Mathew Peifer                      5,000       *             5,000                   0           0
    Michael A. Peca                    1,000       *             1,000                   0           0
    Michael C. Brenner                10,417       *            10,417                   0           0
    Mike Tafuri                        1,500       *             1,500                   0           0
    Monty Schwartz                    50,000       *            50,000                   0           0
    NetLabs.com Inc. (2)(3)        1,140,000     6.54%       1,140,000                   0           0
    OBX Capital Group (5)            376,682     2.16%         376,682                   0           0
    Padmini Singh                        694       *               694                   0           0
    Pam Eugenio                       17,361       *            17,361                   0           0
    Pamela Eugenio                    10,667       *            10,667                   0           0
    Peter Ortolano                     1,200       *             1,200                   0           0
    Peter Tubolino                    13,889       *            13,889                   0           0
    Ralph Yondola                      5,417       *             5,417                   0           0
    Ramarao Pemmaraju              3,264,465    18.72%       1,761,806           1,502,659          8.62%
    Ramashwari Singh                     694       *               694                   0           0
    Rich Roland                        3,000       *             3,000                   0           0
    Richard/Liane McDonald            48,612       *            48,612                   0           0
    Robert Brown                       6,944       *             6,944                   0           0
    Robert Denn                    3,273,742    18.77%       1,761,806           1,511,936          8.67%
    Robert Koch                       59,850       *            59,850                   0           0
    Robert Scios                      59,850       *            59,850                   0           0
    Robert Stortz                      1,000       *             1,000                   0           0
    Robert and Susan Schwartzman      10,000       *            10,000                   0           0
    Robert W. Hansen Jr.               6,944       *             6,944                   0           0
    Ronald Terchak                   150,000       *           150,000                   0           0
    Sal Girardi                        1,500       *             1,500                   0           0
    Savitri R. Balkaran                1,389       *             1,389                   0           0
    Scott Ballschmieder               13,889       *            13,889                   0           0
    Shanmuganathan                   120,000       *           120,000                   0           0
    Shari Kole                        10,000       *            10,000                   0           0

                                       18

    Shelley Cohen                     50,000       *            50,000                   0           0
    Shirley Radice                     1,000       *             1,000                   0           0
    Sig Silber                        15,000       *            15,000                   0           0
    Sondra Schneider                  25,000       *            25,000                   0           0
    South Shore Management (12)       60,000       *            60,000                   0           0
    Steven Minunni                    10,000       *            10,000                   0           0
    Steven Schwartzman                10,000       *            10,000                   0           0
    Sudhaker Bhagavathula             13,889       *            13,889                   0           0
    Susan Brown Hansen                 6,944       *             6,944                   0           0
    Teddy Svoronos                   312,111     1.79%         312,111                   0           0
    Thomas Brown Sr.                   6,944       *             6,944                   0           0
    Thomas Catras                     10,000       *            10,000                   0           0
    Thomas Eddy                        2,000       *             2,000                   0           0
    Thomas George                     60,000       *            60,000                   0           0
    Thomas Marrinan                    2,778       *             2,778                   0           0
    Tom Stern                          1,500       *             1,500                   0           0
    Vincent Ballschmieder             13,889       *            13,889                   0           0
    Vincent Sisto                     60,000       *            60,000                   0           0
    William Fix                        6,944       *             6,944                   0           0
    Yenney Bado                        2,000       *             2,000                   0           0

    TOTAL                         15,659,437                12,644,842           3,014,595
         * Less than 1 percent

The Selling Shareholders named in this Prospectus are offering all or some of their shares of common stock offered through this Prospectus. None of our selling shareholders are broker-dealers or have any affiliation with any broker dealers.

(1) Based on 17,438,855 shares of common stock issued and outstanding before and after this Offering.
(2) Does not include 7,600,000 options issued to NetLabs.com.
(3) NetLabs.com, Inc. is controlled by Robert Denn and Ramarao Pemmaraju.
(4) Anthony Altavilla has voting and dispostive control over the securities held by the Altavilla Family Trust.
(5) Dale Scales and Jim Learish have voting and dispostive control over the securities held by the OBX Capital Group.
(6) Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.
(7) Grover Matheny has voting and dispositive control over the securities held by Auto Servicio S.A.
(8) Hara A. Braun has voting and dispositive control over the securities held by the Braun Eyecare, PA employee Pension and Benefit Plan.
(9) John C. Hynes has voting and dispositive control over the securities held by Hynes Insurance Agency.
(10) Robert P. Arndt has voting and dispositive control over the securities held by Ingensa Partners.
(11) David Mehalick has voting and dispositive control over the securities held by M Power LLC.
(12) Joseph Carnato has voting and dispositive control over the securities held by South Shore Management.
(13) Assumes all the shares of common stock being registered have been sold by selling stockholders.

December 2004 and April 2005 Securities Purchase Agreements

This prospectus, as it may be amended or supplemented from time to time, is also deemed to relate to the 15,340,972 shares of common stock that may be sold by certain of our selling shareholders pursuant to our December 2004 and April 2005 Securities Purchase Agreements as further described in this prospectus under the heading "Description of Securities Being Registered" on page 5. (the "Financing Shares"). The table below sets forth information concerning the resale of the Financing Shares by certain of the selling stockholders. We will not receive any proceeds from the resale of the Financing Shares by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

Financing Shares
-------------------------------------------------------------------------------------------------------------------------------
                                                                         Shares  to  be  Acquired
                                                                         Under Convertible Debentures     Shares Beneficially
Owned                                       Shares Beneficially Owned    and/or common stock issued       After the
                                            Prior to the Offering                                         Offering (2)
                                            ---------------------------  --------------------------- --------------------------

Name                                        Number (3)    Percent (1)    Number (4)      Percent (4)    Number       Percent
--------------------------------------     ------------- -------------- ------------  --------------  ----------    ----------
Cornell Capital Partners, LP                  862,714       4.99%      8,680,555(5)       26.60%          0              0%
101 Hudson Street, Suite 3606
Jersey City, NJ 07302(6)

Highgate House Funds, Ltd.                    862,714       4.99%      6,660,417(7)       20.41%          0              0%
488 Madison Avenue, 12th fl
New York City, NY 10022(6)

(1) Applicable percentage ownership is based on 17,438,855 shares of common stock outstanding as of May 1, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of May 1, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 1, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Although the terms of the secured debentures contain a limitation that precludes conversion when the amount of shares already owned by Cornell Capital Partners, LP and Highgate House Funds, Ltd., plus the amount of shares still outstanding to be converted, would exceed 4.99 percent, the limit may be waived by Cornell Capital Partners, LP and Highgate House Funds, Ltd. on 61 days notice to us. In addition, on the third anniversary of the date of the Cornell Capital Partners, LP and second anniversary of the date of the Highgate House Funds, Ltd. that the secured debentures were issued, any outstanding principal or interest owed on the secured debentures will be converted into stock without any applicable limitation on the number of shares that may be converted. Depending on the price of our stock, if Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. waive the 4.99 percent limitation or at the time the secured debentures comes due, either company could acquire enough shares to establish control of our Company.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the secured convertible debentures will be issued.

(3) Represents shares of common stock that are issuable pursuant to the secured convertible debentures, which represents the maximum permitted ownership that the selling stockholder can own at one time (and therefore, offer for resale at any one time) equal to 4.99% of the outstanding common stock as required by the terms of the secured convertible debentures. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the stockholders have sole or shared voting power or investment power and also any shares, which the stockholders have the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(4) Assumes that all registered shares issuable to Cornell Capital Partners, LP and Highgate House Funds, Ltd., upon conversion of the secured convertible debentures. Based upon outstanding shares of 32,629,827 after such conversions.

(5)  Includes  shares  of  common  stock  underlying  our  secured   convertible
debentures issued pursuant to our December 2004 Securities Purchase Agreement.

(6) Cornell Capital Partners, LP and Highgate House Funds, Ltd., are affiliated investment funds. All investment decisions of Cornell Capital Partners, LP and Highgate House Funds, Ltd. are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC makes the investment decisions on behalf of Yorkville Advisors, LLC. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell Capital Partners, LP or Highgate House Funds, Ltd. (7) Includes (i) 6,510,417 shares issuable upon conversion of our secured convertible debentures; and (ii) 150,000 shares of common stock. The aforementioned securities were issued pursuant to our April 2005 Securities Purchase Agreement.

TERMS OF SECURED CONVERTIBLE DEBENTURES

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell Capital Partners, LP on December 20, 2004, as amended on April 27, 2005, for the aggregate sale of $1,000,000 in secured convertible debentures of which $500,000 was received on December 22, 2004 and $500,000 was received on January 25, 2005. These secured debentures carry an 8% simple interest for three years. In addition, we entered into a Securities Purchase Agreement with Highgate House Funds, Ltd. on April 27, 2005 for the sale of $750,000 in secured convertible debentures of which $375,000 was received by us on May 2, 2005 and the balance of $375,000 was received on May 11, 2005, no more than two days prior to the filing of this SB2 registration statement with the Securities and Exchange Commission. The secured debentures bear simple interest at 7% and mature in two years from the date of issuance. The secured debentures are convertible into our common stock, at the holder's option, at a conversion price equal to the lesser of: (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) eighty percent 80 percent of the lowest closing bid price during the five days immediately preceding the conversion date. We are registering in this offering 15,190,972 shares of common stock underlying the secured debentures. We are also registering 150,000 shares of common stock, par value $.0001 per share, as part of the Securities Purchase Agreement with Highgate House Funds, Ltd. An additional 2,000,000 shares of common stock, par value $.0001 per share, will be held in reserve at the transfer agent and not registered. Such additional shares of common stock shall be issued to Highgate upon conversion of accrued interest and liquidated damages, if necessary, pursuant to the terms of the Securities Purchase Agreement.

THERE ARE CERTAIN RISKS RELATED TO SALES BY CORNELL CAPITAL PARTNERS, LP, AND HIGHGATE HOUSE FUNDS, LTD. INCLUDING:

The outstanding shares are issued based on a discount to the market price. As a result, the lower the stock price around the time Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. are issued shares, the greater chance that they will receive more shares. This could result in substantial dilution to the interests of other holders of common stock.

To the extent Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. to sell greater amounts of common stock, the sales of which would further depress the stock price.

The significant downward pressure on the price of the common stock as Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. sell material amounts of the common stock could encourage short sales by others. This could place further downward pressure on the price of the common stock.

       SAMPLE CONVERSION CALCULATION OF THE SECURED CONVERTIBLE DEBENTURES

On December 20, 2004 and April 27, 2005 we entered into Securities Purchase Agreements, whereby we agreed to issue $1,000,000 in secured convertible debentures to Cornell Capital Partners, LP and we agreed to issue $750,000 in secured convertible debentures to Highgate House Funds, Ltd., respectively. In addition we issued 150,000 shares of common stock at a price of $.0001 to Highgate House Funds, Ltd.

The number of shares of common stock issuable upon conversion of the secured debentures is determined by dividing that portion of the principal of the secured debentures to be converted and interest, if any, by the conversion price. For example, assuming conversion of $200,000 of secured debentures on October, 2005, and a conversion price of $0.576 (80% of $0.72), the number of shares issuable upon conversion would be:

$200,000/$.576 = 347,222 shares

The following is an example of the amount of shares of our common stock that are issuable upon conversion of our secured convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price as of our most recent sale at $0.72:

-------------------- -------------------- ---------------- --------------------- ---------------------------
  % Below market      Price Per Share     With Discount     Number of  Shares    Percentage of Stock*
                                              of 20%             Issuable
-------------------- -------------------- ---------------- --------------------- ---------------------------
       25%                 $0.54               $0.43              2,314,815              13.39%
-------------------- -------------------- ---------------- --------------------- ---------------------------
       50%                 $0.36               $0.29              3,472,222              20.08%
-------------------- -------------------- ---------------- --------------------- ---------------------------
       75%                 $0.18               $0.14              6,944,444              40.17%
-------------------- -------------------- ---------------- --------------------- ---------------------------

* Based on 17,438,855 shares of common stock outstanding

                              PLAN OF DISTRIBUTION

No market currently exists for our shares. The price reflected in this prospectus of $0.72 per share is the initial offering price of shares upon the effectiveness of this prospectus. The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $0.72 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, except that donees, pledges, transferees or other successors in interest of Cornell Capital will not be permitted to sell unrestricted shares pursuant to this prospectus. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
d. privately negotiated transactions; and
e. a combination of any such methods of sale.

In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

The $0.72 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founder, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

In offering the shares covered by this prospectus, the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any broker-dealers who execute sales for the selling stockholders will be deemed to be underwriters within the meaning of the Securities Act. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

               DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Identity

The following table identifies our current executive officers and directors and their respective offices held:



Name                    Age     Position

Mark L. Kay             56      Chief Executive Officer
Mark Corrao             47      Chief Financial Officer
Ramarao Pemmaraju       44      Chief Technical Officer
Robert Denn             48      Chairman of the Board of Directors,President
George Waller           47      Executive Vice President and Head of Marketing



Business Experience

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by the Cornell Capital Partners, LP and Highgate House Funds, Ltd. agreements, at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers, director and significant employees:

Mark L. Kay, Chief Executive Officer

Mr. Mark Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay's business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Mark Corrao, Chief Financial Officer

Mr. Corrao is one of our original founders in August 2001. Mr. Corrao brings to StrikeForce Technologies over twenty-five years of experience in the financial and accounting areas. Mr. Corrao has spent numerous years in the Public Accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. His tenure in accounting included being a partner in a Connecticut CPA firm for several years. Mr. Corrao's background also includes numerous years on Wall Street with such prestigious firms as Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. While on Wall Street Mr. Corrao was involved in several IPO's and has been a guiding influence in several start up companies. Prior to joining StrikeForce, he was the Director of Sales at Applied Digital Solutions from December 2000 through December 2001. Mr. Corrao was the Vice President of Sales at Advanced Communications Sciences from March 1997 though December 2000. Mark has a B.S. from CUNY.

Robert Denn, President, Chairman of the Board of Directors

Mr. Robert Denn joined StrikeForce in July 2002 as a consultant assisting us with a private placement. He joined us as President in December 2002. A former registered representative of Essex Securities, Mr. Denn was a co-founder of Netlabs.com, Inc., a company formed to develop security software products, in May 1999. In February 2001, Mr. Denn left the retail securities industry and joined NetLabs.com as its President. The intellectual property assets of Netlabs.com was subsequently acquired by StrikeForce Technologies in December 2002. In addition, Mr. Denn has over twenty years of sales and management experience in the financial services industry inclusive of such prestigious firms as Citibank, Fleet and Bank of New York. Mr. Denn has a B.A. in Business Administration from William Paterson University.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Ramarao Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID(TM) product. In May 1999 Mr. Pemmaraju co-founded Netlabs.com , which developed security software products. Mr. Pemmaraju concentrated his time on Netlabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, EVP & Head of Marketing

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002 Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. From May 2003 to current date Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002 Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001 Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of our Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

StrikeForce has two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed "independent" directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an "audit committee financial expert" as that term is defined under regulation S-B promulgated under the Securities Act of 1933, as amended.

It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of StrikeForce's auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting StrikeForce's operating results and to review StrikeForce's internal control procedures.

It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee's compensation consistent with shareholders' gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of May 1, 2005, by (i) each person who is known by us to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of our Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of our Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 1090 King Georges Post Road, Suite 108, Edison, NJ 08837.


This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the following table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.



                                               AMOUNT OF           PERCENTAGE
 NAME AND ADDRES OF BENEFICIAL OWNER        OF OWNERSHIP(1)       OF CLASS(2)
                                                                   20,814,521
---------------------------------------     ----------------     -------------
Mark L. Kay                                   1,603,998   (3)         7.71%

Mark Corrao                                   1,308,207               6.29%
Robert Denn                                   3,273,742              15.73%

Ramarao Pemmaraju                             3,264,465              15.73%
George Waller                                 1,125,208   (4)         5.41%

All directors and executive officers         10,575,620   (5)        50.81%
as a group (5 persons)

Thomas Yon                                    1,469,418               7.06%
NetLabs.com, Inc.                             3,670,000   (6),(7)    17.63%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.

(2) Based on 17,438,855 shares of outstanding capital stock plus vested options and potential convertible shares for the beneficial owners for a total of 20,814,521 shares.

(3) Includes 140,000 shares of common stock available upon the conversion of certain convertible loans and 705,666 shares of common stock underlying options.

(4) Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.

(5) Based on 705,666 shares of common stock underlying options.

(6) Robert Denn and Ramarao Pemmaraju control NetLabs.com, Inc.

(7) Includes 2,530,000 shares of common stock underlying options.

Although the terms of the secured debentures issued pursuant to the December 2004 and April 2005 Securities Purchase Agreements contain a limitation that precludes conversion when the amount of shares already owned by Cornell Capital Partners, LP and Highgate House Funds, Ltd., plus the amount of shares still outstanding to be converted, would exceed 4.99 percent, the limit may be waived by Cornell Capital Partners, LP and Highgate House Funds, Ltd. on 61 days notice to us. In addition, on the third anniversary of the date of the Cornell Capital Partners, LP and second anniversary of the date of the Highgate House Funds, Ltd. that the secured debentures were issued, any outstanding principal or interest owed on the secured debentures will be converted into stock without any applicable limitation on the number of shares that may be converted. Depending on the price of our stock, if Cornell Capital Partners, LP and/or Highgate House Funds, Ltd. waive the 4.99 percent limitation or at the time the secured debentures comes due, either company could acquire enough shares to establish control of our Company.

                            DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value of $.0001 per share and 10,000,000 of preferred stock, par value $0.10 per share. As of May 1, 2005, there were 17,438,855 shares of common stock issued and outstanding. There are no issued and outstanding shares of our preferred stock.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Rights.

In accordance with the Cornell Capital Partners, LP and Highgate House Funds, Ltd. Securities Purchase Agreements, we have limitations and restrictions upon the rights of our Board of Directors to declare dividends, and we may pay limited dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the New Jersey Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

In addition, we entered into a Security Agreement with Highgate House Funds Ltd. dated as of April 27, 2005 pursuant to which we granted Highgate a secured interest in all of our assets. The Security Agreement contains certain negative covenants that will remain in effect until our repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with such agreement, we may not, without Highgate's written consent, directly or indirectly:

o permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property,
o assign, pledge or in any way transfer or encumber Highgate's right to receive any income or other distribution from any part of the pledged property,
o enter into any sale-leaseback financing respecting any part of the pledged property,
o materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;
o declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or
o make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate.

In addition, we may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business.

Further, we may not:

o make any loan, advance or extension of credit to any person other than in the normal course of our business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business).

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue", or similar words. You should read statements that contain these words carefully because they:

o discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

General

We are a software development and services Company that offers a suite of integrated computer network security products using proprietary technology. We were organized in August 2001 under New Jersey law as Strike Force Technical Services, Inc. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services. In December 2002 and formally memorialized by an agreement in September 2003, we completed the acquisition of certain assets of another New Jersey corporation, NetLabs.com. We subsequently changed our name to StrikeForce Technologies, Inc., under which we had conducted our business since August 2001. The assets that we acquired from NetLabs.com included the intellectual property rights to their principal products and certain officers of NetLabs.com joined StrikeForce as officers and directors of our Company. Our strategy is to develop and exploit our suite of network security products for customers in the corporate, financial, government and e-commerce sectors. We plan to grow our business through internally generated sales, rather than by acquisitions. We have no subsidiaries and we conduct our operations from our office in Edison, New Jersey.

We began our operations in 2001 as a reseller of computer hardware, primarily products manufactured by LG Electronics USA and Panasonic Corporation. We derived the majority of our revenues from our activities as a reseller through the first half of 2003. Beginning with the acquisition of the intellectual property assets of NetLabs.com December 10, 2002, we shifted the focus of our business from the resale of hardware to developing and marketing the suite of security products that we acquired from NetLabs.com. Although we have maintained our relationship with Panasonic as a reseller, we do not expect to generate significant revenues from such sales, which consist primarily of the sale of biometric identification equipment, such as Panasonic's iris scanner, that can be used with our software products. We generated nominal revenues from our activities as a reseller during 2004.

We expect to generate substantially all of our revenue in the future from sales of our suite of security products and related service contracts. During 2004, we generated $26,047 from the sale of our security services and for the period ended March 31, 2005 we generated $1,700 from the sales of our security products. We seek to locate customers in a variety of ways. These include contracts with Value Added Resellers, direct sales calls initiated by our sales staff, exhibitions at security and technology trade shows, through the media and through word of mouth. Our sales generate revenue either as an Original Equipment Manufacturer (OEM) model, or through a Hosting/License agreement. We price our products for consumer transactions based on the number of transactions in which our software products are utilized and we price our products for business applications based on the number of users. We also expect that we may generate revenue from annual maintenance contracts.

We have incurred substantial  operating losses since commencing  operations.  We believe that our products provide a cost-effective and technologically competitive suite of products to problems of network security and identity theft. There can be no assurance, however, that our products will gain acceptance in the commercial marketplace or that one of our competitors will not introduce a technically superior product. The products that we offer to customers are discussed in more detail below.

Management in late 2004 introduced procedures that assess our business performance through a number of financial and non-financial indicators. Since we are in the process of introducing our products in the commercial marketplace, we attempt to assess our performance principally through indications of present and potential sales. These include the following:

o Number of contracts signed, or projected to be signed within 30 and 90 day periods.
o Number  of  prospects  in our  sales  pipeline.
o Number of Requests for Information and Requests for Proposal in which we are invited to participate.
o The frequency with which we are mentioned in trade or consumer publications or other media.

We also assess the number of problems that are reported with each product and over specific time frames, e.g. monthly, quarterly. We review our revenues generated in the aggregate per quarter and the average revenue generated per customer.

Use of Estimates

Management's Discussion and Analysis of Financial Condition and Results of Operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or conditions are used.

Critical Accounting Policies

In accordance with generally accepted accounting principles ("GAAP"), we record certain assets at the lower of cost and/or fair value. In determining the fair value of certain of our assets, we must make judgments, estimates and assumptions regarding circumstances or trends that could affect the value of theses assets, such as economic conditions. Those judgments, estimates and assumptions are made based on current information available to us at that time. Many of those conditions, trends and circumstances are outside our control and if changes were to occur in the events, trends or other circumstances on which our judgments or estimates were based, we may be required under GAAP to adjust those of our earlier estimates that are affected by those changes. Changes in such estimates may require that we reduce the carrying value of the affected assets on our balance sheet (which are commonly referred to as "write downs" of the assets involved.

It is our practice to establish reserves or allowances to record downward adjustments or "write-downs" in the carrying value of assets, such as accounts receivable. Such write-downs are recorded as charges to income or increases in the expense in our statement of operations in the periods when such reserves or allowances are established or increased to take account of changed conditions or events. As a result, our judgments, estimates and assumptions about future events can and will, affect not only the amounts at which we record such assets on our balance sheet, but, also our results of operations.

In making our estimates and assumptions, we follow GAAP and accounting practices applicable to our business and those that we believe will enable us to make fair and consistent estimates of the fair value of assets and establish adequate reserves or allowances. Set forth below is a summary of the accounting policies, that we believe are material to an understanding of our financial condition and results of operations.

SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized.

Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by us.

Revenue Recognition

Sales transactions are recorded automatically and posted to the general ledger from the invoice produced when shipment of the product is completed. Invoices and sales returns are reconciled monthly. Each customer completes a credit application and a credit check is completed before credit is granted. Credit terms vary between thirty (30) and forty five (45) days and are dependent on the size of the customer and the agreement with the individual customer. The sales transaction is recorded when the product is delivered to the customer.

We recognize revenue from the sales of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier.

We assess collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. We do not request collateral from our customers. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon the receipt of cash.

For technology arrangements with multiple obligations (for example, undelivered software, maintenance and support), we allocate revenue to each component of the arrangement using the residual value method based on the fair value or the fixed agreement of the undelivered elements. Accordingly, we defer technology revenue in the amount equivalent to the fair value or the fixed agreement of the undelivered elements.

We recognize revenue for maintenance services ratably over the contract term. Our training and consulting services are billed at hourly rates and we generally recognize revenue as these services are performed. However, upon execution of a contract, we determine whether any services included within the arrangement require us to perform significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests. If these services are included as part of an arrangement, we recognize the fee using the percentage of completion method. We determine the percentage of completion based on our estimate of costs incurred to date compared with the total costs budgeted to complete the project.

Impairment of Intangible Assets

We operate in an industry that is rapidly evolving and extremely competitive. It is reasonably possible that our accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of intangible assets could change in the near term and that the effect of such changes on the financial statements could be material. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", we complete a test for impairment of certain other intangible assets annually and whenever events or circumstances indicate a potential impairment.

Stock Based Transactions

We have concluded various transactions where we paid the consideration in shares of our common stock and/or warrants or options to purchase shares of our common stock. These transactions include:

- Acquiring the services of various professionals who provided us with a range of corporate consultancy services, including developing business and financial models, financial advisory services, strategic planning, development of business plans, investor presentations and advice and assistance with investment funding.

- Retaining the services of our Advisory Board to promote the business of the Company.

- Settlement of our indebtedness.

- Providing incentives to attract, retain and motivate employees who are Important to our success.

When our stock is used in transactions, the transactions are generally valued using the price of the shares being transferred at the time the shares are issued for the services provided. If the value of the asset or service being acquired is available and is believed to fairly represent its market value, the transaction is valued using the value of the asset or service being provided.

When options or warrants to purchase our stock are used in transactions with third parties, the transaction is valued using the Black-Scholes valuation method. The Black-Scholes valuation method is widely used and accepted as providing the fair market value of an option or warrant to purchase stock at a fixed price for a specified period of time. Black-Scholes uses five (5) variables to establish market value of stock options or warrants:

- strike price (the price to be paid for a share of our stock)
- price of our stock on the day options or warrants are granted
- number of days that the options or warrants can be exercised before they expire
- trading volatility of our stock, and
- annual interest rate on the day the option or warrant is granted.

The determination of expected volatility requires management to make an estimate and the actual volatility may vary significantly from that estimate. Accordingly, the determination of the resulting expense is based on a management estimate. To date the Company's volatility has not fluctuated significantly but may in the future once there is a public market.

When options or warrants to purchase our stock are used as incentives for employees, officers or directors, we use the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees", as permitted by Statement of Financial Accounting Standards "SFAS" No. 123. The intrinsic value method calculates the value of the option or warrant at the difference between the strike price and the price of the stock on the day the option or warrant is granted, except that such value is zero if the strike price is higher than the price of the stock.

If the Company determined compensation expense based on the fair value at the dates for those awards consistent with the method of SFAS No. 123 and not the intrinsic value method, the effect on the historical financial statements for the periods presented would be as follows:

-------------------- --------------------- ----------------- -------------------
        Period        Loss as Originally    Additional        Adjusted Loss For
                           Reported          Employee             The Period
                                           Compensation
                                             Expense
-------------------- --------------------- ----------------- -------------------
Year Ended December             $ 800,717          $ 39,603           $ 840,320
31, 2003
-------------------- --------------------- ----------------- -------------------
Year Ended December             2,993,529           163,985           3,157,514
31, 2004
-------------------- --------------------- ----------------- -------------------
Quarter Ended March               292,053            40,115             332,168
31, 2004
-------------------- --------------------- ----------------- -------------------
Quarter Ended March               932,366            42,622             974,988
31, 2005
-------------------- --------------------- ----------------- -------------------

Additionally, the effect on shareholders' equity would have been a reduction from $2,533,798 to $2,247,473 at March 31, 2005.

When the Company offers incentives to it's employees, officers or directors, through the issuance of options or warrants, the Company calculates the fair value of the instruments at the time of the negotiations as part of it's evaluation of the compensation package offered to the parties. At the time the fair value of the instruments is evaluated all variables used to establish fair value are also re-evaluated.

When the instruments are provided for past services or are provided fully vested and are not subject to return, the shares are valued at the market price at the time the instrument is delivered. When the instrument is provided for future services, the expense is based on the fair market value of the instruments when the services are provided.

Once the transaction value is determined, GAAP requires us to record the transaction value as an expense or asset as determined by the transaction and to record an increase in our paid in capital.

Recent Accounting Pronouncements

In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and the related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, like us, the implementation of this statement, is required as of the beginning of the first interim or annual reporting period after December 15, 2005. Management is required to implement its statements beginning in the fiscal year January 1, 2006 and they are currently evaluating the impact of implementation of this statement on us.

FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003

For the year ended December 31, 2004, our revenue decreased by $145,309 to $57,238 from $202,547 for the year ended December 31, 2003 a decrease of 72%, with a gross profit of $48,209. The decrease is primarily due to the redirection of our sales focus and strategy from the resale of computer equipment (principally iris recognition devices manufactured by Panasonic and LG Electronics) to the development and sale of our own suite of authentication security and identity theft prevention products. Commission income for the period decreased by $3,818 from $7,498 in 2003 to $3,680 in 2004, a decrease of 51%, as a result of the termination of our residual commissions agreement received from prior contracts sold when acting as an agent in the resale of telecommunications equipment and services.

The General and Administrative Operating Expenses for the period ended December 31, 2004 increased by $1,872,796, to $2,719,258 from $846,462 for the period ending December 31, 2003, an increase of approximately 221%. These increases are largely attributable to corporate development, our increased payroll expenses due to upsizing, and our increased marketing expenses in order to facilitate growth and our efforts to develop commercial markets for our products during the second half of 2004.

The net loss for the year ended December 31, 2004 was $2,993,529, or a loss of $0.20 per common share, compared to net loss of $800,717, or a loss of $0.07 per common share, for the year ended December 31, 2003, an increased net loss of approximately 274% and an increase in the loss per share of approximately 186%. The primary reason for the increase in the loss was the additional personnel and marketing costs associated with our efforts to introduce our network security products to the market. Our total operating expenses for the year ended December 31, 2004 were $2,947,669.

Our principal expenses for the year ended December 31, 2004 were payroll expenses and professional services fees. Our professional services fees included legal services, accounting services, public relation firms, and lobbyist consultants and development consultants. The increased level of expenses incurred by us in 2004 as compared to 2003 arises out of our efforts to commercially develop and exploit our suite of network security products. These expenses were additional payroll, marketing and consulting expenses. Some of the specifics include additional sales support, contracting a new public relations firm and contracting a lobbyist group in Washington, D.C. to concentrate on the government sector.

When options or warrants to purchase our stock are used as incentives for employees, officers or directors, we use the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees", as permitted by Statement of Financial Accounting Standards "SFAS" No. 123, to account for its employee incentive stock options. The intrinsic value method calculates the value of the option or warrant at the difference between the strike price and the price of the stock on the day the option or warrant is granted, except that such value is zero if the strike price is higher than the price of the stock. All employee stock options issued as of December 31, 2004, have been accounted for under the intrinsic value method and have been valued at $0 because the strike price of such options were issued at $1.00, which was greater than the fair market price on the dates of grant. Had we determined compensation expense based on the fair value at the grant dates for those awards consistent with the method of SFAS No. 123, the value of the vested employee stock options would be $163,985 and $120,311 for the years ended December 31, 2004 and 2003, respectively, using the Black-Scholes option-pricing model. As of December 31, 2004, using the Black-Scholes option-pricing model, the unvested employee stock options were 784,306 with a value which amounted to $239,369.

On December 2, 2004, the Company and NetLabs.com agreed to terminate the royalty portion of the Asset Purchase Agreement for the issuance to NetLabs of options to purchase 7,600,000 shares of the Company's common stock at a price of $0.36. The options vest as follows: 2,530,000 shares at September 11, 2004, 2,530,000 shares at September 11, 2005 and 2,540,000 shares at September 11, 2006. At December 31, 2004 the fair value of the options are $3,194,274 using the Black-Scholes Option Pricing Model. The options are considered payments in lieu of future royalties and beginning December 2, 2004, $3,194,274 of prepaid royalty expense will be amortized over the remaining term of the royalty provision of the agreement, which expires August 31, 2013. The fair value for these options are to be measured as follows: at the time the options vest the fair value of the options will be fixed. Prior to vesting, the options fair value will be measured at the end of each reporting period.


RESULTS FOR THREE MONTHS ENDED MARCH 31, 2005 COMPARED TO THREE MONTHS ENDED MARCH 31, 2004

Revenues for the three months ended March 31, 2005 were $8,029 compared to $4,133 for the three months ended March 31, 2004, an increase of $3,896 or 94.27%. The resultant increase in revenues was primarily due to the sale of a pilot program of our software. The revenues generated consisted of hardware sales, software sales and revenue from sign on fees. Hardware sales for the three months ended March 31, 2005 were $829 compared to $0 for March 31, 2004, an increase of $829. The increase was due to the sale of a pilot program for our software, which resulted in an increase in hardware sales. Software sales for the three months ended March 31, 2005 were $5,500 compared to $0 for the three months ended March 31, 2004, an increase of $5,500. The increase was due to the sale of a pilot program of our software. Sign on fees for our ASP transaction model amounted to $1,700 for the period ended March 31, 2005 compared to $0 for the three months ended March 31, 2004. The increase was due to signing up two new clients. Transaction revenues from the ASP hosting model were $0 for the three months ended March 31, 2005 and $3,391 for the three months ended March 31, 2004. The decrease was due primarily to the lack of ASP transactions and awaiting the ramp up of the new clients. Commission income for the three months ended March 31, 2005 were $0 compared to $742 for the three months ended March 31, 2004. In 2001 the Company became a reseller of Nextel and XO Communication cellular services. These sales provided both commissions on the sale of Nextel phones and residual commission income From XO Communications beginning in January 2002. The commission revenue varied from month to month, dependent on the utilization of the services by the customer and the terms of their contracts. Effective August 2004, the Company no longer receives these commissions due to the conclusion of the residual terms between the Company and XO Communications.

Our principal expenses during the first three months of 2005 and 2004 were payroll expenses and professional expenses. Our professional expenses included legal, accounting, public relations and lobbying consultants. The increased level of expenses being incurred by the Company arises out of its efforts to commercially exploit its suite of network security products. Some of the specifics include additional sales support, contracting a new public relations firm and contracting a lobbyist group in Washington D.C. to concentrate on the government sector.

Cost of revenues for the three months ended March 31, 2005 was $2,371 compared to $0 for the three months ended March 31, 2004, an increase of $2,371. The net increase resulted primarily from costs incurred by third parties for transaction fees as customers began implementation of the platform, ASP hosting set-up fees and related costs.

Gross profit for the three months ended March 31, 2005 was $5,658 compared to $4,133 for the three months ended March 31, 2004, an increase of $1,525, or 36.90%. The increase was primarily due to increased transaction revenue and new client sign up fees.

Research and development expenses for the three months ended March 31, 2005 were $104,099 compared to $42,654 for the three months ended March 31, 2004, an increase of $61,445, or 144%. The increase is primarily attributable to an increase in personnel dedicated to research and development added after March 31, 2004. The salaries, benefits and overhead costs of personnel conducting research and development of our software products comprise research and development expenses.

Selling, general and administrative expenses for the three months ended March 31, 2005 were $781,914 compared to $241,369 for the three months ended March 31, 2004, an increase of $540,545 or 223%. The net increase was due primarily to increases in our staffing, advertising, promotion and marketing, legal and accounting, consulting costs and overhead.

Selling, general and administrative expenses at March 31, 2005 and March 31, 2004 consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services, including consulting, legal, and accounting fees, travel costs, non-cash stock compensation expense for the issuance of stock options and other general corporate expenses.

Other expense for the three months ended March 31, 2005 was $52,011 as compared to $12,163 for the three months ended March 31, 2004, representing an increase in other expenses of $39,848, or 328%. The increase was primarily due to interest charges for notes payable and deferred financing charges relating to the convertible promissory notes, which are described in the footnotes to the accompanying financial statements.

Our net loss for the three months ended March 31, 2005 was $932,366 compared to a net loss of $292,053 for three months ended March 31, 2004, an increase of $640,313, or 219%. The increase in the loss was primarily due to the increase in selling, general and administrative expenses and the costs related to convertible promissory notes and notes payable.

LIQUIDITY AND CAPITAL RESOURCES

Our total current assets at December 31, 2004 were $691,282, including $103,745 in cash as compared with $26,533 in total current assets at the year ended December 31, 2003, which included cash of $4,285. Our total current assets at March 31, 2005 were $802,034, including $236,007 in cash. Additionally, we had a shareholders equity in the amount $2,288,440 at the year ended December 31, 2004 as compared to a shareholders deficiency of $578,167 at the year ended December 2003. At March 31, 2005 our shareholders equity amounted to $2,533,798. The increases in shareholders equity are a result of the Company's sales of common stock and conversions of debt. We have historically incurred losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of the corporation selling shares of our common stock privately. During 2004, we issued 1,187,081 shares in connection with a private placement of our common stock from which we received proceeds of $854,695. Additionally, during the year ended December 31, 2004 the Company privately sold 2,288,975 shares of its common stock for $1,648,068. During the first quarter of 2005, the Company privately sold 95,209 shares of its common stock for $68,550.

The number of common shares outstanding increased from 13,684,257 shares at year end 2003 to 17,160,313 at year end 2004, an increase of 25%. During that period our shareholders' deficit due to the injection of capital, was reversed from a deficit of $578,167 to an equity position of $2,288,440 at year end 2004, an increase of approximately 496%. The number of common shares outstanding at March 31, 2005 was 17,288,855. Our total current assets were $691,282 for the year ended December 31, 2004, compared to total current assets of $26,533 for the year ended December 31, 2003, an increase of approximately 2,505%. We had $103,745 of cash at year end 2004, compared to $4,285 cash at year end 2003 an increase approximately of 2,321%. Our total current assets were $802,034 including $236,007 of cash at March 31, 2005. We financed our operations during 2004 and the first quarter of 2005 through secured debentures, unsecured loans, principally from related parties and sales by us of our common stock through private transactions. The number of common shares outstanding increased from 17,160,313 at December 31, 2004 to 17,288,855 shares of common stock at March
31, 2005, an increase of 0.75%. During the three month period the equity position increased by $245,358 to $2,533,798, an increase of 10.72%.


As of the year ended December 31, 2003, we executed unsecured promissory notes with two employees in the amounts of $12,000 and $8,700 (the employees were subsequently terminated). Additionally, as of December 31, 2003 we executed an unsecured promissory note with an individual in the amount of $10,000 of which $4,000 of the note was repaid.

As of the year ended December 31, 2003, we executed unsecured convertible notes with two of our officers totaling $240,000 and $20,000. Additionally, as of December 31, 2003 we executed an unsecured convertible note with one of our employees of in the amount of $50,000.

For the year ended December 31, 2004, we executed unsecured promissory notes with two of our officers totaling $204,000 and $2,000. Additionally, for the year ended December 31, 2004, we executed unsecured promissory notes with two employees in the amounts of $15,000 (employee has since terminated) and $7,380. For the year ended December 31, 2004, we repaid a $15,000 unsecured promissory note and the $2,000 unsecured promissory note to two of our officers. Additionally, for the year ended December 31, 2004, we repaid to a former employee $21,000 of his unsecured promissory note balance. Additionally, we placed into escrow the outstanding unsecured promissory note balance of $6,000 to be released upon the execution of a former employee separation agreement.


For the year ended December 31, 2004, we executed unsecured convertible notes with one of our officers totaling $200,000, and executed with one of our employee an unsecured convertible note in the amount of $15,000. We also executed unsecured convertible notes with three individuals in the amounts of $25,000, $15,000 and $10,000. Additionally, for the year ended December 31, 2004, $20,000 was repaid to one of our former officers as part of his separation agreement, $300,000 in notes was converted to common stock by one of our officers and $7,500 in notes was converted to common stock by one of our employees.

As of March 31, 2005 the open unsecured related party promissory note balances are $196,200, listed as follows:

     o    $189,000 to our CEO
     o    $7,200 to a former employee

As of March 31, 2005 the open convertible note balances are $1,360,000, listed as follows:

     o   $500,000 to Cornell Capital Partners, LP (12/04 secured debenture)
     o   $500,000 to Cornell Capital Partners, LP (01/05 secured debenture)
     o   $125,000 to an unrelated individual (01/05 unsecured debenture)
     o   $235,000 to an unrelated company (03/05 unsecured debenture)

As of March 31, 2005 the open convertible note balances - related parties are $247,500, listed as follows:

     o   $140,000 to our CEO
     o   $57,500 to our VP of Technical Services
     o   $10,000 to a relative of our former VP of Sales
     o   $25,000 to a relative of our former VP of Sales
     o   $15,000 to a relative of our former VP of Sales


For the period January 1, 2005 through April 30, 2005, we repaid $2,500 of the unsecured promissory note to one of our former employees.

To date, we have not generated significant revenues and we anticipate that we will not generate any significant revenues until the fourth quarter of 2005. We expect that we will rely, at least in the near future, upon a limited number of customers for a substantial percentage of our revenues and may continue to have customer concentrations. Inherently, as time progresses and corporate exposure in the market grows, we will attain greater numbers of customers and the concentrations will diminish. Until this is accomplished, we will continue to secure additional financing through both the public and private market sectors to meet our continuing commitments of capital expenditures and our sales revenue can provide greater liquidity.

We do not expect to sell significant equipment over the next twelve months except within the demands of potential acquisitions that we may pursue or part of our distribution or reseller business.

We have historically incurred losses and expect to continue to incur losses in the foreseeable future. Our operations presently require funding of approximately $240,000 per month. We project to be profitable by the end of year 2005. Our current forecast and pipeline substantiate our becoming profitable by the end of 4th quarter 2005 based on some key potential clients in the financial industry in the United States and in Asia. There can be no assurance, however, that the sales anticipated will materialize or that we will achieve profitability we have as forecasted.

Except for the limitations imposed upon us respective to the secured convertible debentures of Cornell Capital Partners, LP. and Highgate House Fund, Ltd., there are no material or known trends that will restrict either short term or long-term liquidity. The secured debentures require us to obtain approval of Cornell and Highgate prior to concluding and accepting any additional financing and restrict us providing no terms better than what Cornell and Highgate has provided through the secured debentures.

On December 20, 2004, we entered into a Securities Purchase Agreement whereby we agreed to issue $1,000,000 in secured convertible debentures to Cornell. In accordance with our agreement with Cornell, we issued a $500,000 secured debenture on December 20, 2004 and received the net proceeds of the secured debenture on December 22, 2004. We issued a second secured debenture and received $500,000 on January 25, 2005. The secured debentures bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of: (i) 120 percent of the market price of our stock at such time as it is quoted on the Over-the-Counter Bulletin Board or (ii) 80 percent of the lowest closing bid price during the five days preceding the conversion date. The issuance of the secured convertible debentures has resulted in the creation of a liability. We believe, although we cannot provide guarantees, that Cornell will convert the secured debentures into shares of our common stock thereby not impacting our cash position. In the event that Cornell does not convert the secured debentures to shares, then we will be required to repay the principal and interest on the secured debentures, which may have a negative impact on our liquidity. However, based on the terms of the secured convertible debentures, we have the ability to prepay any or all of the outstanding secured debentures at any time prior to maturity with no penalty other than a 10%-20% premium on the remaining principal balances. This would eliminate any additional negative impact to our stock price once effective that the conversion of the secured debentures agreements could cause.

At the time that we entered into the agreement to issue $1,000,000 aggregate value of secured debentures to Cornell, we also entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell in the amount of $10,000,000. Effective February 10, 2005, we agreed with Cornell to terminate the SEDA.

It is unlikely that we will be able to generate sufficient funds internally to sustain our operations until the fourth quarter 2005. We will seek to raise additional funds to continue our operation. It is management's plan to seek additional funding through the sale of common stock and the issuance of notes and debentures, including notes and debentures convertible into common stock. If we issue additional shares of common stock, the value of shares of existing stockholders is likely to be diluted.

However, the terms of the secured convertible debentures issued to certain of the selling stockholders require that we obtain the consent of such selling stockholders prior to our entering into subsequent financing arrangements. No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements.


Our future revenues and profits, if any, will primarily depend upon our ability to secure sales of our suite of network security products. We do not at present generate significant revenue from the sales of our products. Although management believes that our products area competitive for customers seeking a high level of network security, we cannot forecast with any reasonable certainty whether our products will gain acceptance in the marketplace and if so by when. In addition, we are a reseller and potential distributor for various security and telecommunications related products, for which we anticipate minimal revenues over the next twelve (12) months.

SUBSEQUENT EVENTS

On April 27, 2005, we entered into an amendment to the secured debentures with Cornell. Pursuant to said amendment, we revised the conversion price of the secured debentures to an amount equal to the lesser of: (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price of the common stock during the five days preceding the conversion date. In addition, the amended secured debenture was issued to Cornell in a principal amount of $1,024,876, representing $1,000,000 of the original principal amount of the secured debentures issued to Cornell on December 20, 2004, plus $24,876 in accrued interest from the date of original issuance to April 27, 2005.

On April 27, 2005, we entered into a Securities Purchase Agreement with Highgate House Funds, Ltd. ("Highgate") pursuant to which we sold a principal amount $750,000 7% secured convertible debentures , and the 150,000 shares of our common stock, par value $.0001 per share. We received $375,000 from Highgate on the date of the first closing, May 2, 2005, and we held a second closing on May 11, 2005 in which we received the remaining $375,000 in funds from Highgate. We issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Pursuant to the terms of the Securities Purchase Agreement, we are prohibited from utilizing the funds which we received from Highgate in a manner which would deviate from the uses specified in the Securities Purchase Agreement. In accordance with the use of proceeds, the funds received from Highgate are to be used to:

     o    cover our current monthly burn rate during the filing period,
     o    hire one to two additional junior sales persons and interns,
     o purchase related technology equipment in order to meet our current and potential client requirements,
     o cover our working capital requirements dedicated to increasing the sales and revenues of our Company.
     o cover monthly payments for our public relations and investor relations firms and our Washington D.C. lobby group
     o    stress testing our software,
     o    purchase strategic cold call listings,
     o pay for costs relating to our SEC filing obligations, financial audits, quarterly reviews and legal expenses incurred during filing period, and
     o cover expenses associated with marketing events, trade shows, travel and entertainment.

Furthermore, we are prohibited from using the proceeds to repay any indebtedness of any of our insiders.

The secured debentures bear simple interest at a rate of 7% per annum and expire 2 years after the date of issuance. The secured debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In addition, we have the right to redeem the secured debentures, at any time prior to its maturity, upon 3 business days prior written notice to the holder. In the event that we redeem the secured debentures within 180 days after the date of issuance, the redemption price shall be 110% of the remaining balance of the secured debentures plus accrued interest. After 180 days the secured debentures may be redeemed at 120% of the remaining balance of the secured debentures plus accrued interest.

In addition, we have entered into an Investor Registration Rights Agreement with Highgate dated as of April 27, 2005 pursuant to which we have agreed to file a registration statement no later than 30 calendar days after the closing date registering the 150,000 shares issued to Highgate and 500% of the shares of our common stock issuable upon conversion of the secured debentures. In addition, we have agreed to use our best efforts to ensure that such registration statement is declared effective by the Securities and Exchange Commission within 120 calendar days after the date of filing. In the event that the registration statement is not declared effective within 120 calendar days from the date of filing, we shall make a cash payment to the investor, as liquidated damages and not as a penalty, or shall issue to the investor shares of our common stock, at our sole election, within 3 business days from the end of the month, in an amount equal to 2% (two percent) per month of the outstanding principal amount of the secured debentures.

We entered into an Escrow Shares Escrow Agreement with Highgate and Gottbetter & Partners, LLP, as escrow agent, pursuant to which we issued 6,510,000 shares of our common stock issuable upon conversion of the secured debentures to be held in escrow until such time as Highgate converts all or a portion of the secured debentures.

In addition, we entered into a Security Agreement with Highgate dated as of April 27, 2005 pursuant to which we granted Highgate a secured interest in all of our assets. Such secured interest shall be second in priority to the secured interest which we granted to Cornell Capital Partners, L.P. on December 20, 2004. The Security Agreement contains certain negative covenants that will remain in effect until our repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with such agreement, we may not, without Highgate's written consent, directly or indirectly:

     o permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property,
     o assign, pledge or in any way transfer or encumber Highgate's right to receive any income or other distribution from any part of the pledged property,
     o enter into any sale-leaseback financing respecting any part of the pledged property,
     o materially change our ownership, executive staff or management, including Mark L. Kay and Mark Corrao;
     o declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or
     o    make  any  payments  in  respect  of  any  pension,   profit  sharing,
          retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate.

In addition, we may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business.

Further, we may not:


     o make any loan, advance or extension of credit to any person other than in the normal course of our business, and

     o create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business).

Going Concern

We are assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred net operating losses of approximately $2,993,529 for the year ended December 31, 2004, compared to $800,717 for the year ended December 31, 2003. At March 31, 2005, the Company's accumulated deficit was $4,936,603, its working capital deficiency was $1,282,054 and approximately 94% of it's assets consist of prepaid expenses and deferred charges. In addition, for the period ended March 31, 2005, our net operating loss was $932,366. Additionally, as of December 31, 2004, we had a net working capital deficiency of approximately $595,675 and negative cash flows from operating activities of approximately $2,004,228. For the period ended March 31, 2005 we had negative cash flows from operating activities of approximately $773,469. Since our inception, we have incurred losses, had an accumulated deficit, and have experienced negative cash flows from operations. The expansion and development of our business may require additional capital. This condition raises substantial doubt about our ability to continue as a going concern. Our management expects cash flows from operating activities to improve in the fourth quarter of fiscal 2005, primarily as a result of an increase in sales, and plans to raise financing through various methods to achieve the business plans, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flows or obtain additional financing when required, we may have to modify, delay or abandon some or all of our business and expansion plans.

                                    BUSINESS

Organization

StrikeForce is a New Jersey corporation that was organized under the laws of the State of New Jersey on August 24, 2001. On December 10, 2002, memorialized on September 11, 2003, we acquired all of the intellectual property of NetLabs.com, Inc., including the rights to develop and sell their principal products.


We were organized in August 2001 under New Jersey law as Strike Force Technical Services, Inc. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services. In December 2002 and formally memorialized by an agreement in September 2003, we completed the acquisition of certain assets of another New Jersey corporation, NetLabs.com. We subsequently changed our name to StrikeForce Technologies, Inc., under which we had conducted our business since August 2001. The assets that we acquired from NetLabs.com included the intellectual property rights to their principal products and certain officers of NetLabs.com joined StrikeForce as officers and directors of our Company. We are a software development and services Company that offers a suite of Integrated computer network security products using proprietary technology. Our strategy is to develop and exploit our suite of network security products for customers in the corporate, financial, government and e-commerce sectors.

Our Products

We are actively marketing a suite of proprietary products that provide a method to completely separate a user's name and password over different communications channels, making the possibility of password interception and hacking extremely remote. This separation of the user's credentials is known as "Out-of-Band" authentication, i.e., verification of the user's identity through communication with an independent server. Most computer network security uses a single band of communication in which the user and password are identified in the same communication channel. We acquired these assets in December 2002 from NetLabs.com, Inc., which includes the research and development necessary to introduce these products to the marketplace and completed the development of the core platform (ProtectID(TM)) in mid 2003. Currently, we are selling the latest ProtectID(TM) version 2.0. Additionally, during 2004 we completed and started to market and sell both our VerifyID(TM) (version 1.0)and ResetID(TM) (version 1.0) products. We completed the alpha version of our GuardedID(TM) product in the fourth quarter of 2004 and will be introducing for sale GuardedID(TM) version
1.0 during the second quarter 2005. Our estimated costs to complete the manuals and packaging for GuardedID(TM) are $20,000. Our TrustedID(TM) application is still under development and we expect to incur additional costs of $85,000 on this product. We have targeted the introduction of our initial version of TrustedID(TM) for the second quarter of 2005 and plan to introduce subsequent versions with additional features, if justified by market demand.

We incurred research and development costs for the years ended December 31, 2004 and December 31, 2003, of $228,411 and $80,651, respectively. For the period ended March 31, 2005 we incurred research and development costs of $104,099. All costs of research and development have been borne by us.

Our "Out-of-Band" authentication product is part of our suite of security products (ProtectID(TM), VerifyID(TM), GuardedID(TM), TrustedID(TM) and ResetID(TM)), which provide a high level of security for computer networks used in eCommerce, corporate, financial services and government. Management believes that the demand for network security products is likely to increase in the immediate future as a result of greater emphasis on the security of computer networks and the global growth incidence of identity theft.

o ProtectID(TM) is an authentication platform that uses our "Out-of-Band" procedures to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone or multiple computer secure sessions, biometric identification or encrypted devices such as tokens or smartcards. The authentication procedure separates authentication information, or utilizes a device across a second network, such as usernames and passwords or biometric information, which are then provided to the network's host server on separate channels.

o VerifyID(TM) is a software application that verifies the identity of an end user or applicant by asking a series of questions based on publicly available information, e.g., prior addresses or motor vehicles that are unlikely to be known by anyone other than the "true" user.

o TrustedID(TM) is a development-phase software application intended to provide greater security by validating the authenticity of any computer trying to login to an enterprise network or web service using a unique device "ID" that is machine specific. TrustedID(TM) also protects networks from the results of malware/spyware and further secures, by personal firewall, end user data being secretly transmitted to spyware servers.

o GuardedID(TM) creates a 128 bit encrypted separate pathway for information delivery from a keyboard to a targeted application at a local computer, preventing the use of spyware/malware being used to collect user information.

o ResetID(TM) provides user authenticated "Out-of-Band" technology to reset user credentials. ResetID(TM) provides a secure means of resetting a user's passwords into Active Directory and LDAP databases.

Additional   information  about  our  products  is  available  on  our  website,
www.sftnj.com.

A number of the above products include software and hardware products that we contractually license from other vendors. These vendor licenses are specific to Microsoft's Windows Server and Pronexus for their telephony software. In addition, StrikeForce secondarily functions as a distributor and reseller of related data, software and hardware products. These products include aggregated consumer data that we are licensed to access through third-party data base providers as part of our VerifyID(TM) product and biometric scanners such as Panasonic's Iris and Video Cameras. Our ProtectID(TM) requires a hosted service provider if the business prefers not to license the product directly, for which we have a strategic arrangement with Panasonic to provide for us. With the exception of our licenses with Microsoft, none of our contracts for hardware or software are with a sole supplier of that product.


In addition, StrikeForce secondarily functions as a distributor and reseller of related technology software and hardware products. These products include Panasonic's Iris Cameras, as well as additional authentication and telecommunication software and hardware devices. Because we believe that our products can provide device manufacturers with increased market opportunities, our strategy includes the distribution and resale of other manufacturers products that utilize our products. An example would be the sale of a biometric device that requires special software and processing to authenticate remote users, for which ProtectID(TM) solves that problem. We intend to seek out such synergistic relationships that will establish StrikeForce as a partner to the device manufacturer and provide opportunities for StrikeForce to distribute and/or resell related hardware and/or software products with our products. At the present time, however, the resale of the products of third parties are incidental to our principal business as a provider of security software for various computer applications.

Our products incorporate technology and processes that we consider confidential and proprietary, and we have taken steps to protect our exclusive use of these processes to the extent possible. We have applied for patents to protect a right of exclusive use for certain aspects of our technology and methodology. In addition, our policy is to require our employees, consultants, vendors, suppliers, resellers and our customers execute confidentiality agreements that prohibit disclosure of our confidential and proprietary information. There can be no assurance, however, that all parties executing such agreements will comply with our terms or that we will be able to enforce the agreements in the event of a breach.

Factors that are considered important to our success include, but are not limited to, the following:

o The Size and Growth of the Network Security Market: In 2003, the FTC reported losses of $48 billion by 9.9 million victims of identity theft. We believe that our products have the ability to prevent identity theft.

o The Effectiveness of Our Products: Our products have been designed to provide the highest available level of security for computer networks. In particular, we believe that our "Out-of-Band" authentication process is an innovative product that will prevent unauthorized access to computer networks. We also believe that our other products will substantially reduce or eliminate unauthorized access to the computer networks of our customers and will provide effective security products to drastically reduce the incidence of identity fraud for our customers. We have not, however, implemented our products on a large scale and there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can there be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success.

o Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software product to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular products. StrikeForce's ProtectID(TM) operates on an independent platform and is able to integrate with multiple operating systems and user interfaces. ProtectID(TM) has been designed to use multiple authentication devices on the market (including, but not limited to, biometrics, smart cards and telephones). Our ability to integrate our products with multiple existing and future technologies is likely to be a key factor in the acceptance of our product.

o Relative Cost: We have attempted to design our products to provide a cost-effective suite of products for commercial and governmental customers. Our ability to offer our product at a competitive price and to add to existing installations is likely to be a key factor in the acceptance of our product.

We have four patent applications pending governing the technology used in our ProtectID(TM) product. These include a patent pending for the ProtectID(TM)
"Out-of-Band" security product (for Computer Network Applications) and one application for the ProtectID(TM) Methods and Apparatus for authenticating a user via an "Out-of-Band" Authentication Platform.

We intend to market our products to financial service firms, e-commerce companies, governments and small to medium-sized businesses with virtual private networks, as well as technology service companies that service all the above markets. We intend to seek such sales through our own direct efforts and through distributors and resellers. We are also seeking to license our technology as original equipment with computer hardware and software manufacturers. We are engaged in pilot projects with various resellers and direct customers, as well as having reached reseller agreements with strategic vendors.

Business Model

We operate primarily as a software development Company, providing security software products and services, to be sold to enterprises and Internet consumer businesses, both directly and through sales channels comprised of resellers, distributors and OEM relationships. We are also a reseller of biometric security products for both Panasonic and LG Electronics, as well as other security and telecommunications related devices. Initially, SFT is focusing on direct sales of its suite of security products and is also seeking to develop future sales through "channel" relationships in which our products are offered by other manufacturers, distributors or value-added resellers. It is our strategy that these "channel" relationships will provide the greater percentage of our revenues in approximately 2 years. Examples of the channel relationships that we are pursuing include our attempts to establish Original Equipment Manufacturing ("OEM") relationships with other security technology and software providers that would integrate the enhanced security capabilities of ProtectID(TM) into their own product lines. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services.

Our primary target markets include e-commerce based services companies, telecommunications and cellular carriers, financial services, and technology software companies. For the near term, we are narrowly focusing our concentration on short sales-cycle customers and strategic problem areas, such as stolen passwords used to acquire private information illegally. Because we anticipate growing market demand, we are developing a reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments. We intend to minimize the concentration on our initial direct sales efforts in the future as our reseller channel develops.

We intend to generate revenue through several pricing strategies. These include transaction fees based on volume of usage in the e-commerce markets, one time per person fees in the enterprise markets, set-up fees when the product is hosted, yearly maintenance fees and other one-time fees. We are developing pricing strategies that are intended to make our product highly competitive with other products on the market. We anticipate that a typical user will pay an initial hosting set-up fee as appropriate, periodic fees or usage-based fees for continuing use of the product, as well as yearly maintenance fees. In situations we are successful in having our products incorporated in the products and services of other companies, we intend to collect a per-unit royalty fee. We also provide our clients a choice of operating our software license internally or through our hosting service with Panasonic.

SFT's multi-channel marketing strategy includes:

o Direct sales to enterprise and commercial customers emphasized in early stages.

o Resellers & Distributors, (main sales channel) which distribute our products and services to enterprise and commercial customers (technology and software product distributors, systems integrators, other security technology and software vendors, telecom companies, etc.).

o Application Service Provider (ASP) Partner: Panasonic provides a hosting platform that facilitates faster implementations at a lower cost.

o Original  Equipment  Manufacturers:  SFT products  are sold to other  security
technology  vendors  that  integrate   ProtectID(TM)  into  their  products  and
services.

We also have entered into a strategic partnership with Panasonic in which Panasonic is an Authorized Service Provider (ASP) for the StrikeForce products, which require a secondary server used for our "Out-of-Band" authentication technology. As an authorized ASP provider, Panasonic operates our products in their data center for the benefit of clients who contract with StrikeForce for our security products. We believe that this relationship with Panasonic improves the implementation time and reduces cost and training requirements. Our agreement with Panasonic is for a five-year (5) term ending in August, 2008, which commenced August, 2003. The relationship can be terminated by either party on six months notice. Panasonic is compensated by StrikeForce based on contracted percentages of the client's fees to StrikeForce as documented in each additional client amendment to the contract.

Competition

The software development and services market is characterized by innovation and competition. There are several well-established companies within this market that offer network security systems. These include both established companies like RSA, Secure Computing, Authentify, Swivel and ValidSoft and newer companies with emerging technologies. SFT believes that its patents-pending "Out-of-Band" identity authentication system, generally known as ProtectID(TM), is an innovative, secure, adaptable, competitively priced, integrated network authentication system. The main features of ProtectID(TM) include: an open architecture "Out of Band" platform for user authentication; operating system independence; biometric layering; mobile authentication; secure website logon; VPN access; domain authentication and multi-level authentication.


Unlike other techniques for increased network security, ProtectID(TM) does not rely on a specific authentication device (e.g., tokens, smart cards, digital certificates or biometrics, such as a retinal or fingerprint scan). Rather ProtectID(TM) has been developed as an "open platform" that incorporates other authentication devices. For example, once a user has been identified to a computer network, a system deploying the ProtectID(TM) authentication system, our product, permits the "Out-of-Band" authentication of that user by a telephone, SSL client software or biometric device such as a fingerprint scan using a second server, before that user is permitted to access the network. By using "Out-of-Band" authentication methods, management believes that ProtectID(TM) provides a competitive product for customers with security requirements greater than typical name and password schemes, virtual private networks and computer systems with multiple users at remote locations. We also believe that the other products (VerifyID(TM), TrustedID(TM), GuardedID(TM) and ResetID(TM)) offer competitive product s for network security and e-commerce applications that should provide greater levels of security.

Although we believe that our suite of products offer competitive products, there is no assurance that any of these products will gain acceptance in the marketplace. Our competitors include established software and hardware companies that are likely to be better financed and to have established sales channels. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security than the ProtectID(TM) products or which can be offered at prices that are more advantageous to the customer.

INTELLECTUAL PROPERTY

We do not have any registered copyrights on any software and even though we have filed trademarks and patent applications, they are all pending completion. A minimal portion of our software is licensed from third parties and the remainder is developed by our own team of developers. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property.

We license technology from third parties, including software that is integrated with internally developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. Although we are not substantially dependent on any individual licensed technology, some of the software that we license from third parties could be difficult for us to replace. The effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our suite of products, and therefore any undetected errors in these licensed products could create delays in the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

Business Strategy


We intend to incur significant additional costs before we become profitable. We anticipate that most of the costs that we incur will be related to salaries, wages and sales commissions. We have 16 employees, of which four are involved in sales. We anticipate that we will increase our sales force between two to four full-time employees during the next 12-18 months. At the present time, our monthly burn rate is approximately $240,000 a month and we expect that our monthly burn rate will increase to $300,000 per month in approximately 12-18 months. We anticipate that the area in which we will experience the greatest increase in expenses is in payroll expenses for our sales, marketing and technology organizations.

Our strategy over the next 12 months is to have our sales force focus on direct sales to network customers and on industries that management believes provides the greatest potential for near-term sales. These include financial services, government and e-commerce businesses. We are also seeking a strategic program to establish successful resellers of our product. It is our intention to ultimately utilize resellers to generate the bulk of its sales. There can be no assurance, however, that we will succeed in implementing our sales strategy. Although management believes that there is a strong market for its products, we have not generated substantial revenue from the sale of our principal products and there is no assurance that the market will be sufficient to permit us to achieve profitability.

In addition, the terms of the secured convertible debentures issued to certain of the selling stockholders require that we obtain the consent of such selling stockholders prior to our entering into subsequent financing arrangements. No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements.


We also plan to pursue strategic partnerships with larger companies. In August 2003 we executed such a strategic partnership agreement with Panasonic that provides a hosted service for StrikeForce's suite of products. This permits our clients to implement our products without having to leverage or develop their own infrastructure.


                             DESCRIPTION OF PROPERTY

We operate from leased offices located at 1090 King Georges Post Road, Edison, New Jersey 08837. We do not hold any material investments in other real or personal property other than office equipment. We anticipate these facilities will be adequate for the immediate future but that if we are successful in introducing our products, we will need to seek larger office quarters. We have a non-cancelable operating lease for office space that was to expire in February 2005. However, we leased additional adjoining space in November 2004 and the lease was extended for an additional three-year term beginning February 1, 2005. The lease does not contain a renewal option and requires us to pay all executory costs such as maintenance and insurance.

The future minimum rental expense under the non-cancelable operating lease is as follows:



                                                             Total
                       Base Rent             Utilities     Office Rent
                       --------              ---------     -----------
     2005              $ 68,997               $ 5,529       $ 74,526
     2006              $ 68,954               $ 5,529       $ 74,483
     2007              $ 68,954               $ 5,529       $ 74,483
     2008              $  5,746               $   461       $  6,207
Lease total            $212,651               $17,048       $229,699
                       ========               =======       ========


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
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

o Any of our directors or officers, except for Mark L. Kay, as described below;
o Any person proposed as a nominee for election as a director;
o Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
o Any of our promoters;
o Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Mark L. Kay, our Chief Executive Officer, loaned us an aggregate of $440,000 during 2003 and 2004, memorialized in the form of convertible loans. The details of these convertible notes are as follows:


In August 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted the note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in August 2013.

In September 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election converted this note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in September 2013.

In October 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in October 2013.

In October 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 69,444 shares of our common stock. The warrant exercise period ends in October 2013.

In December 2003, we issued a principal amount $40,000 convertible note with warrants to purchase 4,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 59,556 shares of our common stock. The warrant exercise period ends in December 2013.

In January 2004, we issued a principal amount $60,000 convertible note with warrants to purchase 6,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of December 31, 2004 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. In November 2004, to reflect the current issue price of the stock, the conversion price was amended to $.72. Mr. Kay, at his election, converted this note to stock on December 1, 2004 and received 83,333 shares of our common stock. The warrant exercise period ends in January 2014.

In February 2004, we issued a principal amount $60,000 convertible note with warrants to purchase 6,000 shares of common stock to Mr. Mark L. Kay our CEO. The note payable has a maturity date of September 30, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share. The warrant exercise period ends February 2014.

In June 2004, we issued a principal amount $50,000  convertible note to Mr. Mark
L. Kay our CEO. The note payable has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note into shares of our common stock at $1.00 per share.

In September 2004, we issued a principal amount $30,000 convertible note with warrants to purchase 3,000 shares of common stock to Mr. Mark L. Kay our CEO. The note has a maturity date of December 31, 2005 and a variable interest rate payable equal to Mr. Mark L. Kay's private account monthly lending rate. The conversion feature allows Mr. Mark L. Kay to convert the note a into shares of our common stock at $1.00 per share. The warrant exercise period ends in September 2014.

In January 2004, we terminated our employee relationship with Mr. Constatine C. Pavlides our then CFO. A settlement between us and Mr. Constatine C. Pavlides occurred subsequently and included the repayment of a convertible promissory note dated December 2003 in the amount of $20,000 and $36,646 in severance for compensation. These amounts were paid in May 2004 in full settlement and the $36,646 has been recorded as a litigation settlement expense in 2004. As further consideration, the agreement also vested the former CFO options to purchase 50,000 shares of our common stock on a fully converted and fully diluted basis. The options have an exercise price of $1.00 and a term of ten years from Mr. Constatine C. Pavlides hire date. The agreement releases us from any and all prior obligations and claims with Mr. Constatine C. Pavlides.

In November 2003, we issued a principal amount $50,000 convertible note with warrants to purchase 5,000 shares of common stock to Mr. Michael Brenner one of our Vice Presidents. The note payable has a maturity date of December 31, 2004 and an interest rate of prime plus two (2%) percent. The conversion feature allows Mr. Michael Brenner to convert the note into shares of our common stock at $1.00 per share. In November 2004, the maturity date of the convertible note was extended to June 30, 2005. In December 2004, we amended the conversion price on the convertible note to $.72 a share. The warrant exercise period ends November 2013.

In January 2004, we issued a principal amount $15,000 convertible note with warrants to purchase 1,500 shares of common stock to Mr. Michael Brenner one of our Vice Presidents. The note payable has a maturity date of December 31, 2004 and an interest rate of prime plus four (4%) percent. The conversion feature allows Mr. Michael Brennerto convert the note into shares of our common stock at $1.00 per share. In November 2004, the maturity date of the convertible note was extended to June 30, 2005. In December 2004, we amended the conversion price on the convertible note to $.72 per share. The warrant exercise period ends November 2013. In December 2004, Mr. Michael Brenner elected to convert half of the principal amount, $7,500, into common stock at a conversion price of $.72 and received 10,417 shares of our common stock.

In January 2004, we received $15,000 and executed a promissory note with Mr. Thomas Yon founding shareholder of our Company. The note is due on December 31, 2004 and bears interest at prime plus 2% per year. The principal balance outstanding on this note is $6,000 at December 31, 2004. The remaining balance of the note is being held in an escrow account with our employment counsel, as we are waiting for a general release from this individual. As of May 13, 2005 this note was paid in full.

In March 2004, we executed two promissory notes with Mr. Mark L. Kay our Chief Executive Officer ("CEO") in the principal amounts of $55,000 and $50,000, respectively. The notes are due June 30, 2005 and bear interest at a rate per annum equal to the CEO's private account monthly lending rate.

In July 2004, we received $2,000 and executed a promissory note with Mr. Robert Denn President. The note is non-interest bearing and is due on December 31, 2004. In December 2004, this note was paid in full.

In August 2004, we received $7,380 and executed a promissory note with Mr. Michael Brenner one of our Vice Presidents. The note was due December 31, 2004 and beared interest at prime plus 2% per year. In December 2004, this note was paid in full.

In November 2004, we received $84,000 and executed a promissory note with Mr. Mark L. Kay our CEO. The note is due on June 30, 2005 and bears interest at a rate per annum equal to the CEO's private account monthly lending rate. In December 2004, one note for $15,000 was paid in full. The CEO's private account monthly lending rate for the year ended December 31, 2004 ranged between 5.375 and 6.375 per annum.

In December 2004, we executed a principal amount $15,000 promissory note with Mr. Mark L. Kay our CEO. The note is due on June 30, 2005 and bears interest at a rate per annum equal Mr. Mark L. Kay's private account monthly lending rate. In December 2004, this note for $15,000 was paid in full. Mr. Mark L. Kay's private account monthly lending rate for the year ended December 31, 2004 ranged between 5.375 and 6.375 per annum.

In November 2004, we issued a principal amount $10,000 convertible promissory note to a relative of Mr. David Morris our former Vice President of Sales. The note payable has a maturity date of April 30, 2006 and bears interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted in full. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share.

In November 2004, we issued a principal amount $15,000 convertible promissory note to a relative of Mr. David Morris our former Vice President of Sales. The note payable has a maturity date of April 30, 2006 and bears interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted prior. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share.

In November 2004, we issued a principal amount $25,000 convertible promissory note to a relative of Mr. David Morris our former Vice President of Sales. The note payable has a maturity date of April 30, 2006 and bears interest at prime plus two (2%) percent. Interest is due and payable at the maturity date, unless converted prior. The conversion feature allows the holder to convert into shares of our common stock at $1.00 per share.

In connection with the convertible notes payable issued, we issued to the individuals warrants exercisable in the aggregate into 45,500 shares of our common stock at an exercise price of $1.00 per share. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $12,565. For the years ended December 31, 2004 and 2003, we have recorded $10,734 and $1,831 of interest and financing expense in the accompanying statement of operations, related to the issuance of these warrants.

At December 31, 2004, accrued interest due to Mr. Mark L. Kay the CEO and Mr. Michael Brenner one of our Vice Presidents for their notes were $7,514 and $63, respectively, and are included in accrued expenses in the accompanying balance sheet. Interest expense for convertible notes payable - related parties for the years ended December 31, 2004 and 2003 was approximately $25,026 and $4,039, respectively.

In December 2003, we received $12,000 and executed a promissory note with Mr. Tomas Yon a founding shareholder of our Company. The note bears interest at prime plus 2% per year. Eight equal principal payments of $1,500 were to commence on June 1, 2004. At December 31, 2004, this note was paid in full.

In July 2002, advances from Mr. Joseph Marcantuono a former officer were converted into a promissory note in the amount of $8,700. The note is a non-interest bearing demand note.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

Holders of Our Common Stock

As of the date of this prospectus, we had 144 shareholders of record.

Rule 144 Shares

As of the date of this Prospectus, a total of 17,438,855 shares of our common stock are outstanding. Substantially all of these shares are proposed for registration. In addition, approximately 1,700,000 shares of common stock not covered by this registration are eligible for resale under Rule 144 of the Securities Act.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

Options and Warrants

       Securities Authorized for Issuance Under Equity Compensation Plans

The board of directors has from time to time authorized the issuance of options to employees as compensation for services performed or as incentive for future performance of employee duties. Such issuances were issued without a formal compensation plan having been adopted. On September 4, 2004, the board adopted a formal long-term incentive compensation plan. The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

Equity Compensation Plan Information


------------------------------------ ------------------------ ----------------------- ---------------------------
Plan category                                 Number of            Weighted average      Number of securities
                                             securities           exercise price of      remaining available
                                          to be issued upon          outstanding        for future issuance under
                                             exercise of                options,        equity compensation plans
                                             outstanding             warrants and       (excluding securities)
                                               options,                  rights           reflected in column (a)
                                         warrants and rights

------------------------------------ ------------------------ ----------------------- ---------------------------
                                                 (a)                      (b)                    (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security holders                            1,902,500       $         1.00                   3,097,500
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security holders
                                                 -0-                      -0-                     -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          1,902,500       $         1.00                   3,097,500
------------------------------------ ------------------------ ---------------------- ---------------------------

In connection with the purchase of certain assets of NetLabs.com, Inc., we issued to NetLabs.com, Inc. options to purchase 7,600,000 shares of our common stock at a price of $0.36. The options expire in 2013.

In connection with the issuance of certain convertible promissory notes to our employees, we have granted to the holder the right to convert the principal and accrued interest into common stock at a price of $1.00 per share and for a period of ten years to purchase common stock in an amount up to 10 percent of the principal amount of the note at a price of $1.00 per share. There are presently convertible notes outstanding in an amount of $247,500.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our four other most highly compensated executive officers whose total compensation during the last fiscal year exceeded $100,000.

                                Annual Compensation                Long Term Compensation
                           --------------------------------   ----------------------------------------------------------------------
                                                                   Awards                          Payouts
                                                              ----------------------------------------------------------------------
                                                                                               Securities
                                                                                 Restricted    Underlying
Name     and     Principal                                     Other  Annual      Stock         Options/       LTIP      All Other
Position                    Year        Salary       Bonus     Compensation      Award(s)      SARs (#)       Payouts   Compensation
------------------------- ---------- ----------- ----------- ---------------- -------------- -------------- ----------- ------------
Mark L. Kay                 2005      $111,000       --                --             --         --             --         --
Chief Executive Officer     2004      $111,000       --                --             --         --             --         --
                            2003       $75,000       --                --             --      1,000,000         --         --

Robert Denn                 2005      $111,000       --                --             --         --             --         --
Chairman  of the  Board of  2004      $111,000       --                --             --         --             --         --
Directors, President        2003       $78,000       --                --             --         --             --         --

Ramarao Pemmaraju           2005      $111,000       --                --             --         --             --         --
Chief Technical Officer     2004      $111,000       --                --             --         --             --         --
                            2003       $78,000       --                --             --         --             --         --

George Waller               2005      $111,000       --                --             --         --             --         --
Executive  Vice  President  2004      $111,000       --                --             --         --             --         --
of Marketing                2003       $78,000       --                --             --         --             --         --


Mark Corrao                 2005      $111,000       --                --             --         --             --         --
Chief Financial Officer     2004      $111,000       --                --             --         --             --         --
                            2003       $78,000       --                --             --         --             --         --

                               OPTIONS GRANT TABLE

     The following table sets forth information with respect to the named executive officers concerning the grant of stock options during the fiscal year ended December 31, 2004. We did not have during such fiscal year, and currently do not have, any plans providing for the grant of stock appreciation rights ("SARs").

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------
                               INDIVIDUAL GRANTS
------------------------ --------------------------- ------------------------ ------------------------ ------------------------
Name                        Number  of Securities    Percent of total         Exercise or base price  Expiration Date
                            Underlying Options       options granted to           ($/Sh)
                            granted                  executives in fiscal
                                                     years 2003-2004
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Mark L. Kay                 1,000,000                100                      $1.00(1)                 May 20, 2013
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------

(1) Vests in equal thirds on June 1, 2004, June 1, 2005 and June 1, 2006. Aggregated Option Exercises and Fiscal Year end Option Value Table

There were no options or warrants exercised by any of the Named Executive Officers during the most recently completed fiscal year.

We do not have any Long-Term Incentive Plans.

Compensation of Directors

There are no standard arrangements pursuant to which our directors are compensated for their services as directors. No additional amounts are payable to our directors for committee participation or special assignments. We currently do not have any committees.

There are no other arrangements pursuant to which any director was compensated during our last completed fiscal year for any service provided as director.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

We have entered into an employment agreement with Mark Kay which provides for his employment as our Chief Executive Officer at a base compensation of $75,000 per year, subject to reviews and increases (including an increase to $150,000 upon achieving $2,000,000 in equity funding). The term of Mr. Kay's employment agreement is from May 20, 2003 through June 1, 2006. The agreement also granted Mr. Kay options for the purchase of 1,000,000 shares of our common stock at an exercise price of $1.00 per share, vesting 33.3% each on June 1, 2004, June 1, 2005 and June 1, 2006. If the agreement is terminated as a result of Mr. Kay's death or disability, any unvested options granted under the agreement will immediately become fully vested. If Mr. Kay terminates his employment for good reason or we terminate it without cause, Mr. Kay will be entitled to receive severance benefits. In the event Mr. Kay's employment is terminated at any time as of his six month anniversary and up to the date of his fifth year anniversary with us, we would continue to pay Mr. Kay the per annum rate of salary in effect on the date of termination for a period of six months. In the event Mr. Kay's employment is terminated at any time as of his five year anniversary with us, or thereafter, we would continue to pay Mr. Kay the per annum rate of salary in effect on the date of termination for a period of twelve months. Additionally, we would be obligated to continue Mr. Kay's medical and dental benefits at the level then in effect on the date of such termination for the period of the severance payment. The current severance payment to Mr. Kay based upon the current salary would be six months based on a per annum compensation of $111,000 or $55,500. Currently, Mr. Kay maintains medical and dental insurance independent of us. This agreement was amended as of May 16, 2004. The amendment authorizes an increase in Mr. Kay's compensation to $111,000 per year as of May 16, 2004. The agreement was further amended November 27, 2004 by authorizing the replacement of the clause regarding the salary increase to $150,000 upon achieving $2,000,000 in equity funding to "there will be no raises permitted until we are public".

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING & FINANCIAL MATTERS

On May 18, 2004, we notified Dischino & Associates, P.C. that they would no longer be engaged as our auditors and appointed Massella & Associates, CPA, PLLC, a local New York firm, which specializes in S.E.C. accounting and auditing services, to be our new auditors. Our Board of Directors on September 3, 2004, approved SFT's change of auditors. Dischino & Associates, P.C. report on our financial statements for the 2002 year contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. Dischino & Associates, P.C. report on the Company's financial statements were qualified. There were no disagreements between StrikeForce Technologies, Inc. and Dischino & Associates, P.C. on any matters of accounting principles or practices, financial disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of Dischino & Associates, P.C., would have caused Dischino & Associates, P.C., to make a reference to the subject matter thereof in connection with our audit.

From the date of dismissal of Dischino & Associates, P.C. until the date of engagement of Massella & Associates, CPA, PLLC, we had no disagreements with Dischino & Associates, P.C. on accounting and financial matters.

Since the engagement of Massella & Associates, CPA, PLLC there have been no disagreements with Massella & Associates, CPA, PLLC on accounting and financial matters.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A: 3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the securities act Of 1933, as amended, may be permitted to directors, officers or persons Controlling us pursuant to the foregoing provisions, it is the opinion Of the Securities and Exchange Commission that such indemnification is against Public policy as expressed in the act and is therefore unenforceable.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the applicable statute and for the indemnification of our officers and directors to the fullest extent permitted by law.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       Where You Can Find More Information

You may read and copy any report, proxy statement or other information we file with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Co., Inc. Its telephone number is (212) 509-4000.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, NY 10018, has passed upon the validity of the shares of common stock offered in this prospectus for us.

                                     EXPERTS

The annual financial statements included in this prospectus included elsewhere in the registration statement have been audited by Massella & Associates, CPA, PLLC, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         STRIKEFORCE TECHNOLOGIES, INC.
                                TABLE OF CONTENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                 Page Number
                                                                                 -----------
Report of Independent Registered Public Accounting Firm                              F-1

Financial Statements

Balance sheet at December 31, 2004                                                   F-2

Statement of operations for the years ended December 31, 2004 and 2003               F-3

Statement of stockholders' equity for the years ended
   December 31, 2004 and 2003                                                        F-4 - F-5

Statement of cash flows for the years ended December 31, 2004 and 2003               F-6

Notes to financial statements                                                        F-7 - F-31




                         STRIKEFORCE TECHNOLOGIES, INC.
                                TABLE OF CONTENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                  (UNAUDITED)

Financial Statements

Balance sheet at March 31, 2005                                                      F-32

Statement of operations for the three months ended March 31, 2005 and 2004           F-33

Statement of stockholders' equity for the three months ended
March 31, 2005                                                                       F-34

Statement of cash flows for the three months ended March 31, 2005 and 2004           F-35

Notes to financial statements                                                        F-36 - F-56

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
StrikeForce Technologies, Inc.
Edison, New Jersey

We have audited the accompanying balance sheet of StrikeForce Technologies, Inc. (the "Company") as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced recurring losses and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/MASSELLA & ASSOCIATES, CPA, PLLC
-----------------------------------
MASSELLA & ASSOCIATES, CPA, PLLC
Syosset, New York
March 28, 2005, except for Note 20, as to which the date is April 27, 2005

                         STRIKEFORCE TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2004



                                       ASSETS

Current Assets:
Cash and cash equivalents                                                        $           103,745
Accounts receivable, net                                                                      12,698
Prepaid expenses                                                                             574,839
                                                                                 --------------------
Total current assets                                                                         691,282

Property and equipment, net                                                                   33,706
Long-term portion of deferred financing costs                                                 79,861
Long-term portion of prepaid royalties                                                     2,798,792
Intangible Assets                                                                             13,852
Security deposit                                                                               8,684
                                                                                 --------------------
Total Assets                                                                     $         3,626,177
                                                                                 ====================

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Secured convertible debenture                                                    $           500,000
Convertible notes payable - related parties                                                  247,500
Notes payable - related parties                                                              203,700
Capital leases payable                                                                        23,046
Accounts payable                                                                             121,731
Accrued expenses                                                                             134,057
Payroll taxes payable                                                                         52,930
Due to employees                                                                               3,993
                                                                                 --------------------
Total current liabilities                                                                  1,286,957

Long-term portion of capital leases payable                                                   50,780
                                                                                 --------------------
Total Liabilities                                                                          1,337,737
                                                                                 --------------------

Commitments and contingencies

Stockholders' Equity
Preferred stock, par value $0.10 - 10,000,000 shares authorized,
-0- issued and outstanding                                                                         -
Common stock, par value $0.0001 - 100,000,000 shares
authorized, 17,160,313 issued and outstanding                                                  1,716
Additional paid-in capital                                                                 6,290,961
Accumulated deficit                                                                       (4,004,237)
                                                                                 --------------------
Total Stockholders' Equity                                                                 2,288,440
                                                                                 --------------------
Total Liabilities and Stockholders' Equity                                        $        3,626,177
                                                                                 ====================



   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                                         2004                        2003
                                                                                ---------------------       --------------------
Revenues:
Net sales                                                                       $             53,558        $           195,049
Commissions                                                                                    3,680                      7,498
                                                                                ---------------------       --------------------
Total revenues                                                                                57,238                    202,547

Cost of sales                                                                                  9,029                     33,993
                                                                                ---------------------       --------------------

Gross profit                                                                                  48,209                    168,554
                                                                                ---------------------       --------------------

Operating expenses:
Selling, general and administrative expenses                                               2,719,258                    846,462
Research and development                                                                     228,411                     80,651
                                                                                ---------------------       --------------------
Total operating expenses                                                                   2,947,669                    927,113
                                                                                ---------------------       --------------------

Loss from operations before other income (expense)                                        (2,899,460)                  (758,559)
                                                                                ---------------------       --------------------

Other income (expense):
Interest income                                                                                    -                        731
Interest and financing expense                                                               (57,423)                   (42,889)
Litigation settlement                                                                        (36,646)                         -
                                                                                ---------------------       --------------------
Total other income (expense)                                                                 (94,069)                   (42,158)
                                                                                ---------------------       --------------------

Net loss                                                                        $         (2,993,529)       $          (800,717)
                                                                                =====================       ====================

Basic and diluted loss per common share                                         $              (0.20)       $             (0.07)
                                                                                =====================       ====================

Weighted average number of common shares outstanding                                      15,348,955                 11,498,575
                                                                                =====================       ====================



   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                                    Total
                                                    Common Stock                Additional                        Stockholders'
                                               -----------------------------     Paid-in        Accumulated      (Deficiency)/
                                       Date         Shares         Amount        Capital          Deficit           Equity
                                      -------  -------------- --------------  --------------   --------------    --------------
Balance at December 31, 2002                       1,000,000  $         500               -         (209,991)         (209,491)

Issuance of shares for accrued
 compensation                         Mar-03       4,191,655          2,095               -                -             2,095

Issuance of shares for intangibles
 payment owed in 2002                 Mar-03       6,916,998          3,458               -                -             3,458

Issuance of shares as additional
 payment for intangible               Mar-03       1,140,000            570               -                -               570

Sale of shares for cash               May-03         300,000            150         299,850                -           300,000

Sale of shares for cash               Jul-03           1,337              1             999                -             1,000

Sale of shares for cash               Aug-03          79,267             40          59,410                -            59,450

Warrants issued in connection with
 convertible notes                    Aug-03               -              -           1,044                -             1,044

Sale of shares for cash               Sep-03          55,000             28          54,972                -            55,000

Warrants issued in connection with
 convertible notes                    Sep-03               -              -           1,014                -             1,014

Warrants issued in connection with
 convertible notes                    Oct-03               -              -           3,977                -             3,977

Warrants issued in connection with
 convertible notes                    Nov-03               -              -           2,038                -             2,038

Warrants issued in connection with
 convertible notes                    Dec-03               -              -           2,395                -             2,395

Net loss                                                   -              -               -         (800,717)         (800,717)
                                               -------------- --------------  --------------   --------------    --------------


Balance at December 31, 2003                      13,684,257  $       6,842   $     425,699    $  (1,010,708)    $    (578,167)
                                               ============== ==============  ==============   ==============    ==============



   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                                                Total
                                                   Common Stock            Additional                       Stockholders'
                                                -------------------------   Paid-in        Accumulated      (Deficiency)
                                     Date         Shares       Amount       Capital          Deficit           /Equity
                                   ---------    ------------ ------------  ------------    ------------      ------------

Balance at December 31, 2003                     13,684,257   $    6,842   $   425,699     $(1,010,708)      $  (578,167)

Warrants issued in connection
 with convertible notes              Jan-04               -           -            942               -               942

Sale of shares for cash              Feb-04          27,778          14         19,986               -            20,000

Warrants issued in connection
 with convertible notes              Feb-04               -           -            767               -               767

Issuance of shares for
 consulting services                 Apr-04         800,000         400        575,600               -           576,000

Sale of shares for cash              May-04         531,443         266        382,374               -           382,640

Issuance of shares to advisory
 board                               May-04          25,000          12         17,988               -            18,000

Sale of shares for cash              Jun-04         334,941         167        240,990               -           241,157

Issuance of shares to advisory
 board                               Jun-04         100,000          50         71,950               -            72,000

Issuance of shares for
 consulting services                 Jun-04         410,000         205        294,995               -           295,200

Contibution of shares by President
  to pay consulting services         Jun-04               -           -         36,000               -            36,000

Sale of shares for cash              Jul-04          41,667          21         29,979               -            30,000

Issuance of shares for consulting
 services                            Jul-04          13,889           7          9,993               -            10,000

Sale of shares for cash              Aug-04         225,155         113        161,999               -           162,112

Sale of shares for cash              Sep-04         268,491         134        193,182               -           193,316

Warrants issued in connection
 with convertible notes              Sep-04               -           -            390               -               390

Change in par value -
 $0.0005 to $0.0001                  Sep-04               -      (6,585)         6,585               -                 -

Sale of shares for cash              Oct-04         106,722          11         76,829               -            76,840

Sale of shares for cash              Nov-04          55,556           6         39,994               -            40,000

Sale of shares for cash              Dec-04         108,332          10         77,988               -            77,998

Stock options granted for
 future royalties                    Dec-04               -           -      3,194,274               -         3,194,274

Conversion of notes to shares        Dec-04         427,082          43        307,457               -           307,500

Beneficial conversion value
 of secured debenture                Dec-04               -           -        125,000               -           125,000

Net loss                                                  -           -              -      (2,993,529)       (2,993,529)
                                   ---------    ------------ ------------  ------------    ------------      ------------

Balance at December 31, 2004                     17,160,313  $    1,716    $ 6,290,961     $(4,004,237)      $ 2,288,440
                                                ============ ===========   ============    ============      ============

   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                             2004                      2003
                                                                                      ---------------           ---------------
Cash flows from operating activities:
Net loss                                                                              $   (2,993,529)           $     (800,717)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization                                                                 19,936                    12,719
Amortization of deferred financing costs                                                      14,209                     1,831
Consulting expense through issuance of common stock and stock options                        839,200                         -
Royalty expense paid through issuance of stock options                                        30,422                         -
Changes in assets and liabilities affecting operations:
Accounts receivable, net                                                                         802                    20,314
Prepaid expenses                                                                                  (2)                    3,492
License for receivable                                                                         3,000                    (3,000)
Security deposits                                                                             (4,314)                   (4,370)
Accounts payable                                                                             (25,238)                   65,098
Accrued expenses                                                                              70,819                    19,637
Payroll taxes payable                                                                         44,610                     8,320
Due to factor                                                                                 (3,969)                  (59,425)
Customer deposits                                                                                  -                   (18,368)
Due to employees                                                                                (174)                    4,167
                                                                                      ---------------           ---------------
Net cash used in operating activities                                                     (2,004,228)                 (750,302)
                                                                                      ---------------           ---------------
Cash flows from investing activities:
Investment in website                                                                         (7,750)                   (5,676)
Purchases of property and equipment                                                          (13,096)                  (39,175)
                                                                                      ---------------           ---------------
Net cash used in investing activities                                                        (20,846)                  (44,851)
                                                                                      ---------------           ---------------
Cash flows from financing activities:
Proceeds from sale of common stock                                                         1,224,063                   415,450
Proceeds from notes payable - related parties                                                228,380                   310,000
Proceeds from convertible notes payable - related parties                                    265,000                    12,000
Proceeds from convertible notes payable                                                      500,000                         -
Payments on note payable                                                                      (6,000)                   (4,000)
Payments on note payable - related parties                                                   (45,380)                        -
Payments on convertible note payable - related parties                                       (20,000)                        -
Resold equipment financed through capital leases                                                   -                    78,711
Principal payments for capital leases                                                        (21,529)                  (12,723)
                                                                                      ---------------           ---------------
Net cash provided by financing activities                                                  2,124,534                   799,438
                                                                                      ---------------           ---------------
Net increase in cash                                                                          99,460                     4,285

Cash, beginning of year                                                                        4,285                         -
                                                                                      ---------------           ---------------
Cash, end of year                                                                     $      103,745            $        4,285
                                                                                      ===============           ===============
Supplemental disclosure of cash flow information
Interest expense                                                                      $       33,557            $        2,316
                                                                                      ===============           ===============
Income taxes                                                                          $          750            $        2,174
                                                                                      ===============           ===============
Supplemental schedule of non-cash activities:
Accrued compensation paid through issuance of
common stock                                                                          $            -            $       (2,095)
                                                                                      ===============           ===============
Deferred financing cost related to beneficial conversion
value of secured debenture                                                            $      125,000            $            -
                                                                                      ===============           ===============
Capital contribution for services                                                     $       36,000            $            -
                                                                                      ===============           ===============
Stock options issued for prepaid royalties                                            $    3,194,274            $            -
                                                                                      ===============           ===============
Issuance of common stock for intangibles                                              $            -            $          570
                                                                                      ===============           ===============
Warrants issued in connection with convertible notes                                  $        2,099            $       10,468
                                                                                      ===============           ===============
Accrued payment for intangibles paid through issuance
of common stock                                                                       $            -            $       (3,459)
                                                                                      ===============           ===============
Conversion of convertible promissory notes payable
into common stock                                                                     $      307,500            $            -
                                                                                      ===============           ===============


   The accompanying notes and independent auditors' report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF OPERATIONS

StrikeForce Technical Services Corporation was incorporated in the state of New Jersey, in August 2001. On September 3, 2004, the shareholders approved an amendment to the Certificate of Incorporation to change the name from
StrikeForce Technical Services Corporation to StrikeForce Technologies, Inc. (the "Company"). Prior to December 2002, the Company was a reseller of computer hardware and software products, and telecommunications equipment and services. In December 2002, the Company purchased intangible technology, as described in
Note 6, which upon the consummation changed the direction of the Company's business. The Company is currently a privately held software development and services company. The Company owns and is seeking to commercially exploit various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. The Company is seeking to develop a market for a suite of products in the areas of eCommerce, corporate and government. The Company's products are the subject of various pending patent applications. The Company's operations are based in Edison, NJ.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and cash equivalents. The Company maintains balances in accounts, which at times, may exceed Federal
Deposit Insurance Corporation insured limits. The Company believes that such risk is minimal based on the reputation of the financial institution.

b) Accounts receivable

Accounts receivable are recorded at the outstanding amounts net of each respective allowance for doubtful accounts. The Company utilizes the allowance method for recognizing the collectibility of its accounts receivables. The allowance method recognizes bad debt expense based on review of the individual accounts outstanding as well as the surrounding facts. At December 31, 2004, the allowance for doubtful accounts receivable was $0. During the year ended December 31, 2004 and 2003, the Company had no provision for bad debt.

c) Property and equipment

Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of furniture and fixtures are seven years, and office equipment and machinery and equipment are five years. Computer equipment and software are depreciated over three years.

d) Long-lived assets

Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

e) Income taxes

The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal, state and city income tax reporting purposes.

f) Revenue recognition

The Company's revenues are derived principally from the sale and installation of computer hardware and software, and consulting services. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the product has been shipped or the services have been provided to the customer that the sales price is fixed or determinable and collectibility is reasonably assured. The Company reduces revenue for estimated customer returns. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Hardware - Revenue from hardware sales is recognized when the product is shipped to the customer and there are either no unfulfilled company obligations or any obligations will not affect the customer's final acceptance of the arrangement. Any cost of these obligations is accrued when the corresponding revenue is recognized. For the year ended December 31, 2004 and 2003, total hardware revenues for products shipped or delivered were $20,636 and $43,016, which was 36% and 21% of total revenues, respectively.

Software - Revenue from delivered elements of one-time charge licensed software is recognized at the inception of the license term, provided the Company has vendor-specific objective evidence of the fair value of each delivered element. Revenue is deferred for undelivered elements. The Company recognizes revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier. The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash. Revenue from monthly software licenses is recognized on a subscription basis. For the year ended December 31, 2004 and 2003, total software revenues for software shipped or delivered were $6,875 and $40,000, which was 12% and 20% of total revenues, respectively.

Services - Revenue from time and service contracts is recognized as the services are provided. The Company offers an Application Service Provider hosted service whereby customer usage transactions are invoiced monthly on a cost per transaction basis. The service is sold via the execution of a Customer Agreement between the Company and the Company's end user. Initial set-up fees are recognized upon completion of service. For the year ended December 31, 2004 and 2003, total revenues for services provided were $26,047 and $112,033, which was 46% and 55% of total revenues, respectively.

Revenue from fixed price long-term service contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Revenue from maintenance is recognized over the contractual period or as the services are performed. Revenue in excess of billings on service contracts is recorded as unbilled receivables and is included in trade accounts receivable. Billings in excess of revenue that is recognized on service contracts are recorded as deferred income until the aforementioned revenue recognition criteria are met.

Commissions - In 2001 the Company became a reseller of Nextel and XO Communication cellular services. These sales provided both commissions on the sale of Nextel phones and residual commission income From XO Communications beginning in January 2002. For the years ended December 31, 2004 and 2003, commission income was $3,680 and $7,498, respectively. The commission revenue varies from month to month, dependent on the utilization of the services by the customer and the terms of their contracts. Effective August 2004, the Company will no longer receive these commissions due to the conclusion of the residual terms between the Company and XO Communications. All revenue from commissions was recognized when received.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

g) Software development costs

SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized.

Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

h) Comprehensive income

The Company adopted SFAS No. 130, "Accounting for Comprehensive Income." This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company had no items or other comprehensive income for the years ended December 31, 2004 and 2003.

i) Stock-based compensation

In December 2004, the FASB issued Statement No. 123 (revised 2004) ("123R") Share Based Payment. Statement 123R supersedes APB Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company will be considered a small business issuer for which the implementation of 123R is required as of the beginning of the first interim or annual reporting period after December 15, 2005. The Company is required to implement 123R beginning in the fiscal year beginning January 1, 2006. The effect of this pronouncement on the Company cannot be determined at this time.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

i) Stock-based compensation - (cont'd)

The Company currently accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123.

Had the Company determined compensation expense based on the fair value at the grant dates for those awards consistent with the method of SFAS No. 123, the Company's net loss per share would have been increased to the following pro forma amounts for the years ended December 31, 2004 and 2003:



                                                                           2004            2003
                                                                          -----           -----
                  Net loss as reported                                 $ (2,993,529)   $    (800,717)

                  Deduct:  Total stock based employee
                  compensation expense determined
                  under fair value based methods for all awards            (163,985)        (120,311)
                                                                       -------------   --------------
                  Pro forma net loss                                   $ (3,157,514)        (921,028)
                                                                       =============   ==============
                  Basic and diluted net loss per share as reported     $       (.20)   $        (.07)

                  Pro forma basic and diluted net loss per share       $       (.21)   $        (.08)

The above pro forma disclosure may not be representative of the effects on reported net operations for future years as options vest over three years and the Company may continue to grant options to employees.

The fair market value of each option grant is estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                       Dividend yield                                   0.00%
                       Expected volatility                    10.00% - 11.00%
                       Risk-free interest rate                             4%
                       Expected life                              5 -10 years

j) Loss per common share

Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

j) Loss per common share - (cont'd)

average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of December 31, 2004 and 2003, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

k) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

l) Fair value disclosure

The carrying value for cash, receivables, accounts and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt.

m) New accounting pronouncements

The Company does not believe that any recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

n) Reclassifications

Certain prior years' amounts have been reclassified to conform to the current year presentation. These reclassifications include $75,000 software license revenue originally recorded as commission income, now included in net sales. The Company also has reclassified $60,000 of bad debt expense from selling, general and administrative expense and netted the expense against net sales for the related software license revenue on the statement of operations in accordance with software license revenue recognition pursuant to accounting principles generally accepted in the United States. The net effect on the statement of operations for the year ended December 31, 2003, is the reduction of $60,000 in selling, general and administrative expense, reduction of $75,000in commission income, and increase of $15,000 in net sales, with no effect upon net income for the year.

NOTE 3 -  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At December 31, 2004, the Company's accumulated deficit was $4,004,237 and its working capital deficiency was $595,675. In addition, the Company had net losses of $2,993,529 and $800,717 for the years ended December 31, 2004 and 2003.

Currently, the Company is aggressively attempting to increase revenues and improve profit margins by implementing a revised sales strategy. In principle, the Company is redirecting its sales focus from direct sales to companies using an internal sales force, to selling through a distribution channel of Value Added

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 3 -  GOING CONCERN - (cont'd)

Resellers and Original Equipment Manufacturers. The profit margin for this approach is more lucrative then selling direct due to the increase in sales volume. This revised sales approach should increase the Company's sales and revenues in order to mitigate future losses. In addition, management has raised funds through convertible debt instruments and the sale of equity in order to alleviate the working capital deficiency. In January 2005, recognizing the necessity for greater capital requirements, the Company formally began a registration process to bring the Company into the public capital markets. With the commitment to become a publicly traded entity, the Company raised an additional $1,000,000 through two separate Secured Convertible Debentures (see
Note 8). Through the utilization of the public capital markets, the Company plans to raise the funds necessary to continue, expand and enhance its growth, however, there can be no assurance that this will be able to increase revenues or raise additional capital.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 4 -  PREPAID EXPENSES

At December 31, 2004, prepaid expenses consist of the following:

                 Short term portion of royalties                   $ 365,060
                 Consulting services                                 168,000
                 Short term portion of deferred financing costs       41,667
                 Insurance                                               112
                                                                   ---------
                                                                   $ 574,839
                                                                   =========

Prepaid royalties of $3,194,274 were derived from an agreement on December 2, 2004 with NetLabs.Com, Inc. (see Note 6). The prepaid royalties are being amortized over the term of the agreement which terminates August 31, 2013. For the year ended December 31, 2004, $30,422 of royalties was expensed, $365,060 was classified as short-term prepaid royalties and the remainder of $2,798,792 was classified as long-term assets on the balance sheet.

Consulting services were derived from an agreement in June 2004 with an advisory firm in which the advisor was compensated with stock (see Note 15). The consulting costs are valued at $252,000 and are being amortized over the term of the agreement which terminates December 31, 2005. For the year ended December 31, 2004, the Company has recorded $84,000 of consulting expense related to this agreement.

Deferred financing costs of $125,000 were derived from the beneficial conversion value of the debenture entered into with Cornell Capital Partners, LP ("Cornell") in December 2004, (see Note 8). The deferred financing costs are being amortized over the three year term of the debenture. For the year ended December 31, 2004, $3,473 of financing costs were expensed and at December 31, 2004, $41,667 was classified as short-term deferred financing costs and the remainder of $79,861 was classified as long-term assets on the balance sheet.

                        STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 5 -  PROPERTY AND EQUIPMENT, NET

At December 31, 2004, property and equipment, at cost, consist of the following:

                 Computer equipment and software                 $ 49,164
                 Furniture and fixtures                            10,157
                 Office equipment                                   5,811
                                                                 ---------
                 Total property and equipment                      65,132

                 Less:  accumulated depreciation                  (31,426)
                                                                 ---------
                 Property and equipment, net                     $ 33,706
                                                                 =========

Depreciation expense for the years ended December 31, 2004 and 2003 amounted to $17,031 and $11,722, respectively.

NOTE 6 -  INTANGIBLE ASSETS

                                    Website

Intangible assets consist of the costs associated with website application and infra structure activities. Website costs related to planning, development and acquisition of content and operations of the Company's website are expensed as incurred and included in selling, general and administrative expenses. Costs to acquire or develop both hardware and software needed to operate the site are capitalized and depreciated over estimated useful lives. At December 31, 2004, website costs incurred amounted to $13,426, with related accumulated amortization of $3,903. For the years ended December 31, 2004 and 2003, amortization expense was $2,906 and $997, respectively.

                                   Technology

In July 2002, the Company entered into pending negotiations with NetLabs.Com, Inc. ("NetLabs"), Ram Pemmaraju and Bob Denn, whom are the majority shareholders of NetLabs (collectively "the Sellers"), to purchase NetLabs' Centralized `Out-of-Band' Authentication System ("COBAS") technology product. In December 2002, in accordance with the negotiations, the Sellers and the Company informally agreed to a payment of 7,516,998 shares of the Company's common stock valued at $3,758, to the Sellers for the transfer of NetLabs intellectual property and the COBAS product to the Company, net of subscriptions. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the Sellers. Upon issuance of these shares, the Sellers became a controlling interest in the Company. The remaining 6,916,998 common shares due, in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an additional 1,140,000 shares of its common stock to the Sellers as consideration for the remainder of NetLabs intellectual property rights, technology and the COBAS product which has been valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company's common stock were issued to the Sellers. The fair value of intangibles was determined to be $4,328 which was based upon the par value of the common stock received, which was market at the time of issuance, and there was no formal value that could be assessed for the intangibles.


On September 11, 2003, the Company signed a formal asset purchase agreement (the "Asset Purchase Agreement") with NetLabs whereby the Compafny received all of the intellectual property rights to

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 6 - INTANGIBLE ASSETS - (cont'd)

Technology - (cont'd)

COBAS, inclusive of the additional intellectual property received in the December 2002 informal agreement. The Asset Purchase Agreement also required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company for the sales of its products, as defined in the Asset Purchase Agreement. The royalties would apply to net revenues received during a period of five years beginning September 1, 2003 and continuing through August 31, 2008. The Asset Purchase Agreement was amended on September 2, 2004 and made effective as of September 11, 2003 (the "Effective Date") to extend the royalty period from five years to ten years, through August 31, 2013.

On December 2, 2004, the Company and NetLabs agreed to terminate the royalty portion of the Asset Purchase Agreement for the issuance to NetLabs of options to purchase 7,600,000 shares of the Company's common stock at a price of $0.36. The options will vest as follows: 2,530,000 shares at September 11, 2004, 2,530,000 shares at September 11, 2005 and 2,540,000 shares at September 11, 2006. At December 2, 2004 the fair value of the options are $3,194,274 using the Black-Scholes Option Pricing Model. The options are considered payments in lieu of future royalties and beginning December 2, 2004, $3,194,274 of prepaid royalty expense will be amortized over the remaining term of the royalty provision of the agreement, which expires August 31, 2013. The fair value for these options are to be measured as follows: at the time the options vest the fair value of the options will be fixed. Prior to vesting, the options fair value will be measured at the end of each reporting period.

NOTE 7 -  ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2004:

                 Accrued salaries                         $ 17,439
                 Interest                                   33,960
                 Commissions                                 9,590
                 Legal fees                                 55,000
                 Other                                      18,068
                                                          --------
                                                          $134,057
                                                          ========

NOTE 8 -  SECURED CONVERTIBLE DEBENTURE

In December 2004, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of convertible debentures with Cornell. The terms of the Securities Purchase Agreement provide for the first secured convertible debenture of $500,000 to be issued upon signing of the Securities Purchase Agreement and the second secured convertible debenture to be issued with the same terms as the first secured convertible debenture five business days after a registration statement is filed with the United States Securities and Exchange Commission. The convertible debentures are due and payable, bearing interest at 8% per annum, three years from the date of issuance, unless sooner converted into shares of our common stock. The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The Company, at its option, may redeem, with

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 8 -  SECURED CONVERTIBLE DEBENTURE - (cont'd)

fifteen days advance written notice, a portion or the entire outstanding convertible debenture. The redemption price shall be 110% of the amount redeemed plus accrued interest. The convertible debentures are secured by the assets of the Company and accrued interest payable is due at the end of the term.

In December 2004, in accordance with the Securities Purchase Agreement, upon signing the Security Purchase Agreement the Company issued an 8% secured convertible debenture in the amount of $500,000 with Cornell.

The debenture has included a beneficial conversion value. The beneficial conversion value represents the difference between the fair market value of the common stock on the date the debenture was sold and the price at which the debenture could be converted into common stock. The beneficial conversion value for the December 2004 debenture is $125,000, which will be amortized over the three year term of the debenture. For the year ended December 31, 2004, the Company has recorded $3,472 of interest expense related to the amortization of the beneficial conversion value. At December 31, 2004, there is $121,528 remaining of the beneficial conversion value, of which $41,667 is classified as short-term deferred financing costs in prepaid expenses on the balance sheet.

Additionally, in January 2005 the Company issued the second 8% secured convertible debenture, in accordance with the Securities Purchase Agreement, in the amount of $500,000 with Cornell with the same terms as the first secured convertible debenture within five days of the filing of the registration statement with the United States Securities and Exchange Commission.

NOTE 9 -  CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

Convertible notes payable - related parties at December 31, 2004, consist of convertible promissory notes that the Company executed with the CEO, the Vice President of Technical Services ("VPTS") and relatives of a former officer of the Company.

The terms of the convertible promissory notes state that principal is payable in full in immediately available funds of $1,000,000 or more through any sales or investment by the end of December 31, 2004 or later if agreed upon by each individual and the Company. All notes not issued to the CEO bear interest at a rate of prime plus 2% and 4% per year and the remaining notes bear interest equal to the CEO's private banking account monthly lending rate. Interest is payable at such time as the principal on the note is due. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of each individual, the individual shall have the right to convert the then outstanding principal amount of this note, and all outstanding accrued interest thereon, into that number of shares of the common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of either $0.72 or $1.00, depending on the note.

In January 2004, the Company terminated its employee relationship with its then CFO. A settlement between the Company and its former CFO occurred subsequently and included the repayment of a convertible promissory note dated December 2003 in the amount of $20,000 and $36,646 in severance for compensation. These amounts were paid in May 2004 in full settlement and the $36,646 has been recorded as a litigation settlement expense in 2004. As further consideration, the agreement also vested the former CFO options to purchase 50,000 shares of the Company's common stock on a fully converted and fully diluted basis. The options have an exercise price of $1.00 and a term of ten years from the former CFO's hire date. The agreement releases the Company from any and all prior obligations and claims with the former CFO.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 9 -  CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont'd)

In January 2004, the Company received $15,000 from the VPTS and executed a convertible note payable with interest at prime plus 4% per annum. The Company also had an additional $50,000 convertible note payable dated November 2003 with the VPTS, bearing interest at prime plus 2% per annum. In November 2004, the notes maturity dates were extended to June 30, 2005. In December 2004, the Company amended the conversion price on the convertible notes to $.72 a share. In December 2004, the VPTS exercised his conversion feature for his note and received 10,417 shares of the Company's common stock for the conversion of $7,500 of notes.

In January, February, June and September 2004 the Company received $60,000, $60,000, $50,000 and $30,000, respectively from the CEO and executed four separate convertible notes payable with interest equal to the CEO's private banking account monthly lending rate and were due December 31, 2004. In November 2004, the notes maturity dates were extended to September 30, 2005 for the February 2004 convertible note, and December 31, 2005 for the June 2004 and September 2004 convertible notes. In addition to these notes, the Company had an additional $240,000 of convertible notes payable dated between August 2003 and December 2003 with the CEO, all notes have the same terms. In December 2004, the Company amended the conversion price of the convertible notes payable to $.72 per common share. Following the amendment the CEO elected to exercise the conversion of all of the notes dated 2003 and elected to convert the January 2004 note. The election amounted to the cancellation of $300,000 of notes for 416,665 shares of the Company's common stock to the CEO.

In November 2004, the Company received $50,000 from three separate individuals who are relatives of a former officer for convertible promissory notes. The notes are due on April 30, 2006 and bear interest at prime plus 2% per year.

In connection with all the convertible notes payable entered into, the Company issued to the individual's warrants exercisable in the aggregate into 47,500 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $12,565. For the years ended December 31, 2004 and 2003, the Company has recorded $10,734 and $1,831 of interest and financing expense in the accompanying statement of operations, related to the issuance of these warrants.

At December 31, 2004, accrued interest due to the CEO and VPTS for their notes were $7,514 and $63, respectively, and are included in accrued expenses in the accompanying balance sheet. Interest expense for convertible notes payable - related parties for the years ended December 31, 2004 and 2003 was approximately $25,026 and $4,039, respectively.

NOTE 10 - NOTES PAYABLE - RELATED PARTIES

Notes payable - related parties at December 31, 2004 consist of the following:

In July 2002,  advances from a former  officer were  converted into a promissory note in the amount of $8,700. The note is a non-interest bearing demand note.

In December 2003, the Company received $12,000 and executed a promissory note with a founding shareholder of the Company. The note bears interest at prime plus 2% per year. Eight equal principal payments of $1,500 were to commence on June 1, 2004. At December 31, 2004, this note was paid in full.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 10 - NOTES PAYABLE - RELATED PARTIES - (cont'd)

In January 2004, the Company received $15,000 and executed a promissory note with a founding shareholder of the Company. The note is due on December 31, 2004 and bears interest at prime plus 2% per year. The principal balance outstanding on this note is $6,000 at December 31, 2004. The remaining balance of the note is being held in an escrow account with the Company's employment counsel, as the Company is waiting for a general release from this individual (see Note 19).

In March 2004, the Company received $105,000 and executed two promissory notes with its Chief Executive Officer ("CEO"). The notes are due June 30, 2005 and bear interest at a rate per annum equal to the CEO's private account monthly lending rate.

In July 2004, the Company received $2,000 and executed a promissory note with its President. The note is non-interest bearing and is due on December 31, 2004. In December 2004, this note was paid in full.

In August 2004, the Company received $7,380 and executed a promissory note with an officer of the Company. The note was due December 31, 2004 and beared interest at prime plus 2% per year. In December 2004, this note was paid in full.

In November and December 2004, the Company received $99,000 and executed two promissory notes with its CEO. The notes are due on June 30, 2005 and bear interest at a rate per annum equal to the CEO's private account monthly lending rate. In December 2004, one note for $15,000 was paid in full. The CEO's private account monthly lending rate for the year ended December 31, 2004 ranged between
5.375 and 6.375 per annum.

Interest expense for notes payable - related parties for the years ended December 31, 2004 and 2003 included approximately $6,936 and $60, respectively.

NOTE 11 - NOTE PAYABLE

In July 2002, the Company received $10,000 from an unrelated individual and executed a promissory note. The terms of the promissory note called for a 5% initial finance fee, with no additional interest due and required payments of three equal installments of $3,500 which were to end on October 15, 2002. At December 31, 2004 the Company had repaid the note in full including interest.

NOTE 12 - OBLIGATIONS UNDER CAPITAL LEASES

During the years ended December 31, 2003 and 2002, the Company acquired computer equipment under the provisions of capital leases. Under the leases, the cost of the equipment has been capitalized and is subject to the Company's depreciation policies. The obligations are due in varying monthly installments of principal and interest.

In May 2004, the Company and one of the lessor's signed an amended agreement consolidating all the leases into one monthly payment and restructuring the term of the agreement. This amended agreement cured the default for non-payment. The terms of the agreement called for one payment upon signing of $8,052 and subsequently 43 monthly payments of $2,020. The balance at December 31, 2004, reflects the amended changes to these capital leases.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 12 - OBLIGATIONS UNDER CAPITAL LEASES - (cont'd)

At December 31, 2004, the aggregate future minimum remaining lease payments under capital leases are as follows:

       Year Ending
       December 31,
            2005                                                $       28,702
            2006                                                        28,702
            2007                                                        26,552
                                                                ---------------
              Total                                                     83,956
            Less: amount representing interest                         (10,130)
                                                                ---------------
            Net present value of capital lease obligations              73,826
            Current portion                                            (23,046)
                                                                ---------------
            Long-term portion                                   $       50,780
                                                                ===============

NOTE 13 - DUE TO FACTOR

On September 4, 2002, the Company entered into an agreement with Prestige Capital Corp. ("Prestige") for the factoring of accounts receivable and purchase order financing services. The agreement stated no limitation on the volume with a total facility available of $100,000. The discount schedule related to the factored receivables was as follows: 0-45 days, 4 points; 46-60 days, an additional 2 points; 61-75 days, an additional 2 points, and an additional 2 points for each succeeding 15 days. The agreement beared an indefinite term and provides for a security interest in the Company's accounts receivables and general intangibles. At December 31, 2002, the Company owed Prestige $63,394. During the year ended December 31, 2003, the Company has not had any factoring services performed by Prestige. In July 2003, the Company entered into a settlement agreement with Prestige, due to a breach of the contract by the Company with Prestige. The Company agreed to pay Prestige $50,460 in six payments of $8,410 per month, commencing August 15, 2003. At December 31, 2003, the Company owed Prestige $3,969 in accordance with the settlement agreement and the final payment was made on January 14, 2004.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has a non-cancelable operating lease for office space that expires in February 2005. The Company leased additional adjoining space in November 2004 and the lease was extended for an additional three-year term beginning February 1, 2005. The lease does not contain a renewal option and requires the Company to pay all executory costs such as maintenance and insurance. Additionally, the Company leases equipment under non-cancelable operating leases.

The Company is currently in arrears on one of its equipment operating leases. The Company has elected not to pay the lease due to the bankruptcy of a third party supplier who is no longer providing service on the leased equipment. The Company reached a settlement with the lessor regarding the arrears of $8,220 in January 2005. The lessor agreed to reduce the remaining lease commitment of approximately $43,000 by 85%, reaching a settlement balance of $6,467. This balance is to be paid in 24 installments of $270 per month effective March 30, 2005.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont'd)

Lease Commitments - (cont'd)

The approximate future minimum rentals under non-cancelable operating leases in effect on December 31, 2004 are as follows:

                                          Office Space      Equipment
                                          -------------   ------------
           2005                           $    74,526     $     6,065
           2006                                74,483           6,604
           2007                                74,483           3,910
           2008                                 6,207           1,966
                                          -------------   ------------
                                          $   229,699     $    18,545
                                          =============   ============

Rent expense charged to operations for office space for the years ended December 31, 2004 and 2003 amounted to approximately $39,751 and $35,175, respectively. The expense charged to operations for equipment rental for the years ended December 31, 2004 and 2003 amounted to approximately $7,997 and $12,934, respectively.

Payroll Taxes

As of December 31, 2004, the Company owes $52,930 of payroll taxes, of which approximately $43,000 are delinquent from the year ended December 31, 2003. The Company has also recorded $24,613 of related estimated penalties and interest on the delinquent payroll taxes, which are included in accrued liabilities on the balance sheet. Although the Company has not entered into any formal repayment agreements with the respective tax authorities, management plans to make payment as funds become available.

Nature of Business

The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and a limited operating history.

Significant Customers

Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of December 31, 2004 and 2003, one customer represented 100% of the total accounts receivable. For the year ended December 31, 2004, the Company had three unrelated customers, which accounted for 21%, 30%, and 31%, respectively, of total revenue. For the year ended December 31, 2003, the Company had 3 unrelated customers, which accounted for 32%, 10% and 10%, respectively, of total revenue.

Employment Agreements

In May 2003, the Company entered into an employment agreement with its CEO. The term of the agreement is from May 20, 2003 through June 1, 2006. As part of the agreement, the CEO committed to making a $300,000 capital investment in the Company. The Company is required to pay the CEO a salary of $75,000 per year until the closing date of the first $2,000,000 in funding, and $150,000 per year

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont'd)

Employment Agreements - (cont'd)

thereafter. In April 2004, the agreement was amended to pay the CEO $111,000 as of April 2004. The agreement also granted the CEO options to purchase 1,000,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CEO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CEO's death or disability, or if the CEO terminates his employment with the Company for good reason, as defined in the agreement.

In June 2003, the Company entered into a three-year employment agreement with its former CFO, commencing June 1, 2003. The Company is required to pay the CFO a salary of $50,000 per year until the closing date of the first $2,000,000 in funding, and $125,000 per year thereafter. The agreement also granted the CFO options to purchase 500,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CFO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CFO's death or disability, or if the CFO terminates his employment with the Company for good reason, as defined in the agreement. In February 2004, the Company terminated its former CFO. On May 19, 2004, the Company entered into a settlement agreement with its former CFO, whereas the Company agreed to pay its former CFO $36,646 in severance and $20,000 representing the repayment of a promissory note that was entered into by the Company in December 2003. These amounts were paid in May 2004 in full settlement and the $36,646 has been recorded as a litigation settlement expense in 2004. As further consideration, the agreement also granted the former CFO options to purchase 50,000 shares of the Company's common stock on a fully converted and fully diluted basis. The options have an exercise price of $1.00 and a term of ten-years from the former CFO's hire date. The agreement releases the Company from any and all prior obligations and claims with the former CFO.

During 2003, the Company entered into various three-year employment agreements with employees of the Company, commencing June 16, 2003, and expiring at various dates through October 14, 2006. The Company is required to pay salaries and severance payments, as defined in the individual employment agreements. In addition, two of the agreements each provide options to purchase 100,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date. One agreement provides options to purchase 130,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date.

Panasonic

In August 2003, the Company entered into a five year agreement with Panasonic in which Panasonic is an Authorized Service Provider ("ASP") for the Company's products. As an authorized ASP provider, Panasonic operates the Company's products in their data center for the benefit of clients who contract with Company for their security products. The relationship can be terminated by either party on six

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 14 - COMMITMENTS AND CONTINGENCIES - (cont'd)

Panasonic - (cont'd)

months notice. Panasonic is compensated by the Company based on contracted percentages of the client's fees to the Company as to be documented in each client contract.

As of December 31, 2004, the contract requires yearly minimum commitment fees from the Company beginning in 2005 as follows:

                         Year ending
                         December 31,
                           2005                                    $   25,000
                           2006                                        50,000
                           2007                                        50,000
                           2008                                        50,000
                                                                   -----------
                           Total                                   $  175,000
                                                                   ===========

As of December 31, 2004 there are no outstanding payments due.

NOTE 15 - STOCKHOLDERS' EQUITY

Common Stock

In March 2003, the Company was granted approval by the State of New Jersey to increase the authorized shares from 1,000,000 to 20,000,000 shares of common stock.

In September 2004, the Company resolved to increase the authorized common shares from 20,000,000 to 100,000,000 and to change the par value from $.0005 to $.0001.

Preferred Stock

In December 2004, the Company filed a restated certificate of incorporation authorizing the issuance of 10,000,000 shares of preferred stock at a par value of $0.10 per share.

Issuance of Stock for Services

In December 2002, the Company agreed to pay 4,591,655 shares of the Company's common stock to officers of the Company as compensation for the year ended
December 31, 2002. Those common shares were valued at $2,235 and recorded as compensation expense in the year ended December 31, 2002. Due to the limit in authorized common stock at the time, 400,000 shares were issued in December 2002. The remaining 4,191,655 shares were included in accrued expenses for $2,095 at December 31, 2002 and were issued in March 2003, when the Company was granted approval by the State of New Jersey to increase the authorized shares from 1,000,000 to 20,000,000 shares of common stock.

In April 2004, the Company retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financing, strategic and related development growth of the Company. The term of the engagement is fourteen months and can be terminated by either party prior to June 30, 2005. Transactions consummated within the subsequent period following the termination of this agreement may have fees due and payable to the financial advisory firm. Under the terms of the agreement the Company has issued 800,000 shares of the Company's common stock as a commencement bonus. The value of the

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 15 - STOCKHOLDERS' EQUITY - (cont'd)

Issuance of Stock for Services - (cont'd)

services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which was $576,000 and has been recorded as a consulting expense for the year ended December 31, 2004. This commencement bonus is fully paid for, non-assessable, non-refundable, non-apportionable and non-ratable and is not a repayment for future services. The Company will include all shares issued to the consultant in the next registration statement filed by the Company with the SEC on Forms SB-2, SB-3 or any other appropriate form relating to the resale of restricted shares. Additionally, if the consultant introduces the Company to a lender, equity purchaser or merger/acquisition candidate, not already having a preexisting relationship with the Company, the Company agrees to pay the consultant a finder's fee of 5% of the total gross funding, in payment for the consultant's services to help secure the financing. Also, if the consultant, through an intermediary, establishes a financing arrangement for the Company, then the consultant will be entitled to a 2.5% finder's fee.

In June 2004, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is 18 months, ending December 31, 2005. The agreement calls for compensation in the amount of 350,000 shares of the Company's common stock. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which has been valued at $252,000 and has been recorded as deferred consulting services to be expensed over the term of the agreement. Such shares shall be deemed for all purposes to be earned by the consultant upon its receipt thereof and shall be non-refundable and non-returnable.

In May and June 2004, the Company issued 125,000 shares of the Company's common stock, 25,000 shares each, to five individuals as a signing bonus for joining the Company's newly formed Advisory Board. There is no formal agreement with the Advisors, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which has been valued at $90,000 and is recorded as an administrative expense in the year ended December 31, 2004.

In June 2004, the Company issued 50,000 shares of the Company's common stock to an individual for consulting services. The value of the services is not stated in the agreement, therefore the Company has determined the value of the shares issued based on the fair market value of the common stock, which has been valued at $36,000 and is recorded as consulting expense in the year ended December 31, 2004.

In June 2004, the Company issued 10,000 shares of the Company's common stock to one individual for consulting services. The value of the services is not stated in the agreement, therefore the Company has determined the value of the shares issued based on the fair market value of the common stock, which has been valued at $7,200 and is recorded as consulting expense in the year ended December 31, 2004.

In June 2004, the Company entered into an agreement with an individual for consulting services in exchange for 50,000 shares of the Company's common stock. The President of the Company issued this individual 50,000 of his own shares of the Company's common stock on behalf of the Company. The value of the services is not stated in the agreement, therefore the Company has determined the value of the shares issued based on the fair market value of the common stock, which has been valued at $36,000 and is recorded as consulting expense in the year ended December 31, 2004. The issuance of the shares

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 15 - STOCKHOLDERS' EQUITY - (cont'd)

Issuance of Stock for Services - (cont'd)

by the President to the individual has been recorded as a contribution of capital.

In July 2004, the Company issued 13,889 shares of the Company's common stock to one individual as compensation for consulting services. The value of the services is not stated in the agreement, therefore the Company has determined the value of the shares issued based on the fair market value of the common stock, which has been valued at $10,000 and is recorded as consulting services in the year ended December 31, 2004.

Issuance of Options for Services

In May 2004, the Company entered into a consulting agreement with an individual whose services include consulting on the development of the Company's product lines. The individual's annual fee is $45,000 and was increased in October 2004 to $51,000. The agreement included the granting of 50,000 nonqualified stock options on a fully converted and diluted basis. The options are exercisable at $1.00 per share and have a term of ten years vesting equally over a three year period beginning May 2005. The term of the agreement is thirty six months until the completion of the product lines as determined by both the Company and the consultant. In November 2004, the Company terminated the consulting agreement, thus canceling the 50,000 options issued.

Sales of Common Stock

In May 2003, the Company's current CEO purchased 300,000 shares of the Company's common stock for $300,000.

In July and August 2003, eight individuals each purchased common stock of the Company for $.75 per share. The Company received total proceeds of $60,450 and the Company issued a total of 80,600 shares of its common stock.

In September 2003, two individuals each purchased common stock of the Company for $1.00 per share. The Company received total proceeds of $55,000 from the individuals and the Company issued 55,000 shares of its common stock.

During the year ended December 31, 2004, forty individuals and one company purchased common stock of the Company for $0.72 per share. The Company received total proceeds of $1,224,063 and the Company issued a total of 1,700,085 shares of common stock.

In April 2004, the Company executed a Private Placement Memorandum, Form D, filed under Rule 506 with the Securities and Exchange Commission. Of the common stock sold during the year ended December 31, 2004, the Company issued 1,187,081 shares of common stock and received proceeds of $854,695 under the Private Placement Memorandum. The Private Placement Memorandum was closed in December 2004.

Conversions

In December 2004, the Company amended the conversion price on $307,500 of the convertible notes to $.72 a share. In December 2004, the CEO and VPTS exercised their conversion feature for their notes and received 427,082 shares of the Company's common stock for the conversion of $307,500 of notes.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 15 - STOCKHOLDERS' EQUITY - (cont'd)

Asset Purchase Agreement

In July 2002, the Company entered into pending negotiations with NetLabs, and the Sellers, to purchase NetLabs' COBAS technology product. In December 2002, in accordance with the negotiations, the Sellers and the Company informally agreed to a payment of 7,516,998 shares of the Company's common stock, valued at $3,758, to the Sellers for the transfer of NetLabs intellectual property and the COBAS product to the Company, net of subscriptions. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the Sellers. Upon issuance of these shares, the Sellers became a controlling interest in the Company. The remaining 6,916,998 common shares due, in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an additional 1,140,000 shares of its common stock to the Sellers as consideration for all of NetLabs intellectual property rights, technology and the COBAS product which has been valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company's common stock were issued to the Sellers.

On September 11, 2003, the Company signed the Asset Purchase Agreement with NetLabs whereby the Company received all of the intellectual property rights to COBAS inclusive of the additional intellectual property received in the December 2002 informal agreement. The Asset Purchase Agreement also required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company for the sales of its products, as defined in the Asset Purchase Agreement. The royalties would apply to net revenues received during a period of five years beginning September 1, 2003 and continuing through August 31, 2008. The Asset Purchase Agreement was amended on September 2, 2004 and made effective as of the Effective Date to extend the royalty period from five years to ten years, through August 31, 2013.

On December 2, 2004, the Company and NetLabs agreed to terminate the royalty portion of the Asset Purchase Agreement for the issuance to NetLabs of options to purchase 7,600,000 shares of the Company's common stock at a price of $0.36. The options vest as follows: 2,530,000 shares at September 11, 2004, 2,530,000 shares at September 11, 2005 and 2,540,000 shares at September 11, 2006. At December 31, 2004 the fair value of the options are $3,194,274 using the Black-Scholes Option Pricing Model. The options are considered payments in lieu of future royalties and beginning December 2, 2004, $3,194,274 of prepaid royalty expense will be amortized over the remaining term of the royalty provision of the agreement, which expires August 31, 2013. The fair value for these options are to be measured as follows: at the time the options vest the fair value of the options will be fixed. Prior to vesting, the options fair value will be measured at the end of each reporting period.

Warrant Agreements

During the year ended December 31, 2003, the Company issued warrants in connection with the convertible notes payable - related parties. The warrants entitle the noteholders to purchase 31,000 shares of the Company's common stock at a per share purchase price of $1.00. Warrants to purchase 5,000 shares of the Company's common stock expire August 20, 2013, September 5, 2013, October 7, 2013, October 28, 2013 and November 10, 2013, respectively, warrants to purchase 4,000 shares of the Company's common stock expire December 8, 2013 and warrants to purchase 2,000 shares of the Company's common stock expire December 29, 2013. In the event that any portion of the warrants remains unexercised as of the expiration date, and the market price of the Company's common stock, as

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 15 - STOCKHOLDERS' EQUITY - (cont'd)

Warrant Agreements - (cont'd)

of the expiration date, is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

During the year ended December 31, 2004, the Company issued warrants in connection with the convertible notes payable - related parties. The warrants entitle the holders to purchase 16,500 shares of Company's common stock at a per share price of $1.00. Warrants to purchase 1,500, 6,000, 6,000 and 3,000 shares of the Company's common stock expire on January 5, 2014, January 13, 2014, February 4, 2014, and September 7, 2014, respectively. In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company's common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

Based on Black-Scholes Option Pricing Model, the fair value of the warrants issued during the year ended December 31, 2004 and 2003 was $2,099 and $10,468.

Standby Equity Distribution Agreement

On December 20, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell shares of common stock, for a maximum draw down of $500,000, per advance, once registration is determined effective by the SEC, for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the Investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell will retain 5% of each advance under the Standby Equity Distribution Agreement. The Company's obligation to issue shares is essentially limitless. Cornell received 540,000 shares of common stock as a commitment fee.

In February 2005, the Company and Cornell terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Placement Agent Agreement (See Note: "Subsequent Events - Placement Agent") and the Escrow Agreement. As a result of the terminations, all respective rights or obligations granted to the Company and Cornell under or with respect to the Agreements are also terminated. Cornell has returned the 540,000 shares of common stock to the Company. The Company has recorded the termination of this transaction in the year ended December 31, 2004.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 16 - INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 7% state.

As of December 31, 2004, the Company had deferred tax assets of approximately $1,500,000 resulting from temporary differences and net operating loss carry-forwards of approximately $3,798,000, which are available to offset future taxable income, if any, through 2024. As utilization of the net operating loss carry-forwards and temporary difference is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

The tax effects of temporary differences, loss carry-forwards and the valuation allowance that give rise to deferred income tax assets at December 31, 2004 are as follows:

Temporary differences:

                   Fair value of warrants and options            $      20,000
                   Net operating losses                              1,480,000
                   Less valuation allowance                         (1,500,000)
                                                                 --------------
                   Deferred tax assets                           $           -
                                                                 ==============

                   The reconciliation of the effective
                   income tax rate to the federal
                   statutory rate for the year ended
                   December 31, 2004 is as follows:
                   Federal income tax rate                                39.0%
                   Change in valuation allowance on net operating
                     loss carry-forwards                                 (39.0)
                                                                 --------------
                    Effective income tax rate                              0.0%
                                                                 ==============
NOTE 17 - RELATED PARTY TRANSACTIONS

Agreements

In September 2003, the Company entered into a consulting agreement with the spouse of the Company's Chief Technology Officer ("CTO"). The consulting agreement calls for payments every two weeks in the amount of $1,500 in consideration of services to be rendered to the Company. The term of the agreement is predicated upon a determination by the Company as to when certain product lines are completed. For the years ended December 31, 2004 and 2003, $36,000 and $8,250 was recorded as consulting expense and is included in selling, general and administrative expenses on the statement of operations.

In April 2003, the Company entered into an agreement with another firm, which is owned by a relative of the Company's CTO. This firm is an outsourcing company providing software engineering services. The agreement is informal and establishes a charge of $40 per hour for software development. The services were concluded November 2003. For the years ending December 31, 2004 and 2003, $0 and $17,500 was recorded as consulting expense and is included in selling, general and administrative expenses on the statement of operations.

NOTE 18 - STOCK OPTIONS

2004 Equity Incentive Plan

The shareholders approved the 2004 Equity Incentive Plan ("Incentive Plan") in September 2004. The Incentive Plan is effective April 1, 2003. Officers, key employees and non-employees, who in the judgment of the Company render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock, performance awards and stock

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 18 - STOCK OPTIONS - (cont'd)

          2004 Equity Incentive Plan - (cont'd)

appreciation rights. The Incentive Plan provides 5,000,000 shares of common stock to be offered from either authorized and unissued shares or issued shares, which have been reacquired by the Company. All options vest equally over a three year period beginning one-year from the grant.

As of December 31, 2004 and 2003, an aggregate of 1,605,000 and 1,380,000 options were outstanding under the Incentive Plan. The exercise price for all these options is $1.00.

Non-Incentive Plan Stock Option Grants

As of December 31, 2004 and 2003, the Company had outstanding an aggregate of 7,600,000 and no options outside of the Incentive Plan. The exercise price for all these options is $0.36.

The table below summaries the Company's stock option activity for the year ended December 31, 2004 and 2003:

                                                                                                Non-Plan
                                                      Incentive        Non-Qualified         Non-Qualified
                                                       Options            Options               Options              Total
                                               ------------------    ------------------    ------------------ ------------------
              Outstanding at December 31, 2002

                    Granted                                    -             1,830,000                                1,830,000
                    Exercised                                  -                     -                     -                  -
                    Forfeited                                  -              (450,000)                    -           (450,000)
                                               ------------------    ------------------    ------------------ ------------------
              Outstanding at December 31, 2003                               1,380,000                                1,380,000

                    Granted                                    -               225,000             7,600,000          7,825,000
                    Exercised                                  -                     -                     -                  -
                    Forfeited                                  -                     -                     -                  -
                                               ------------------    ------------------    ------------------ ------------------
              Outstanding at December 31, 2004                 -             1,605,000             7,600,000          9,205,000
                                               ==================    ==================    ================== ==================

              Vesting for the year ended:

                    December 31, 2005                          -               518,333             2,897,143          3,415,476
                    December 31, 2006                          -               231,944             1,931,429          2,163,373
                    December 31, 2007                          -                34,028                     -             34,028


As of December 31, 2004, there were outstanding an aggregate of 3,592,123 of exercisable plan and non-plan options with exercise prices ranging from $0.36 to $1.00.

The weighted average fair value of options granted during the year ended December 31, 2004 amounted to $0.72.

For the year ended December 31, 2004 and 2003, the Company recorded $3,194,274 and $0 of royalties, and no compensation expense for either year, in connection with granting of options.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 19 - SUBSEQUENT EVENTS

Settlement Agreement

In January 2005, the Company became a third party beneficiary of a settlement in a bankruptcy suit between the lessor and supplier of the Company's telephony equipment and carrier services. The settlement between the lessor and supplier reduced the remaining lease commitment of approximately $43,000 by 85%, to a balance of $6,467. This balance is to be paid in 24 installments of $270 per month effective March 30, 2005. The settlement has been reflected in the lease commitment schedule in Note 14.

Secured Convertible Debenture

In January 2005, the Company executed an 8% secured convertible debenture in the amount of $500,000 with Cornell (See Note: "Subsequent Events - Standby Equity Distribution Agreement"). The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture. The redemption price shall be 110% of the amount redeemed plus accrued interest.

Registration Statement

On January 18, 2005, the Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission ("SEC"), in order to register shares for trading on the OTC Bulletin Board. On February 2, 2005, the Company withdrew the Form SB-2 filing as a result of the termination of the Standby Equity Distribution Agreement (see note below). On February 11, 2005, the Company re-filed the Form SB-2 Registration Statement with the SEC omitting the Standby Equity Distribution Agreement.

Convertible Debentures

In January 2005, the Company executed an 8% convertible debenture in the amount of $125,000 with an Investor. At any time after the effective date of the Company's registration statement, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price of $0.90 per share. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the first year anniversary of the debenture.

In March 2005, the Company executed an 8% convertible debenture in the amount of $235,000 with an investor group. At any time after the Form SB-2 is deemed effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price of $0.90 per share. If not converted at the holder's option, the

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 19 - SUBSEQUENT EVENTS - (cont'd)

Convertible Debentures - (cont'd)

entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture.

Standby Equity Distribution Agreement

In February 2005, the Company and Cornell terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Placement Agent Agreement (see note below) and the Escrow Agreement. As a result of the terminations, all respective rights or obligations granted to the Company and Cornell under or with respect to the Agreements are also terminated. Cornell has returned 540,000 shares of common stock to the Company. The Company has recorded the cancellation of this stock transaction in the year ended December 31, 2004.

Placement Agent

In February 2005, the Company's Agreement with its unaffiliated registered broker-dealer was terminated in conjunction with the termination of the Standby Equity Distribution Agreement. The Placement Agent Agreement was co-terminus with the Standby Equity Distribution Agreement.

Consulting Agreements

In January 2005, the Company entered into a consulting agreement with an unrelated corporation that will provide financial advisory services. The consultant was paid an engagement fee of $5,000 in February, 2005 and issued 33,333 shares of common stock. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which is a per share price of $0.90 in March 2005. In addition to the engagement fee, the consultant shall be paid a cash success fee equal to 7% of the total funds raised in each round of investments and warrants in the Company (priced at the current round which is set at $0.90 per share) and equal to 7% of the total funds raised in each round. The warrants shall have an expiration of five years from the closing of the warrants in the Company. Out-of-pocket expenses regarding travel and incidentals shall be reimbursed to the consultant by the Company at a cost not to exceed $2,000 per month unless approved previously by the Company.

In February 2005, the Company entered into a consulting agreement with an unrelated corporation that will provide recruitment services. The consultant will conduct a search for two account executives for a fee equal to 20% of the first year salary. The fee will be paid upon the starting date of the two new employees as follows: $5,000 cash and the remainder of $17,000 in Company warrants totaling 18,889 warrants at $0.90 each. The warrants are to be issued at a 70%/30% split among two representative parties of the consultant. If any hired candidate does not stay employed with the Company for sixty days, the consultant will replace the candidate at no additional charge.

Common Stock

In January 2005, the Company issued 95,209 shares of common stock to eleven individuals at a price of $0.72 per share for a total of $68,550. This issuance was exempt from registration requirements pursuant to Regulation D.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 19 - SUBSEQUENT EVENTS - (cont'd)

Common Stock - (cont'd)

In January 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire on January 11, 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In February 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire on February 8, 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

In March 2005, the Company cancelled 500 shares of common stock issued in November 2004 to a consultant. The consultant did not provide the service, therefore negating the reciprocity of consideration. The Company recorded the cancellation of this stock transaction in the year ended December 31, 2004

Notes Payable - Related Parties

In January 2005, the Company placed $6,000 in an escrow account with the Company's employment liability counsel as final payment due on a promissory note with a founding shareholder who is no longer employed with the Company. The payment will be released upon execution of the pending separation agreement and general release by the former employee.

NOTE 20 - SUBSEQUENT EVENTS - APRIL 27, 2005

Securities Purchase Agreement

On April 27, 2005, the Company entered into a Securities Purchase Agreement with Highgate House Funds, Ltd. pursuant to which the Company is to receive $750,000 in exchange for two $375,000 7% secured convertible debentures that mature in 2 years, and 150,000 shares of the Company's common stock. The Securities Purchase Agreement provides for the execution of funding under these two secured convertible debentures. The first debenture funding will transpire upon the signing of the aforementioned Securities Purchase Agreement and the second debenture and funding will transpire upon the filing of the Form SB-2. With the SEC, the Company issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4 (2) of the Act. In addition, the Company has agreed to reserve for issuance an aggregate of 2,000,000 shares of the Company's common stock, which may be adjusted from time to time as agreed upon by the parties, to be issued to the debenture holder upon conversion of accrued interest and liquidated damages into common stock and additional shares of common stock required to be issued to the debenture holder in accordance with the Securities Purchase Agreement. The 2,000,000 shares are not being registered in the Form SB-2.

The aforementioned debentures bear simple interest at a rate of 7% per annum and expire 2 years after the date of issuance. The debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price for the 5 trading days immediately

                          STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 20 - SUBSEQUENT EVENTS - APRIL 27, 2005 - (cont'd)

Securities Purchase Agreement - (cont'd)

preceding the date of conversion. In addition, the Company has the right to redeem the debentures, at any time prior to its maturity, upon 3 business days prior written notice to the holder. The redemption price is equal to 120% of the face amount redeemed plus accrued interest. In the event that the Company redeems the debentures within 180 days after the date of issuance, the redemption price shall be 110% of the face amount redeemed plus accrued interest. If the Form SB-2 registration is not effective within 120 days from the filing date, the Company defaults and thereby is required to pay 2% of the remaining debenture and accrued interest monthly as a fee until which time the registration is declared effective by the SEC.

Amendment to Cornell Debentures

On April 27, 2005, the Company entered into an amended and restated 8% secured convertible debenture with Cornell in the amount of $1,024,876, which terminated the two $500,000 debentures entered into with Cornell in December 2004 and January 2005. The new debenture entitles Cornell, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. If not converted at Cornell's option, the entire principal amount and all accrued interest shall be due to the Cornell on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture. The redemption shall be 110% of the amount redeemed plus accrued interest remaining for the first six months of the executed debenture and after that time the redemption is 120% of the amount redeemed plus accrued interest remaining. The Company defaults if the current Form SB-2 registration is not declared effective by the SEC within 120 days of the new filing in April 2005, at which time a 2% monthly fee is applied, to the remaining debenture plus accrued interest to be paid until which time the registration is effective.

                         STRIKEFORCE TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                 MARCH 31, 2005
                                  (UNAUDITED)

                                       ASSETS

Current Assets:
Cash and cash equivalents                                                                            $           236,007
Accounts receivable, net                                                                                          16,349
Prepaid expenses                                                                                                 549,678
                                                                                                     --------------------
Total current assets                                                                                             802,034

Property and equipment, net                                                                                       39,152
Long-term portion of deferred financing costs                                                                    163,194
Long-term portion of prepaid royalties                                                                         3,642,869
Intangible assets, net                                                                                            12,733
Security deposit                                                                                                   8,684
                                                                                                     --------------------
Total Assets                                                                                         $         4,668,666
                                                                                                     ====================

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Convertible notes payable                                                                            $         1,360,000
Convertible notes payable - related parties                                                                      247,500
Notes payable - related parties                                                                                  196,200
Capital leases payable                                                                                            18,013
Accounts payable                                                                                                 131,042
Accrued expenses                                                                                                  57,217
Payroll taxes payable                                                                                             62,956
Due to related party                                                                                              10,000
Due to employees                                                                                                   1,160
                                                                                                     --------------------
Total current liabilities                                                                                      2,084,088

Long-term portion of capital leases payable                                                                       50,780
                                                                                                     --------------------
Total Liabilities                                                                                              2,134,868
                                                                                                     --------------------

Commitments and contingencies

Stockholders' Equity
Preferred stock, par value $0.10 - 10,000,000 shares authorized,
-0- issued and outstanding                                                                                             -
Common stock, par value $0.0001 - 100,000,000 shares
authorized, 17,288,855 issued and outstanding                                                                      1,729
Additional paid-in capital                                                                                     7,468,672
Accumulated deficit                                                                                           (4,936,603)
                                                                                                     --------------------
Total Stockholders' Equity                                                                                     2,533,798
                                                                                                     --------------------
Total Liabilities and Stockholders' Equity                                                            $        4,668,666
                                                                                                     ====================

                     See notes to the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                            STATEMENT OF OPERATIONS
                           FOR THE THREE MONTHS ENDED
                            MARCH 31, 2005 AND 2004
                                   (UNAUDITED)

                                                                                      2005                             2004
                                                                           -------------------------       -------------------------
Revenues                                                                   $                  8,029        $                  4,133

Cost of sales                                                                                 2,371                               -
                                                                           -------------------------       -------------------------

Gross profit                                                                                  5,658                           4,133
                                                                           -------------------------       -------------------------

Operating expenses:
Selling, general and administrative expenses                                                781,914                         241,369
Research and development                                                                    104,099                          42,654
                                                                           -------------------------       -------------------------
Total operating expenses                                                                    886,013                         284,023
                                                                           -------------------------       -------------------------

Loss from operations before other expense                                                  (880,355)                       (279,890)
                                                                           -------------------------       -------------------------

Other expense:
Interest and financing expense                                                               52,011                          12,163
                                                                           -------------------------       -------------------------
Total other expense                                                                          52,011                          12,163
                                                                           -------------------------       -------------------------

Net loss                                                                   $               (932,366)       $               (292,053)
                                                                           =========================       =========================

Basic and diluted loss per common share                                    $                  (0.05)       $                  (0.02)
                                                                           =========================       =========================

Weighted average number of common shares outstanding                                     17,254,416                      13,698,604
                                                                           =========================       =========================

                     See notes to the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                           FOR THE THREE MONTHS ENDED
                                 MARCH 31, 2005
                                  (UNAUDITED)

                                                                                     Additional                           Total
                                                         Common Stock                  Paid-in         Accumulated     Stockholders'
                                                Date       Shares         Amount       Capital           Deficit          Equity
                                               --------  ------------   ----------  -------------   ---------------  ---------------
Balance at December 31, 2004                              17,160,313    $   1,716   $  6,290,961    $   (4,004,237)  $    2,288,440

Sale of shares for cash                         Jan-05        95,209           10         68,540                 -           68,550

Issuance of shares for consulting services      Mar-05        33,333            3         29,996                 -           30,000

Revaluation of stock options granted for
future royalties                                Mar-05             -            -        954,175                 -          954,175

Beneficial conversion value of secured
debenture                                       Mar-05             -            -        125,000                 -          125,000

Net loss                                                           -            -              -          (932,366)        (932,366)
                                                         ------------   ----------  -------------   ---------------  ---------------

Balance at March 31, 2005                                 17,288,855    $   1,729   $  7,468,672    $   (4,936,603)  $    2,533,798
                                                         ============   ==========  =============   ===============  ===============

                     See notes to the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                            STATEMENT OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                            MARCH 31, 2005 AND 2004
                                  (UNAUDITED)

                                                                                              2005                       2004
                                                                                     ---------------------      -------------------
Cash flows from operating activities:
Net loss                                                                             $           (932,366)      $         (292,053)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation and amortization                                                                       5,959                    4,696
Amortization of deferred financing costs                                                           20,833                    2,535
Consulting expense through issuance of common stock and stock options                              72,000                        -
Royalty expense paid through issuance of stock options                                            118,789                        -
Changes in assets and liabilities affecting operations:
Accounts receivable, net                                                                           (3,651)                   1,729
Prepaid expenses                                                                                   (4,698)                  (1,016)
Accounts payable                                                                                    9,312                  (43,031)
Accrued expenses                                                                                  (59,340)                  12,115
Payroll taxes payable                                                                              10,026                   47,578
Due to factor                                                                                           -                   (3,969)
Due to related party                                                                               (7,500)                   9,000
Due to employees                                                                                   (2,833)                   9,077
                                                                                     ---------------------      -------------------
Net cash used in operating activities                                                            (773,469)                (253,339)
                                                                                     ---------------------      -------------------

Cash flows from investing activities:
Investment in website                                                                                   -                   (2,100)
Purchases of property and equipment                                                               (10,286)                       -
                                                                                     ---------------------      -------------------
Net cash used in investing activities                                                             (10,286)                  (2,100)
                                                                                     ---------------------      -------------------

Cash flows from financing activities:
Proceeds from sale of common stock                                                                 68,550                   50,000
Proceeds from convertible notes payable                                                           860,000                        -
Proceeds from convertible notes payable - related parties                                               -                  135,000
Proceeds from notes payable - related parties                                                           -                  120,000
Payments on note payable - related parties                                                         (7,500)                       -
Principal payments for capital leases                                                              (5,033)                       -
                                                                                     ---------------------      -------------------
Net cash provided by financing activities                                                         916,017                  305,000
                                                                                     ---------------------      -------------------

Net increase in cash                                                                              132,262                   49,561

Cash, beginning of period                                                                         103,745                    4,285
                                                                                     ---------------------      -------------------

Cash, end of period                                                                  $            236,007       $           53,846
                                                                                     =====================      ===================

Supplemental disclosure of cash flow information
Interest expense                                                                     $             11,646       $            5,029
                                                                                     =====================      ===================
Income taxes                                                                         $                  -       $                -
                                                                                     =====================      ===================

Supplemental schedule of non-cash activities:
Deferred financing cost related to beneficial conversion
value of secured debenture                                                           $            125,000       $                -
                                                                                     =====================      ===================
Revaluation of stock options issued for prepaid royalties                            $            954,175       $                -
                                                                                     =====================      ===================
Warrants issued in connection with convertible notes                                 $                  -       $            1,709
                                                                                     =====================      ===================
Common stock - subscription receivable                                               $                  -       $           20,000
                                                                                     =====================      ===================

                     See notes to the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)

NOTE 1 - NATURE OF OPERATIONS

         StrikeForce Technical Services Corporation was incorporated in the state of New Jersey, in August 2001. On September 3, 2004, the shareholders approved an amendment to the Certificate of Incorporation to change the name from StrikeForce Technical Services Corporation to StrikeForce Technologies, Inc. (the "Company"). Prior to December 2002, the Company was a reseller of computer hardware, software products, and telecommunications equipment and services. In December 2002, the Company purchased intangible technology, as described in Note 15 (Asset Purchase Agreement), which upon the consummation changed the direction of the Company's business. The Company is currently a privately held software development and services company. The Company owns and is seeking to commercially exploit various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. The Company is seeking to develop a market for a suite of products in the areas of eCommerce, corporate and government. The Company's products are the subject of various pending patent applications. The Company's operations are based in Edison, NJ.

NOTE     2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a) Interim periods

         These unaudited financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2004 as included in the Company's report on Form SB-2.

         b) Cash and cash equivalents

         The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and cash equivalents. The Company maintains balances in accounts, which at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company believes that such risk is minimal based on the reputation of the financial institution.

         c) Accounts receivable

         Accounts receivable are recorded at the outstanding amounts net of each respective allowance for doubtful accounts. The Company utilizes the allowance method for recognizing the collectibility of its accounts receivables. The allowance method recognizes bad debt expense based on review of the individual accounts outstanding as well as the surrounding facts.

         d) Property and equipment

         Property  and   equipment  is  recorded  at  cost.   Depreciation   and
         amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of furniture and fixtures are seven years, and office equipment and machinery and equipment are five years. Computer equipment and software are depreciated over three years.

         e) Long-lived assets

         Reviews  are  regularly   performed  to  determine  whether  facts  and
         circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

         e) Long-lived assets - (cont'd)

         estimated. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

         f) Income taxes

         The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal, state and city income tax reporting purposes.

         g) Revenue recognition

         The Company's revenues are derived principally from the sale and installation of its various identification protection software products and related hardware and services.. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the product has been shipped or the services have been provided to the customer that the sales price is fixed or determinable and collectibility is reasonably assured. The Company reduces revenue for estimated customer returns. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

         Hardware - Revenue from hardware sales is recognized when the product is shipped to the customer and there are either no unfulfilled company obligations or any obligations will not affect the customer's final acceptance of the arrangement. Any cost of these obligations is accrued when the corresponding revenue is recognized. For the three months ended March 31, 2005 and 2004, total hardware revenues for products shipped or delivered were $829 (which was 10% total revenues) and $0, respectively..

         Software - Revenue from delivered elements of one-time charge licensed software is recognized at the inception of the license term, provided the Company has vendor-specific objective evidence of the fair value of each delivered element. Revenue is deferred for undelivered elements. The Company recognizes revenue from the sale of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured. Delivery generally occurs when the product is delivered to a common carrier. The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. The Company does not request collateral from customers. If the Company determines that collection of a fee is not reasonably assured, the Company defers the fee and recognizes revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash. Revenue from monthly software licenses is recognized on a subscription basis. For the three months ended March 31, 2005 and 2004, total software revenues for software shipped or delivered were $5,500 (which was 69% of total revenues) and $0, respectively.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

         g) Revenue recognition - (cont'd)

         Services - Revenue from time and service contracts is recognized as the services are provided. The Company offers an Application Service Provider hosted service whereby customer usage transactions are invoiced monthly on a cost per transaction basis. The service is sold via the execution of a Customer Agreement between the Company and the Company's end user. Initial set-up fees are recognized upon completion of service. For the three months ended March 31, 2005 and 2004, total revenues for services provided were $1,700 (which was 21% of total revenues) and $3,391 (which was 82% of total revenues), respectively.

         Revenue from fixed price long-term service contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Revenue from maintenance is recognized over the contractual period or as the services are performed. Revenue in excess of billings on service contracts is recorded as unbilled receivables and is included in trade accounts receivable. Billings in excess of revenue that is recognized on service contracts are recorded as deferred income until the aforementioned revenue recognition criteria are met.

         Commissions - In 2001 the Company became a reseller of Nextel and XO Communication cellular services. These sales provided both commissions on the sale of Nextel phones and residual commission income From XO Communications beginning in January 2002. For the three months ended March 31, 2005 and 2004, commission income was $0 and $742 (which was 18% of total revenues), respectively. The commission revenue varies from month to month, dependent on the utilization of the services by the customer and the terms of their contracts. Effective August 2004, the Company no longer receives these commissions due to the conclusion of the residual terms between the Company and XO Communications. All revenue from commissions was recognized when received.

         h) Software development costs

         Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized. Total research and development costs for the three months ended March 31, 2005 and 2004 were $104,099 and $42,654, respectively.

         Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

         i) Comprehensive income

         The Company adopted SFAS No. 130, "Accounting for Comprehensive Income." This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company had no items or other comprehensive income for the three months ended March 31, 2005 and 2004.

         j) Stock-based compensation

         In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement No. 123 (revised 2004) ("123R") Share Based Payment. Statement 123R supersedes Accounting Principles Board ("APB") Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company will be considered a small business issuer for which the implementation of 123R is required as of the beginning of the first interim or annual reporting period after December 15, 2005. The Company is required to implement 123R beginning in the fiscal year beginning January 1, 2006. The effect of this pronouncement on the Company cannot be determined at this time.

         The Company currently accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. Had the Company determined compensation expense based on the fair value at the grant dates for those awards consistent with the method of SFAS No. 123, the Company's net loss per share would have been increased to the following pro forma amounts for the three months ended March 31, 2005 and 2004:

                                                             2005       2004
                                                             ----       ----
         Net loss as reported                              ($932,366) ($292,053)

         Deduct: Total stock based employee
         compensation expense determined
         under fair value based methods
         for all awards                                     ($42,622)  ($40,115)
                                                           ---------  ---------

         Pro forma net loss                                ($974,988) ($331,168)
                                                           ========== ==========

         Basic and diluted net loss per share as reported     ($0.05)    ($0.02)
         Pro forma basic and diluted net loss per share       ($0.06)    ($0.02)

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

         j) Stock-based compensation - (cont'd)

         The above pro forma disclosure may not be representative of the effects on reported net operations for future years as options vest over three years and the Company may continue to grant options to employees.

         The fair market value of each option grant is estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                       Dividend yield                          0.00%
                       Expected volatility           10.00% - 17.00%
                       Risk-free interest rate                  3-5%
                       Expected life                     5 -10 years

         k) Loss per common share

         Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. At March 31, 2005 and 2004, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

         l) Use of estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         m) Fair value disclosure

         The carrying value for cash, receivables, accounts and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt.

         n) New accounting pronouncements

         In December 2004, the FASB issued Statement No. 123 (revised 2004) ("123R") Accounting for Stock Based Compensation, effective for the interim period beginning after December 15, 2005. Statement 123R supercedes APB Opinion No. 25, Accounting For Stock Issued To Employees, and its related implementation guidance. The effect of this pronouncement on the Company cannot be determined at this time.

         The Company does not believe that any recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 3 - GOING CONCERN

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At March 31, 2005, the Company's accumulated deficit was $4,936,603, its working capital deficiency was $1,282,054 and approximately 93% of its assets consist of prepaid expenses and deferred charges. In addition, the Company had a net loss of $932,366 for the three months ended March 31, 2005.

         Currently, the Company is aggressively attempting to increase revenues and improve profit margins by implementing a revised sales strategy. In principle, the Company is redirecting its sales focus from direct sales to companies using an internal sales force, to selling through a distribution channel of Value Added Resellers and Original Equipment Manufacturers. The profit margin for this approach is more lucrative than selling direct due to the increase in sales volume. This revised sales approach should increase the Company's sales and revenues in order to mitigate future losses. In addition, management has raised funds through convertible debt instruments and the sale of equity in order to alleviate the working capital deficiency. In December 2004, recognizing the necessity for greater capital requirements, the Company formally began a registration process to bring the Company into the public capital markets. With the commitment to become a publicly traded entity, the Company raised an additional $1,000,000 through two separate Secured Convertible Debentures of $500,000 each executed in December 2004 and January 2005 (see Note 8). Additionally, the Company raised an additional $750,000 through two separate Secured Convertible Debentures of $375,000 each executed in April 2005 and May 2005 (see
         Note 19). Through the utilization of the public capital markets, the Company plans to raise the funds necessary to continue, expand and enhance its growth, however, there can be no assurance that this will be able to increase revenues or raise additional capital.

         These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 4 - PREPAID EXPENSES

         At March 31, 2005, prepaid expenses consist of the following:

             Short term portion of royalties                         $  356,368
             Consulting services                                        126,000
             Short term portion of deferred financing costs              62,500
             Other                                                        4,810
                                                                     -----------
                  Total                                              $  549,678
                                                                     ===========

         Prepaid royalties were derived from an agreement on December 2, 2004 with NetLabs.Com, Inc. (see Note 15). The prepaid royalties are being amortized over the term of the agreement which terminates August 31, 2013. For the three months ended March 31, 2005, $118,789 of royalties was expensed. At March 31, 2005, $356,368 was classified as short-term prepaid royalties and the remainder of $3,642,869 was classified as long-term assets on the balance sheet.

         Consulting services were derived from an agreement in June 2004 with an advisory firm in which the advisor was compensated with stock (see Note
         15). The consulting costs are valued at $252,000 and are

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)

NOTE 4 - PREPAID EXPENSES - (cont'd)

         being amortized over the term of the agreement which terminates December 31, 2005. For the three months ended March 31, 2005 the Company has recorded $42,000 of consulting expense related to this agreement.

         Deferred financing costs of $250,000 were derived from the beneficial conversion value of the debentures entered into with Cornell Capital Partners, LP ("Cornell") in December 2004 and January 2005 (see Note
         8). The deferred financing costs are being amortized over the three year term of the debenture. For the three months ended March 31, 2005, $20,833 of financing costs were expensed and at March 31, 2005, $62,500 was classified as short-term deferred financing costs.

NOTE 5 - PROPERTY AND EQUIPMENT, NET

         At March 31, 2005, property and equipment, at cost, consist of the following:

              Computer equipment and software             $    49,800
              Furniture and fixtures                           10,157
              Office equipment                                 15,461
                                                      ----------------
              Total property and equipment                     75,418

              Less:  accumulated depreciation                (36,266)
                                                      ----------------

              Property and equipment, net                 $    39,152
                                                      ================

         Depreciation expense for the three months ended March 31, 2005 and 2004 amounted to $4,840 and $4,048, respectively.

NOTE 6 - INTANGIBLE ASSETS

         At March 31, 2005, intangible assets consist of the following:

              Website                                     $    13,426
              Technology                                        4,329
                                                      ----------------
              Total intangible assets                          17,755

              Less:  accumulated amortization                 (5,022)
                                                      ----------------

              Intangible assets, net                      $    12,733
                                                      ================


         Amortization expense for the three months ended March 31, 2005 and 2004 amounted to $1,119 and $648, respectively.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)



NOTE 7 - ACCRUED EXPENSES

Accrued expenses consist of the following at March 31, 2005:

              Interest                                    $    50,967
              Commitment fees                                   6,250
                                                      ----------------

              Total accrued expenses                      $    57,217
                                                      ================

NOTE 8 - SECURED CONVERTIBLE DEBENTURE

         In December 2004, the Company entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of convertible debentures with Cornell. The terms of the Securities Purchase Agreement provide for the first secured convertible debenture of $500,000 to be issued upon signing of the Securities Purchase Agreement and the second secured convertible debenture to be issued with the same terms as the first secured convertible debenture five business days after a registration statement is filed with the United States Securities and Exchange Commission. The convertible debentures are due and payable, bearing interest at 8% per annum, three years from the date of issuance, unless sooner converted into shares of our common stock. The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or the entire outstanding convertible debenture. The redemption price shall be 110% of the amount redeemed plus accrued interest. The convertible debentures are secured by the assets of the Company and accrued interest payable is due at the end of the term.

         In December 2004, in accordance with the Securities Purchase Agreement, upon signing the Security Purchase Agreement the Company issued an 8% secured convertible debenture in the amount of $500,000 with Cornell.

         In January 2005, the Company executed an 8% secured convertible debenture in the amount of $500,000 with Cornell. The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture. The redemption price shall be 110% of the amount redeemed plus accrued interest. Interest expense for the two secured convertible debentures for the three months ended March 31, 2005 was approximately $17,863.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)



NOTE 8 - SECURED CONVERTIBLE DEBENTURE - (cont'd)

         The debentures have included a beneficial conversion value. The beneficial conversion value represents the difference between the fair market value of the common stock on the date the debenture was sold and the price at which the debenture could be converted into common stock. The beneficial conversion value for the December 2004 and January 2005 debentures are $125,000 and $125,000, respectively, which are being amortized over the three year term of the debentures. For the three months ended March 31, 2005, the Company has recorded $20,833 of interest expense related to the amortization of the beneficial conversion value. At March 31, 2005, there is $225,694 remaining of the beneficial conversion value, of which $62,500 is classified as short-term deferred financing costs in prepaid expenses on the balance sheet.

         In April 2005, the Company entered into an amended and restated 8% secured convertible debenture with Cornell in the amount of $1,024,876, which terminated the two $500,000 debentures entered into with Cornell in December 2004 and January 2005 (See Note 19: "Subsequent Events - Amendment to Cornell Debentures").

NOTE 9 - CONVERTIBLE NOTES PAYABLE

         In January 2005, the Company executed an 8% convertible debenture in the amount of $125,000 with an Investor. At any time after the effective date of the Company's registration statement, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price of $0.90 per share. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the first year anniversary of the debenture.

         In March 2005, the Company executed an 8% convertible debenture in the amount of $235,000 with an investor group. At any time after the Form SB-2 is deemed effective, the holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of the debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price of $0.90 per share. If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. Interest expense for the convertible notes payable for the three months ended March 31, 2005 was approximately $1,987.

NOTE 10 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

         Convertible notes payable - related parties at March 31, 2005, consist of convertible promissory notes that the Company executed with the Chief Executive Officer ("CEO"), the Vice President of Technical Services ("VPTS") and relatives of a former officer of the Company.

         The terms of the convertible promissory notes state that principal is payable in full in immediately available funds of $1,000,000 or more through any sales or investment by the end of December 31, 2004 or later if agreed upon by each individual and the Company. All notes not issued to the CEO bear interest at a rate of prime plus 2% and 4% per year and the remaining notes bear interest equal to the CEO's private banking account monthly lending rate. Interest is payable at such time as the principal on the note is due. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of each individual, the individual shall have the right to convert the then

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 10 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont'd)

         outstanding principal amount of this note, and all outstanding accrued interest thereon, into that number of shares of the common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of either $0.72 or $1.00, depending on the note.

         At March 31, 2005, the Company has two convertible notes with it's VPTS that mature June 30, 2005. The first note is for $50,000 and bears interest at prime plus 2% per annum. The second note is for $7,500 and bears interest at prime plus 4% per annum.

         At March 31, 2005, the Company has convertible notes payable aggregating $140,000 with its CEO. All the convertible notes payable bear interest equal to the CEO's private banking account monthly lending rate and are convertible into the Company's common stock at a price of $.72 per share. The maturity dates of the notes payable are September 30, 2005 related to a $60,000 note and December 31, 2005 related to $80,000 of notes.

         In November 2004, the Company received $50,000 from three separate individuals who are relatives of a former officer for convertible promissory notes. The notes are due on April 30, 2006 and bear interest at prime plus 2% per year.

         In connection with several of the convertible notes payable entered into, the Company issued to the individual's warrants exercisable in the aggregate into 47,500 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants were issued at the ratio of one warrant for each $10 of convertible notes payable. These warrants are exercisable for a period of ten years from issuance. The fair value of all the warrants issued using the Black-Scholes Option Pricing Model was $12,566. For the three months ended March 31, 2005 and 2004, the Company did not record any interest and financing expense related to the issuance of these warrants.

         At March 31, 2005, accrued interest due to the CEO and VPTS for their notes were $1,889 and $620, respectively, and are included in accrued expenses in the accompanying balance sheet. Interest expense for convertible notes payable - related parties for the three months ended March 31, 2005 and 2004 was approximately $4,444 and $5,374, respectively.

NOTE 11 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties at March 31, 2005 consist of the following:

         In July 2002, advances from a former officer were converted into a promissory note in the amount of $8,700. The note is a non-interest bearing demand note. At March 31, 2005 the balance due on the promissory note was $7,200.

         At March 31, 2005, the Company has notes payable with its CEO aggregating $189,000. The notes are due June 30, 2005 and December 31, 2005 and bear interest at a per annum rate equal to the CEO's private account monthly lending rate, for the three months ended March 31, 2005 ranged between 6.375% and 6.875% per annum.

         Interest expense for notes payable - related parties for the three months ended March 31, 2005 and 2004 included approximately $3,051 and $428 , respectively.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 12 - OBLIGATIONS UNDER CAPITAL LEASES

         In May 2004, the Company and a lessor signed an amended agreement consolidating all of the Company's capital leases into one monthly payment and restructuring the term of the agreement. This amended agreement cured a prior default for non-payment. The terms of the agreement called for one payment upon signing of $8,052 and subsequently 43 monthly payments of $2,020. The balance at March 31, 2005, reflects the amended changes to these capital leases.

         At March 31, 2005, the aggregate future minimum remaining lease payments under capital leases are as follows:

                  Period Ending
                  December 31,
                     2005                                            $   22,067
                     2006                                                28,702
                     2007                                                26,552
                                                                     -----------
                       Total                                             77,321

                     Less: amount representing interest                  (8,528)
                                                                     -----------
                     Net present value of capital lease obligations      68,793
                     Current portion                                    (18,013)
                                                                     -----------
                     Long-term portion                               $   50,780
                                                                     -----------

NOTE 13 - COMMITMENTS AND CONTINGENCIES

         Lease Commitments

         The Company has a non-cancelable operating lease for office space that expires in February 2008. The lease does not contain a renewal option and requires the Company to pay all executory costs such as maintenance and insurance. Additionally, the Company leases equipment under non-cancelable operating leases.

         In January 2005, the Company became a third party beneficiary of a settlement in a bankruptcy suit between the lessor and supplier of the Company's telephony equipment and carrier services. The settlement between the lessor and supplier reduced the remaining lease commitment of approximately $43,000 by 85%, to a balance of $6,467. This balance is to be paid in 24 installments of $270 per month effective March 30, 2005. The settlement has been reflected in the following lease commitment schedule.

         The approximate future minimum rentals under non-cancelable operating leases in effect on March 31, 2005 are as follows:

                                              Office Space    Equipment
                                             -------------   ------------
                     2005                    $    55,938     $    5,515
                     2006                         74,483          6,604
                     2007                         74,483          3,910
                     2008                          6,207          1,966
                                             -------------   ------------
                                             $   211,111     $   17,955
                                             =============   ============

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)



NOTE 13 - COMMITMENTS AND CONTINGENCIES - (cont'd)

         Lease Commitments - (cont'd)

         Rent expense charged to operations for office space for the three months ended March 31, 2005 and 2004 amounted to approximately $17,282 and $9,392, respectively. The expense charged to operations for equipment rental for the three months ended March 31, 2005 and 2004 amounted to approximately $1,101 and $843, respectively.

         Payroll Taxes

         As of March 31, 2005, the Company owes $62,956 of payroll taxes, of which approximately $44,817 are delinquent from the year ended December 31, 2003. The Company has also recorded $25,348 of related estimated penalties and interest on the delinquent payroll taxes, which are included in accrued liabilities on the balance sheet. Although the Company has not entered into any formal repayment agreements with the respective tax authorities, management plans to make payment as funds become available.

         Nature of Business

         The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and a limited operating history.

         Significant Customers

         Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of March 31, 2005 and 2004, two customers represented 100% and one customer represented 100% of the total accounts receivable, respectively. For the three months ended March 31, 2005 and 2004, the Company had three unrelated customers, which accounted for 6%, 15%, and 79%, and two unrelated customers, which accounted for 18% and 82% of total revenue, respectively.

         Employment Agreements

         In May 2003, the Company entered into an employment agreement with its CEO. The term of the agreement is from May 20, 2003 through June 1, 2006. As part of the agreement, the CEO committed to making a $300,000 capital investment in the Company. The Company is required to pay the CEO a salary of $75,000 per year until the closing date of the first $2,000,000 in funding, and $150,000 per year thereafter. In April 2004, the agreement was amended to pay the CEO $111,000 per year as of April 2004. The agreement also granted the CEO options to purchase 1,000,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CEO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CEO's death or disability, or if the CEO terminates his employment with the Company for good reason, as defined in the agreement.

         During 2003, the Company entered into various three-year employment agreements with employees of the Company, commencing June 16, 2003, and expiring at various dates through October 14, 2006. The Company is required to pay salaries and severance payments, as defined in the individual employment

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 13 - COMMITMENTS AND CONTINGENCIES - (cont'd)

         Employment Agreements - (cont'd)

         agreements. In addition, two of the agreements each provide options to purchase 100,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date. One agreement provides options to purchase 130,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date.

         Panasonic

         In August 2003, the Company entered into a five year agreement with Panasonic in which Panasonic is an Authorized Service Provider ("ASP") for the Company's products. As an authorized ASP provider, Panasonic operates the Company's products in their data center for the benefit of clients who contract with Company for their security products. The relationship can be terminated by either party on six months notice. Panasonic is compensated by the Company based on contracted percentages of the client's fees to the Company as to be documented in each client contract.

         As of March 31, 2005, the contract requires yearly minimum commitment fees from the Company beginning in 2005 as follows:

                    Year ending
                       December 31,
                         2005                               $  25,000
                         2006                                  50,000
                         2007                                  50,000
                         2008                                  50,000
                                                            ----------
                         Total                              $ 175,000
                                                            ==========

         As of March 31, 2005 the Company has accrued $6,250 against the balance due for the December 31, 2005 period.

         In May 2005, the Company and Panasonic revised the ASP agreement to state that the Company has fulfilled its contractual requirements for the years prior to 2005 (See Note 19: "Subsequent Events - Panasonic").

NOTE 14 - REGISTRATION STATEMENT

         On January 18, 2005, the Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission ("SEC"), in order to register shares for trading on the OTC Bulletin Board. On February 2, 2005, the Company withdrew the Form SB-2 filing as a result of the termination of the Standby Equity Distribution Agreement (see note below). On February 11, 2005, the Company re-filed the Form SB-2 Registration Statement with the SEC omitting the Standby Equity Distribution Agreement.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 14 - REGISTRATION STATEMENT - (cont'd)

         On April 15, 2005, the Company withdrew the Form SB-2 filing. On May 11, 2005, the Company re-filed the Form SB-2 Registration Statement
         with  the  SEC  (See  Note  19:   "Subsequent   Events  -  Registration
         Statement").

NOTE 15 - STOCKHOLDERS' EQUITY

         Issuance of Stock for Services

         In April 2004, the Company retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financing, strategic and related development growth of the Company. The term of the engagement is fourteen months and can be terminated by either party prior to June 30, 2005. Transactions consummated within the subsequent period following the termination of this agreement may have fees due and payable to the financial advisory firm. Under the terms of the agreement the Company has issued 800,000 shares of the Company's common stock as a commencement bonus. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which was $576,000 and has been recorded as a consulting expense for the year ended December 31, 2004. This commencement bonus is fully paid for, non-assessable, non-refundable, non-apportionable and non-ratable and is not a repayment for future services. The Company will include all shares issued to the consultant in the next registration statement filed by the Company with the SEC on Forms SB-2, SB-3 or any other appropriate form relating to the resale of restricted shares. Additionally, if the consultant introduces the Company to a lender, equity purchaser or merger/acquisition candidate, not already having a preexisting relationship with the Company, the Company agrees to pay the consultant a finder's fee of 5% of the total gross funding, in payment for the consultant's services to help secure the financing. Also, if the consultant, through an intermediary, establishes a financing arrangement for the Company, then the consultant will be entitled to a 2.5% finder's fee.

         In January 2005, the Company entered into a consulting agreement with an unrelated corporation that will provide financial advisory services. The consultant was paid an engagement fee of $5,000 in February, 2005 and issued 33,333 shares of common stock. The value of the services is not stated in the agreement, therefore the Company has determined the services shall be measured based upon the fair value of the shares issued, which is a per share price of $0.90 in March 2005. In addition to the engagement fee, the consultant shall be paid a cash success fee equal to 7% of the total funds raised in each round of investments and warrants in the Company (priced at the current round which is set at $0.90 per share) and equal to 7% of the total funds raised in each round. The warrants shall have an expiration date of five years from the closing of the warrants in the Company. Out-of-pocket expenses regarding travel and incidentals shall be reimbursed to the consultant by the Company at a cost not to exceed $2,000 per month unless approved previously by the Company.

         In March 2005, the Company cancelled 500 shares of common stock issued in November 2004 to a consultant. The consultant did not provide the service, therefore negating the reciprocity of consideration. The Company recorded the cancellation of this stock transaction in the year ended December 31, 2004.

         Issuance of Options for Services

         In January 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a Software Developer. These options are exercisable

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)

NOTE 15 - STOCKHOLDERS' EQUITY - (cont'd)

         Issuance of Options for Services - (cont'd)

         at $1.00 per share and expire on January 11, 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

         In February 2005, the Company issued stock options to purchase 25,000 shares of common stock to a new employee pursuant to his terms of employment as a Software Developer. These options are exercisable at $1.00 per share and expire on February 8, 2015. The shares vest annually over a three year period. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

         Sales of Common Stock

         In January 2005, the Company issued 95,209 shares of common stock to eleven individuals at a price of $0.72 per share for a total of $68,550. This issuance was exempt from registration requirements pursuant to Regulation D.

         Asset Purchase Agreement

         In July 2002,  the  Company  entered  into  pending  negotiations  with
         NetLabs, and the Sellers, to purchase NetLabs' COBAS technology product. In December 2002, in accordance with the negotiations, the Sellers and the Company informally agreed to a payment of 7,516,998 shares of the Company's common stock, valued at $3,758, to the Sellers for the transfer of NetLabs intellectual property and the COBAS product to the Company, net of subscriptions. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the Sellers. Upon issuance of these shares, the Sellers became a controlling interest in the Company. The remaining 6,916,998 common shares due, in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an additional 1,140,000 shares of its common stock to the Sellers as consideration for all of NetLabs intellectual property rights, technology and the COBAS product which has been valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company's common stock were issued to the Sellers.

         On September 11, 2003, the Company signed the Asset Purchase Agreement with NetLabs whereby the Company received all of the intellectual property rights to COBAS inclusive of the additional intellectual property received in the December 2002 informal agreement. The Asset Purchase Agreement also required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company for the sales of its products, as defined in the Asset Purchase Agreement. The royalties would apply to net revenues received during a period of five years beginning September 1, 2003 and continuing through August 31, 2008. The Asset Purchase Agreement was amended on September 2, 2004 and made effective as of the Effective Date to extend the royalty period from five years to ten years, through August 31, 2013.

         On December 2, 2004, the Company and NetLabs agreed to terminate the royalty portion of the Asset Purchase Agreement for the issuance to NetLabs of options to purchase 7,600,000 shares of the Company's common stock at a price of $0.36. The options vest as follows: 2,530,000 shares at

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)

NOTE 15 - STOCKHOLDERS' EQUITY - (cont'd)

         Asset Purchase Agreement - (cont'd)

         September  11,  2004,  2,530,000  shares  at  September  11,  2005  and
         2,540,000 shares at September 11, 2006 and the fair value of the options are $4,148,448 using the Black-Scholes Option Pricing Model. The options are considered payments in lieu of future royalties and beginning December 2, 2004, $4,148,448 of prepaid royalty expense will be amortized over the remaining term of the royalty provision of the agreement, which expires August 31, 2013. The fair values for these options are to be measured as follows: at the time the options vest the fair value of the options will be fixed. Prior to vesting, the options fair value will be measured at the end of each reporting period.

         Warrant Agreements

         At March 31, 2005, the Company has warrants issued related to its convertible notes payable - related parties. All the warrants entitle the noteholders to purchase the Company's common stock at $1.00 per share for each warrant received and have an exercise term of ten (10) years. At March 31, 2005, the warrants outstanding are 11,000 which expire in the year 2013 and 16,500 which expire in the year 2014.

         In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company's common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

         There were no warrants issued during the three months ended March 31, 2005.

         Standby Equity Distribution Agreement

         On  December  20,  2004,  the  Company  entered  into a Standby  Equity
         Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell shares of common stock, for a maximum draw down of $500,000, per advance, once registration is determined effective by the SEC, for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the Investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, Cornell will retain 5% of each advance under the Standby Equity Distribution Agreement. The Company's obligation to issue shares is essentially limitless. Cornell received 540,000 shares of common stock as a commitment fee.

         In February 2005, the Company and Cornell terminated the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Placement Agent Agreement and the Escrow Agreement. As a result of the terminations, all respective rights or obligations granted to the Company and Cornell under or with respect to the Agreements are also terminated. Cornell has returned the 540,000 shares of common stock to the Company. The Company has recorded the termination of this transaction in the year ended December 31, 2004.

         Placement Agent

         In February 2005, the Company's Agreement with its unaffiliated registered broker-dealer was terminated in conjunction with the termination of the Standby Equity Distribution Agreement. The Placement Agent Agreement was co-terminus with the Standby Equity Distribution Agreement.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)

NOTE 16 - INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 7% state.

         As of March 31, 2005, the Company had deferred tax assets of approximately $1,780,000 resulting from temporary differences and net operating loss carry-forwards of approximately $4,608,000, which are available to offset future taxable income, if any, through 2025. As utilization of the net operating loss carry-forwards and temporary difference is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

         The tax effects of temporary differences, loss carry-forwards and the valuation allowance that give rise to deferred income tax assets at March 31, 2005 are as follows:

               Temporary differences:

                     Fair value of warrants and options            $   74,000
                     Net operating losses                           1,780,000
                     Less valuation allowance                      (1,854,000)
                                                               ---------------
                       Deferred tax assets                         $        -
                                                               ===============

               The reconciliation of the effective
               income tax rate to the federal
               statutory rate for the periods ended
               March 31, 2005 and 2004 are as follows:
                     Federal income tax rate                            39.0%
                     Change in valuation allowance
                      on net operating
                      loss carry-forwards                              39.0)%
                                                               ---------------
                     Effective income tax rate                          0.0 %
                                                               ===============

NOTE 17 - RELATED PARTY TRANSACTIONS

         Agreements

         In September 2003, the Company entered into a consulting agreement with the spouse of the Company's Chief Technology Officer ("CTO"). The consulting agreement calls for payments every two weeks in the amount of $1,500 in consideration of services to be rendered to the Company. Effective February 2005, the terms of the agreement were amended where the payments were increased to $5,000 a month in consideration of services to the Company. The term of the agreement is predicated upon a determination by the Company as to when certain product lines are completed. For the three months ended March 31, 2005 and 2004, $13,000 and $9,000, respectively, were recorded as consulting expense related to this agreement and are included in selling, general and administrative expenses on the statement of operations. At March 31, 2005, the Company has a balance due to this related party of $10,000.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)

NOTE 18 - STOCK OPTIONS

         2004 Equity Incentive Plan

         The shareholders approved the 2004 Equity Incentive Plan ("Incentive Plan") in September 2004. The Incentive Plan is effective April 1, 2003. Officers, key employees and non-employees, who in the judgment of the Company render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provides 5,000,000 shares of common stock to be offered from either authorized and unissued shares or issued shares, which have been reacquired by the Company. All options vest equally over a three year period beginning one-year from the grant.

         As  of  March  31,  2005,  an  aggregate  of  1,655,000   options  were
         outstanding under the Incentive Plan. The exercise price for all these options is $1.00.

         Non-Incentive Plan Stock Option Grants

         As of March 31, 2005, the Company had outstanding an aggregate of 7,600,000 and no options outside of the Incentive Plan. The exercise price for all these options is $0.36.

         The table below summaries the Company's stock option activity for the three months ended March 31, 2005:

                                                                                               Non-Plan
                                                      Incentive        Non-Qualified        Non-Qualified
                                                       Options            Options              Options             Total
                                                      -----------    ------------------    -----------------    -------------
              Outstanding at December 31, 2004                 -             1,605,000            7,600,000        9,205,000
                    Granted                                    -                50,000                    -           50,000

                    Exercised                                  -                     -                    -                -

                    Forfeited                                  -                     -                    -                -
                                                      -----------    ------------------    -----------------    -------------
              Outstanding at March 31, 2005                    -             1,655,000            7,600,000        9,255,000
                                                      ===========    ==================    =================    =============

              Vesting for the year ended:

                    December 31, 2005                          -               534,305            2,897,143        3,431,448
                                                      -----------    ------------------    -----------------    -------------
                    December 31, 2006                          -               248,611            1,931,429        2,180,040
                                                      -----------    ------------------    -----------------    -------------
                    December 31, 2007                          -                50,694                    -           50,694
                                                      -----------    ------------------    -----------------    -------------

         As of March 31, 2005, there were outstanding an aggregate of 4,449,464 of exercisable plan and non-plan options with exercise prices ranging from $0.36 to $1.00.

         The weighted average fair value of options granted during the three months ended March 31, 2005 amounted to $0.72.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 18 - STOCK OPTIONS - (cont'd)

         Non-Incentive Plan Stock Option Grants - (cont'd)

         For the three months ended March 31, 2005 and 2004, the Company recorded $954,174 and $0, respectively, of royalties (as more fully described in Note 7), and no compensation expense, in connection with granting of options.

NOTE 19 - SUBSEQUENT EVENTS

         Securities Purchase Agreement

         On April 27, 2005, the Company entered into a Securities Purchase Agreement with Highgate House Funds, Ltd. pursuant to which the Company is to receive $750,000 in exchange for a $750,000 7% secured convertible debentures (the "Note") that matures in 2 years, and the issuance of 150,000 shares of the Company's common stock. The Securities Purchase Agreement provides for the execution of funding under two secured convertible debentures. The first debenture funding will transpire upon the signing of the aforementioned Securities Purchase Agreement and the second debenture and funding will transpire upon the filing of the Form SB-2. With the SEC, we issued the aforementioned securities to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4 (2) of the Act. In addition, the Company has agreed to reserve for issuance an aggregate of 2,000,000 shares of the Company's common stock, which may be adjusted from time to time as agreed upon by the parties, to be issued to the debenture holder upon conversion of accrued interest and liquidated damages into common stock and additional shares of common stock required to be issued to the debenture holder in accordance with the Securities Purchase Agreement. The 2,000,000 shares are not being registered in the Form SB-2. Additionally, in accordance with the Securities Purchase Agreement, the Company is required to maintain in escrow five times the number of shares of common stock that would be needed to satisfy the full conversion of all such Convertible Debentures outstanding (currently 6,510,000 shares in reserve) and to issue additional shares as needed if the number of shares in escrow becomes less than that required. Further, following a notice of conversion, the investors may sell escrowed shares in the registered distribution before they are actually delivered, but, the investors will not engage in short sales.

         The aforementioned debentures bear simple interest at a rate of 7% per annum and expire 2 years after the date of issuance. The debentures are convertible into shares of our common stock at a conversion price equal to the lesser of (i) 120% of the average closing bid price for the 5 trading days immediately preceding the closing date; or (ii) 80% of the lowest closing bid price for the 5 trading days immediately preceding the date of conversion. In addition, the Company has the right to redeem the debentures, at any time prior to its maturity, upon 3 business day's prior written notice to the holder. The redemption price is equal to 120% of the face amount redeemed plus accrued interest. In the event that the Company redeems the debentures within 180 days after the date of issuance, the redemption price shall be 110% of the face amount redeemed plus accrued interest. If the form SB-2 registration is not effective within 120 days from the filing date, the Company defaults and thereby is required to pay 2% of the remaining

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)




NOTE 19 - SUBSEQUENT EVENTS- (cont'd)

         Securities Purchase Agreement - (cont'd)

         debenture and accrued interest monthly as a fee in cash or common stock at the sole discretion of the Company until which time the registration is declared effective by the SEC.

         The Security Agreement contains certain negative covenants that will remain in effect until the repayment obligations pursuant to the convertible debenture have been satisfied. In accordance with the agreement, the Company may not, without Highgate's written consent, directly or indirectly permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance in or against any part of the pledged property, assign, pledge or in any way transfer or encumber Highgate's right to receive any income or other distribution from any part of the pledged property, enter into any sale-leaseback financing respecting any part of the pledged property, materially change our ownership, executive staff or management, including the CEO and CFO; declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or make any distribution of any kind in respect thereof, or make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan, without the prior written consent of Highgate. In addition, The Company may not guarantee or be liable in any manner, whether directly or indirectly, or become contingently liable after the date of the Security Agreement in connection with the indebtedness of any person, except for (i) the indebtedness currently secured by the liens identified on the pledged property and (ii) the endorsement of negotiable instruments payable to us for deposit or collection in the ordinary course of business. Further, the Company may not: make any loan, advance or extension of credit to any person other than in the normal course of our business, and create, incur, or assume any additional indebtedness of any description whatsoever in an aggregate amount in excess of $25,000 (excluding trade accounts payable and accrued expenses incurred in the ordinary course of business. The Company has paid to Yorkville Advisors Management, LLC $75,000 for structuring fees and expenses and $5,000 for commitment fees related to this Securities Purchase Agreement.

         Amendment to Cornell Debentures

         On April 27, 2005, the Company entered into an amended and restated 8% secured convertible debenture with Cornell in the amount of $1,024,876, which terminated the two $500,000 debentures entered into with Cornell in December 2004 and January 2005. The new debenture entitles Cornell, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, convertible into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. If not converted at Cornell's option, the entire principal amount and all accrued interest shall be due to the Cornell on the third year anniversary of the debenture. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture. The redemption shall be 110% of the amount redeemed plus accrued interest remaining for the first six months of the executed debenture and after that time the redemption is 120% of the amount redeemed plus accrued interest remaining. The Company defaults if the current Form SB-2 registration is not declared effective by the SEC within 120 days of the new filing in April 2005, at which time a 2% monthly fee is applied, to the remaining debenture plus accrued interest to be paid until which time the registration is effective.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 and 2004
                                   (UNAUDITED)


NOTE 19 - SUBSEQUENT EVENTS- (cont'd)

         Registration Statement

         On April 15, 2005, the Company withdrew the Form SB-2 filing. On May 11, 2005, the Company re-filed the Form SB-2 Registration Statement with the SEC.

         Finder's Agreement

         In May 2005, the Company entered into a consulting finder's agreement with an investment advisory firm, whereas the services to be provided by the advisory firm involve the introduction of potential investors to the Company. No fee is due to the advisory firm unless a financial arrangement between the investor and the Company is consummated. If an arrangement is accepted and concluded with the Company and an introduced investor, then the advisory firm is entitled to a fee equal to ten percent of the investment. This fee may be in the form of cash, equity or a combination of both. The term of the agreement is for one year, is non exclusive and may be cancelled by either party upon 30 days written notice.

Prospectus
STRIKEFORCE TECHNOLOGIES, INC.



 27,985,814 Shares of Common Stock

--------------------------------------------------------------------------------


     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in our affairs of the Company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.




    July  20, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

     Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the NJBCL. Our by-laws provide that we shall indemnify our authorized representatives to the fullest extent permitted by the NJBCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

     No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

SEC registration fee                                                             $  2,371.93
Financial printer fees to EDGARize and print registration statement                     $450*
Transfer Agent Fees, including Printing and Engraving Stock Certificates              $1,000*
Legal fees and expenses                                                              $55,000*
Accounting fees and expenses                                                         $60,000*
Miscellaneous                                                                        $10,000*
                                                                         --------------------
 Total                                                                           $128,821.93*
                                                                         --------------------
* estimated

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

     We have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act of 1933, during the three year period ending on the date of filing of this registration statement. No underwriting discounts or commissions were payable with respect to any of the following transactions. The offer and sale of the following securities was exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

     Since we were formed on August 24, 2001, we issued the following securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D, promulgated pursuant to the Securities Act.

     We were incorporated in August 2001 with one hundred shares authorized common stock at no par value. Stock certificates were subscribed for, but the shares were never issued. Stock certificates were subsequently issued to the founders in December 2002.

     In August 2002, we resolved to increase the authorized common shares to one million shares, with no par value.

     In December 2002, we resolved to increase the authorized common shares to twenty million shares and change the par value to $.0005. Also, in December 2002, we agreed to pay 4,591,655 shares of common stock to certain of our officers of as compensation for the year ended December 31, 2002, the common shares were valued at $2,235 and recorded as compensation in the year ended December 31, 2002. Due to the limit in authorized common stock at the time, 400,000 shares were issued in December 2002 as compensation for certain officers, the common shares were valued at $200. The remaining 4,191,655 shares were included in accrued expenses of $2,035 at December 31, 2002 and were issued in March, 2003, when we were granted approval by the State of New Jersey to increase the authorized shares from one million to twenty million shares. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2002, in accordance with the negotiations of the purchase of the NetLabs.com, Inc. (the "Sellers") intellectual property, we informally agreed to a payment of 7,516,998 shares of our common stock, concurrently with the agreement, we issued 600,000 shares of our common stock to the Sellers. The common shares were valued at $300. The remaining 6,916,998 common shares due in accordance with the agreement were issued in March, 2003, after approval by the State of New Jersey to increase our authorized shares from one million to twenty million shares and were valued at $3,458. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2003, we agreed to issue an additional 1,140,000 shares of common stock to the Sellers as consideration for the remainder of the intellectual property received from the Sellers in December of 2002. The common shares were valued at $570. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2003, we issued options to purchase 1,000,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 1, 2014. The shares vest in increments of one-third each on June 1, 2004, June 1, 2005 and June 1, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2003, our current Chief Executive Officer, Mark L. Kay, purchased 300,000 shares of our common stock at $1.00 per share for a total of $300,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2003, we issued options to purchase 500,000 shares of our common stock to Constantine Pavlides, our former Chief Financial Officer, which vest one-third each year on his anniversary. These options are exercisable at $1.00 per share and expire on June 1, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The employment agreement was terminated on March 5, 2004. In further consideration for Pavlides' execution of this Agreement and agreement to be bound by its terms, including but not limited to the full and complete Release of any and all claims or potential claims, we hereby granted Mr. Pavlides options to purchase Fifty Thousand (50,000) shares of our common stock on a fully converted and fully diluted basis at a price of $1.00 per share with a term of ten (10) years from his hire date. Based on the terms of Mr. Pavlides employment agreement, the 500,000 options to purchase our common stock were not vested, therefore no longer outstanding.


     In June 2003, we issued options to purchase 130,000 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 16, 2013. The shares vest in increments of one-third each on June 16, 2004, June 16, 2005 and June 16, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2003, we issued options to purchase 100,000 shares of our common stock to Vinod Thadimari, our current Software Development Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 18, 2013. The shares vest in increments of one-third each on June 18, 2004, June 18, 2005 and June 18, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2003, we issued options to purchase 100,000 shares of our common stock to Dawn Rodriguez, our current Office Manager, pursuant to her employment agreement. These options are exercisable at $1.00 per share and expire on June 13, 2013. The shares vest in increments of one-third each on June 13, 2004, June 13, 2005 and June 13, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In July 2003, we issued 1,333 shares of common stock to David Mitchell at $0.75 per share for a total of $1,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2003, we issued 79,267 shares of common stock to seven individual investors at $0.75 per share for a total of $59,450. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on August 20, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In September 2003, we issued 50,000 shares of common stock to Barry Wolfman at $1.00 per share and 5,000 shares of common stock to Mark Museck at $1.00 per share for a total of $55,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In September 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on September 5, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In October 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on October 7, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In October 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on October 28, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In November 2003, we issued warrants to purchase 5,000 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on November 10, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2003, we issued warrants to purchase 4,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 8, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2003, we issued warrants to purchase 2,000 shares of our common stock to Constantine Pavlides, our former Chief Financial Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 17, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2004, we issued warrants to purchase 1,500 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 5, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2004, we issued warrants to purchase 6,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 13, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2004, we issued options to purchase 50,000 shares of our common stock to Suresh K. Varaghur, our current Software Development Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on January 15, 2014. The shares vest in increments of one-third each on January 15, 2005, January 15, 2006 and January 15, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2004, we issued 27,778 shares of common stock to Ms. Maria Rodriguez at $0.72 per share for a total of $20,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2004, we issued warrants to purchase 6,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on February 21, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2004, we issued 560,000 shares of our common stock to Altavilla Family Trust, 120,000 shares of our common stock to Alan C. Shoaf and 120,000 shares of our common stock to Marlin G. Molinaro in consideration for investment advisory services rendered pursuant to the Independent Consulting Agreement with Summit Financial Partners, LLC dated May 1, 2004. These shares were valued at $0.72 per share for a total of $576,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2004, we issued 300,000 shares of our common stock and 50,000 shares of our common stock to M Power, LLC in consideration for investment advisory services rendered pursuant to their Consulting Agreement dated June 24, 2004. These shares were valued at $0.72 per share for a total of $252,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2004, we issued 208,330 shares of common stock to OBX Capital Group in consideration for advisory services at a price of $0.72 per share for a total of $150,000. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

     In May 2004, we issued 48,612 shares of common stock to Mr. Richard McDonald at $0.72 per share for a total of $ $35,000. This issuance was exempt from registration requirements pursuant to Regulation D. Additionally, we issued 191,167 shares of common stock to three individual investors at $0.72 per share for a total of $137,640 and 83,334 shares to OBX Capital Group at $0.72 per share for a total of $60,000. These issuances were exempt from registration requirements pursuant to Regulation D.

     In May 2004, we issued options to purchase 50,000 shares of our common stock to Joe Park, our former Product Development Consultant, per his consultant agreement. These options are exercisable at $1.00 per share and expire on May 4, 2014. The shares vest in increments of one-third each on May 4, 2005, May 4, 2006 and May 4, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The consultant agreement was terminated on November 19, 2004. Said options were subsequently returned to us.

     In May 2004, we issued 25,000 shares of our common stock to General Teddy Allen in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 57,163 shares of common stock to Mr. Lawrence and Bonnie Anlauf at $0.72 per share for a total of $41,157. This issuance was exempt from registration requirements pursuant to Regulation D.

     In June 2004, we issued 277,778 shares of common stock to OBX Capital Group an investment advisory group at $0.72 per share for a total of $200,000. This issuance was exempt from registration requirements pursuant to Regulation D.

     In June 2004, we issued 25,000 shares of our common stock to Sondra Schneider in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 25,000 shares of our common stock to Howard Medow in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Regulation S.

     In June 2004, we issued 25,000 shares of our common stock to Bill Demopolis in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 25,000 shares of our common stock to Frederick Ilardi in consideration for serving on our Advisory Board. These shares were valued at $0.72 per share for a total of $18,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued options to purchase 100,000 shares of our common stock to Jordan Byk, our current Channel Sales Director, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 21, 2014. The shares vest in increments of one-third each on June 21, 2005, June 21, 2006 and June 21, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 10,000 shares of our common stock to Gary Kotowsky for consulting services performed on our behalf valued at $0.72 per share for a total of $7,200. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 50,000 shares of our common stock to Shelly Cohen for consulting services performed on our behalf valued at $0.72 per share for a total of $36,000. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In July 2004, we issued 13,889 Shares of common stock to Sudhaker Bhagavathula in lieu of compensation for recruiting services valued $0.72 per share against consulting expense of $10,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In July 2004, we issued 41,667 shares of common stock to Mr. Alan C. Shoaf at $0.72 per share for a total of $30,000. This issuance was exempt from registration requirements pursuant to Regulation D.

     In August 2004, we issued 225,155 shares of common stock to twelve individual investors at $0.72 per share for a total of $162,112. This issuance was exempt from registration requirements pursuant to Regulation D.

     In August 2004, we issued options to purchase 25,000 shares of our common stock to George Stout, Jr., our current Controller, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on August 10, 2014. The shares vest in increments of one-third each on August 10, 2005, August 10, 2006 and August 10, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2004, we issued options to purchase 150,000 shares of our common stock to David Morris, our former Vice President of Sales, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on August 13, 2014. The shares vest in increments of one-third each on August 13, 2005, August 13, 2006 and August 13, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The employment agreement was terminated on December 28, 2004, therefore the 150,000 options to purchase shares of our common stock were not vested, therefore no longer outstanding.

     In September 2004, we issued 268,491 shares of common stock to thirteen individual investors at $.72 per share for a total of $193,316. This issuance was exempt from registration requirements pursuant to Regulation D.

     In September 2004, we issued warrants to purchase 3,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on September 9, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In October 2004, we issued 106,722 shares of common stock to five individual investors at $0.72 per share for a total of $76,840. This issuance was exempt from registration requirements pursuant to Regulation D.

     In November  2004,  we issued 41,667 shares of common stock to our CEO Mark
L. Kay at $0.72 per share for a total of $30,000. This issuance was exempt from registration requirements pursuant to Regulation D.

     In November 2004, we issued 13,889 shares of common stock to Dr. John Pepe at $0.72 per share for a total of $10,000. This issuance was exempt from registration requirements pursuant to Regulation D.

     In December 2004, we issued 108,332 shares of stock to five individual investors at $0.72 per share for a total of $77,998. This issuance was exempt from registration requirements pursuant to Regulation D.

     In December 2004, we issued 416,665 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, as repayment of a convertible loan of $300,000 granted between August 20, 2003 and January 15, 2004. These shares were valued at $0.72 per share. This issuance was exempt from registration requirements pursuant to Regulation D.

     In December 2004, we issued 10,417 shares of our common stock to Michael Brenner, our current Technical Services Director, as a partial repayment of $7,500 of a convertible loan of $15,000 granted on January 5, 2004. These shares were valued at $0.72 per share. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2004, we issued options to purchase 50,000 shares of our common stock to David Martinez, our Director of West Coast Sales, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on December 20, 2014. The shares vest in increments of one-third each on December 20, 2005, December 20, 2006 and December 20, 2007. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2004, we issued 540,000 shares of our common stock to Cornell Capital Partners, LP, a selling shareholder, valued at $0.72 a share, as a commitment fee for entering into an equity line (Standby Equity Distribution Agreement-SEDA) which was subsequently terminated and the shares have been cancelled. The issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

     In December 2004, we and NetLabs.com, Inc. agreed to terminate the royalty portion of the Asset Purchase Agreement which we previously entered into with NetLabs under which we agreed to issue NetLabs options to purchase 7,600,000 shares of our common stock at an exercise price of $0.36. One-third of such options shall vest each year on September 11, 2004, September 11, 2005 and September 11, 2006. The options expire on August 31, 2013. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2005, we issued options to purchase 25,000 shares of our common stock to Rishikesh Pande, our Software Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on January 11, 2015. The shares vest in increments of one-third each on January 11, 2006, January 11, 2007 and January 11, 2008. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2005, we issued 95,209 shares of common stock to eleven individual investors at a price of $0.72 per share for a total of $68,550. This issuance was exempt from registration requirements pursuant to Regulation D.


     In February 2005, we issued 33,333 shares of common stock to Ingensa Partners in lieu of compensation for financial advisory services rendered. These shares were issued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2005, we issued options to purchase 25,000 shares of our common stock to Mateus Boyington, our Software Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on February 8, 2015. The shares vest in increments of one-third each on February 8, 2006, February 8, 2007 and February 8, 2008. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.


     In March 2005, we cancelled 500 shares of common stock issued in November 2004 to a consultant. The consultant did not provide the service, therefore negating the reciprocity of consideration. We recorded the cancellation of this stock transaction in the year ended December 31, 2004.

     In April 2005, in accordance with an executed Security Purchase Agreement between us and Highgate House Funds, Ltd. we issued 150,000 shares of our common stock to Highgate House Funds Ltd. valued at par $0.0001 per share pursuant to the terms of the Securities Purchase Agreement.

Item 27. EXHIBITS

EXHIBIT    DESCRIPTION

3.1 Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc. (1)

3.2       By-laws of StrikeForce Technologies, Inc. (1)

5.1       Opinion of Sichenzia Ross Friedman Ference LLP. (3)

10.1      2004 Stock Option Plan. (1)

10.2 Securities Purchase Agreement dated December 20, 2004, by and among StrikeForce Technologies, Inc. and Cornell Capital Partners, LP. (1)

10.3      Secured Convertible Debenture with Cornell Capital Partners, LP. (1)

10.4 Investor Registration Rights Agreement dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement. (2)

10.5 Escrow Agreement, dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement. (2)

10.6 Security Agreement dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement. (1)

10.7 Secured Convertible Debenture with Cornell Capital Partners, LP dated January 18, 2005. (1)

10.8      Asset Purchase agreement With NetLabs.com, Inc. and Amendments. (1)

10.9      Employment  Agreement   dated  as  of  May  20,  2003,  by and between
          StrikeForce Technologies, Inc. and Mark L. Kay. (1)

10.10     Amended and  Restated  Secured   Convertible  Debenture  with  Cornell
          Capital Partners, LP dated April 27, 2005. (1)

10.11 Amendment and Consent dated as of April 27, 2005, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP. (1)

10.12 Securities Purchase Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc. and Highgate House Funds, Ltd.
          (1)

10.13 Investor Registration Rights Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc. and Highgate House Funds, Ltd. (2)

10.14 Secured Convertible Debenture with Highgate House Funds, Ltd. dated April 27, 2005. (2)

10.15 Escrow Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc., Highgate House Funds, Ltd. and Gottbetter & Partners, LLP. (1)

10.16 Escrow Shares Escrow Agreement dated as of April 27, 2005 by and between StrikeForce Technologies, Inc., Highgate House Funds, Ltd. and Gottbetter & Partners, LLP. (1)

10.17     Security   Agreement  dated   as of  April 27,  2005  by  and  between
          StrikeForce Technologies, Inc. and Highgate House Funds, Ltd. (1)

10.18 Network Service Agreement with Panasonic Management Information Technology Service Company dated August 1, 2003 (and amendment). (1)

10.19     Client Non-Disclosure Agreement. (1)

10.20     Employee Non-Disclosure Agreement. (1)

10.21 Secured Convertible Debenture with Highgate House Funds, Ltd. dated May 6, 2005. (2)

10.22 Termination Agreement with Cornell Capital Partners, LP dated February 19, 2005. (1)

23.1      Consent of Massella & Associates, CPA, PLLC. (3)

23.2      Consent of Sichenzia Ross  Friedman  Ference LPLP (included in Exhibit
          5.1).

(1) Filed as an exhibit to the Registrant's Form SB-2 dated as of May 11, 2005 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 dated as of June 27, 2005 and incorporated herein by reference.

(3)  Filed herewith.

Item 28. UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     i.   Include any prospectus  required by Section 10(a)(3) of the Securities
          Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on the 24th day of July 20, 2005.

StrikeForce Technologies, Inc

                                /s/ Mark L. Kay
                                    ------------------
                                By: Mark L. Kay, Chief Executive Officer

                                /s/ Mark Joseph Corrao
                                    -------------------
                                    Mark Joseph Corrao, Chief Financial Officer
                                    and Principal Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement:


StrikeForce Technologies, Inc


 Signatures                         Title                       Date



/S/ Mark L. Kay
-------------------------
Mark L. Kay                     Chief Executive Officer      July 20, 2005

/S/ Mark Corrao
-------------------------
Mark Corrao                     Chief Financial Officer      July 20, 2005

/S/ Ramarao Pemmaraju
-------------------------
Ramarao Pemmaraju               Chief Technical Officer      July 20, 2005

/S/ Robert Denn
-------------------------
Robert Denn                     Chairman of the              July 20, 2005
                                Board of Directors,
                                President
/S/ George Waller
-------------------------
George Waller                   Executive Vice President     July 20, 2005
                                and Head of Marketing